As filed with the Securities and Exchange Commission on June 20, 2018

Registration Statement No. 333-221683

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT under the SECURITIES ACT OF 1933

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-4118216 (I.R.S. Employer Identification No.)

301 N. Canon Drive, Suite 305
Beverly Hills, CA 90210
(310) 273-4222

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Andy Heyward
Chief Executive Officer
Genius Brands International, Inc.
301 N. Canon Drive, Suite 305
Beverly Hills, CA 90210
(310) 273-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq.

Jeffrey P. Schultz, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.

Chrysler Center, 666 Third Avenue

New York, NY 10017

Tel: (212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On January 30, 2018, the Securities and Exchange Commission (the “SEC”) declared effective a Registration Statement on Form S-1 (File No. 333-221683) (the “Initial Registration Statement”) filed by Genius Brands International, Inc. (the “Company”), pursuant to which the Company registered for resale by certain selling stockholders 1,647,691 shares of the common stock of the Company issuable upon the exercise of warrants.

The Company is filing this Post-Effective Amendment No. 1 to the Initial Registration Statement (this “Post-Effective Amendment”) to update the financial information and other disclosures in the Initial Registration Statement to, among other things, include its audited financial statements for the fiscal year ended December 31, 2017 and certain information regarding the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2017, as well as its Quarterly Report on Form 10-Q for the three months ended March 31, 2018 and various current reports on Form 8-K that have been filed with the SEC since the filing of the Initial Registration Statement.

All applicable registration fees payable in connection with the continued registration of the shares of common stock registered pursuant to this Post-Effective Amendment were previously paid at the time the Initial Registration Statement was filed. This Post-Effective Amendment is being filed in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2018

PRELIMINARY PROSPECTUS

GENIUS BRANDS INTERNATIONAL, INC.

1,647,691 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 1,647,691 shares of our common stock issuable upon exercise of certain outstanding warrants.

These shares will be resold from time to time by the entities listed in the section titled “Selling Security Holders” beginning on page 44, which we refer to as the selling security holders or Selling Stockholders. The shares of common stock offered under this prospectus by the selling security holders are issuable upon exercise of warrants issued pursuant to the Securities Purchase Agreement by and among Genius Brands International, Inc. and the selling security holders, dated as of October 3, 2017 (the “Purchase Agreement”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the selling security holders.

The selling security holders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling security holder may sell its shares of common stock in the section titled “Plan of Distribution” on page 48. We will pay the expenses incurred in registering the securities covered by the prospectus, including legal and accounting fees.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “GNUS”. On June 18, 2018, the last reported sale price of our common stock was $3.13 per share.

_______________________

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4.

_______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus is ________________, 2018

You should read this prospectus and any applicable prospectus supplement before making an investment in the securities of Genius Brands International, Inc. See “Where You Can Find More Information” for more information. You should rely only on the information contained in this prospectus or a prospectus supplement. The Company has not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any prospectus supplement, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Unless otherwise noted in this prospectus, “Genius Brands,” “Genius,” “the Company,” “we,” “us,” “our” and similar terms refer to Genius Brands International, Inc.

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. It may not contain all the information important to making an investment decision. You should read the following summary together with the more detailed information regarding our Company and the securities being sold in this offering, including “Risk Factors” and other information incorporated by reference herein.

Business Overview

Genius Brands International, Inc. (“we”, “us”, “our”, or the “Company”) is a global content and brand management company that creates and licenses multimedia content. Led by industry veterans, we distribute our content in all formats as well as a broad range of consumer products based on its characters. In the children's media sector, our portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment including the award-winning Baby Genius; new preschool property Rainbow Rangers, debuting November 5, 2018 on Nickelodeon: preschool property Llama Llama that debuted on Netflix in December 2017 and has already been picked up by Netflix for a second season; tween music-driven brand SpacePop; adventure comedy Thomas Edison's Secret Lab® available on public broadcast stations and our Genius Brands Network on Comcast's Xfinity on Demand, Roku, AppleTV, Amazon Fire, YouTube and Amazon Prime; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. We also have a partnership with Stan Lee’s Pow! Entertainment for which we manage creation, production, licensing and management of original Stan Lee superhero programs.

In addition, we act as licensing agent for Llama Llama, leveraging our existing licensing infrastructure to expand this brand into new product categories, new retailers, and new territories

We were incorporated in California on January 3, 2006 and reincorporated in Nevada in October 2011. We commenced operations in January 2006, assuming all of the rights and obligations of our then Chief Executive Officer, under an Asset Purchase Agreement between us and Genius Products, Inc., in which we obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, we (i) changed our domicile to Nevada from California, and (ii) changed our name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, we changed our trading symbol from “PENT” to “GNUS.”

On November 15, 2013, we entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and the sole member of A Squared (the “Parent Member”), and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became our wholly-owned subsidiary. As a result of the Merger, we acquired the business and operations of A Squared.

Our principal executive offices are located at 301 North Canon Drive, Suite 305, Beverly Hills, California 90210. Our telephone number is 310-273-4222. We maintain an Internet website at www.gnusbrands.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Summary of Risk Factors

Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision. As of March 31, 2018, we had an accumulated deficit of $42,641,849. Additional risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary. These risks include, but are not limited to, the following:

•	We have a history of net losses and our future profitability is uncertain.

•	We may be required to raise additional funds to finance our operations; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

•	If we lose key personnel or are unable to attract and retain necessary talent, we may be unable to continue to grow and develop our business profitably.

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•	Third parties may claim that we infringe their intellectual property, and we could suffer significant litigation or licensing expense as a result.

•	Raising additional funds may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

•	Trading volume in our stock is low and an active trading market for our common stock may not be available on a consistent basis to provide stockholders with adequate liquidity. Our stock price may be extremely volatile, and our stockholders could lose a significant part of their investment.

•	Concentration of ownership among our existing officers, directors and principal stockholders may prevent other stockholders from influencing significant corporate decisions and depress our stock price.

Offering of Common Stock and Concurrent Private Placement of Warrants

On October 3, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors named therein (the “Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering directly to the Investors (the “Registered Offering”), an aggregate of 1,647,691 shares (the “Shares”) of common stock, at an offering price of $3.90 per share for gross proceeds of approximately $6,425,995, before deducting the placement agent fee and related offering expenses.

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), we agreed to issue to the Investors who participated in the Registered Offering warrants (the “Warrants”) exercisable for one share of common stock for each Share purchased in the Registered Offering for an aggregate of 1,647,691 shares of Common Stock at an exercise price of $3.90 per share. Each Warrant was immediately exercisable on the date of its issuance and expire five years from that date. The Warrants and the shares of our common stock issuable upon the exercise of the Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to a registration statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. Shares of common stock underlying the Warrants are being registered for resale by the selling security holders pursuant to the Registration Statement of which this prospectus forms a part. We closed such Offerings on October 5, 2017.

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THE OFFERING

Securities offered by the selling security holders	1,647,691

Common Stock to be outstanding after this offering, assuming exercise of all Warrants issued pursuant to the Purchase Agreement	10,164,660

Terms of the offering	The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Use of proceeds	We may receive up to approximately $6,425,995 in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

Trading Market	Our common stock is quoted on the Nasdaq Capital Market under the symbol “GNUS.”

The number of shares of common stock that will be outstanding after this offering is based on 8,516,969 shares outstanding as of June 8, 2018 and excludes:

•	1,140,000 shares of Common Stock issuable upon conversion of 3,420 shares of Series A Convertible Preferred Stock at a conversion price of $3.00;
•	1,236,390 shares of Common Stock issuable upon exercise of outstanding stock options to purchase our Common Stock at a weighted average exercise price of $8.14 per share;
•	430,277 shares of Common Stock reserved for future issuance under our 2015 Incentive Plan and 2015 Amended Incentive Plan; and
•	4,099,389 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.77.

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RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including our financial statements and related notes thereto, before deciding to invest in our common stock. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the Securities and Exchange Commission.

RISKS RELATING TO OUR BUSINESS

We have incurred net losses since inception.

We have a history of operating losses and incurred net losses in each fiscal quarter since our inception. For the three months ended March 31, 2018, we generated net revenues of $93,213 and incurred a net loss of $1,263,464, while for the three months ended March 31, 2017, we generated net revenue of $198,091 and incurred a net loss of $1,316234. These losses, among other things, have had an adverse effect on our results of operations, financial condition, stockholders’ equity, net current assets and working capital.

We will need to generate additional revenue and/or reduce costs to achieve profitability. We are beginning to generate revenues derived from our existing properties, properties in production, and new brands being introduced into the marketplace. However, the ability to sustain these revenues and generate significant additional revenues or achieve profitability will depend upon numerous factors some of which are outside of our control.

We will need additional financing to continue our operations. If we are unable to obtain additional financing on acceptable terms, we will need to curtail or cease our development plans and operations.

As of March 31, 2018, we had approximately $6,223,310 of available cash, cash equivalents, and restricted cash. Additional funds may be required to fund operations which could be raised through the issuance of equity securities and/or debt financing. There is no assurance that any type of financing on terms acceptable to us will be available or will otherwise occur. Debt financing must be repaid regardless of whether we generate revenues or cash flows from operations and may be secured by substantially all of our assets. Any equity financing or debt financing that requires the issuance of warrants or other equity securities to the lender would cause the percentage ownership by our current stockholders to be diluted, which dilution may be substantial. Also, any additional equity securities issued may have rights, preferences or privileges senior to those of existing stockholders. Any equity financing at a price below the then current conversion price of our Series A Convertible Preferred Stock will result in an adjustment to the conversion ratio, applicable to such securities, resulting in the issuance of additional shares of our common stock upon the conversion of our Series A Convertible Preferred Stock, which would further dilute our other stockholders.

If we are not able to obtain sufficient capital, we may then be forced to limit the scope of our operations.

We expect that as our business continues to evolve we will need additional working capital. If adequate additional debt and/or equity financing is not available on reasonable terms or at all, we may not be able to continue to expand our business, and we will have to modify our business plans accordingly. These factors could have a material adverse effect on our future operating results and our financial condition.

If we reach a point where we are unable to raise needed additional funds to continue as a going concern, we could be forced to cease our activities and dissolve our company. In such an event, we will need to satisfy various creditors and other claimants, severance, lease termination and other dissolution-related obligations.

Our revenues and results of operations may fluctuate from period to period.

Cash flow and projections for any entertainment company producing original content can be expected to fluctuate until the animated content and ancillary consumer products are in the market and could fluctuate thereafter even when the content and products are in the marketplace. There is significant lead time in developing and producing animated content before that content is in the marketplace. Unanticipated delays in entertainment production can delay the release of the content into the marketplace. Structured retail windows that dictate when new products can be introduced at retail are also out of our control. While we believe that we have mitigated this in part by creating a slate of properties at various stages of development or production as well as representing certain established brands which contribute immediately to cash flow, any delays in the production and release of our content and products or any changes in the preferences of our customers could result in lower than anticipated cash flows.

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As with our cash flows, our revenues and results of operations depend significantly upon the appeal of our content to our customers, the timing of releases of our products and the commercial success of our products, none of which can be predicted with certainty. Accordingly, our revenues and results of operations may fluctuate from period to period. The results of one period may not be indicative of the results of any future period. Any quarterly fluctuations that we report in the future may not match the expectations of market analysts and investors. This could cause the price of our common stock to fluctuate.

Production cost will be amortized according to the individual film forecasting methodology. If estimated remaining revenue is not sufficient to recover the unamortized production costs, the unamortized production costs will be written down to fair value. In any given quarter, if we lower our previous forecast with respect to total anticipated revenue, we would be required to adjust amortization of related production costs. These adjustments would adversely impact our business, operating results and financial condition.

Changes in the United States, global or regional economic conditions could adversely affect the profitability of our business.

A decrease in economic activity in the United States or in other regions of the world in which we do business could adversely affect demand for our products, thus reducing our revenue and earnings. A decline in economic conditions could reduce demand for and sales of our products. In addition, an increase in price levels generally, or in price levels in a particular sector, could result in a shift in consumer demand away from the animated content and consumer products we offer, which could also decrease our revenues, increase our costs, or both.

Inaccurately anticipating changes and trends in popular culture, media and movies, fashion, or technology can negatively affect our sales.

While trends in the toddler to tween sector change quickly, we respond to trends and developments by modifying, refreshing, extending, and expanding our product offerings on an on-going basis. However, we operate in extremely competitive industries where the ultimate appeal and popularity of content and products targeted to this sector can be difficult to predict. We believe our focus on “content with a purpose” serves an underrepresented area of the toddler to tween market; however, if the interest of our audience trends away from our current properties toward other offerings based on current media, movies, animated content or characters, and if we fail to accurately anticipate trends in popular culture, movies, media, fashion, or technology, our products may not be accepted by children, parents, or families and our revenues, profitability, and results of operations may be adversely affected.

We face competition from a variety of retailers that sell similar merchandise and have better resources than we do.

The industries in which we operate are competitive, and our results of operations are sensitive to, and may be adversely affected by, competitive pricing, promotional pressures, additional competitor offerings and other factors, many of which are beyond our control. Indirectly through our licensing arrangements, we compete for retailers as well as other outlets for the sale and promotion of our licensed merchandise. Our primary competition comes from competitors such as The Walt Disney Company, Nickelodeon Studios, and the Cartoon Network.

We have sought a competitive advantage by providing “content with a purpose” which are both entertaining and enriching for children and offer differentiated value that parents seek in making purchasing decisions for their children. While we do not believe that this value proposition is specifically offered by our competitors, our competitors have greater financial resources and more developed marketing channels than we do which could impact our ability, through our licensees, to secure shelf space thereby decreasing our revenues or affecting our profitability and results of operations.

The production of our animated content is accomplished through third-party production and animation studios around the world, and any failure of these third-parties could negatively impact our business.

As part of our business model to manage cash flows, we have partnered with a number of third-party production and animation studios around the world for the production of our new content in which these partners fund the production of the content in exchange for a portion of revenues generated in certain territories. We are reliant on our partners to produce and deliver the content on a timely basis meeting the predetermined specifications for that product. The delivery of inferior content could result in additional expenditures by us to correct any problems to ensure marketability. Further, delays in the delivery of the finished content to us could result in our failure to deliver the product to broadcasters to which it has been pre-licensed. While we believe we have mitigated this risk by aligning the economic interests of our partners with ours and managing the production process remotely on a daily basis, any failures or delays from our production partners could negatively affect our profitability.

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If we fail to honor our obligations under the terms of our third-party supplier or loan agreements, our business may be adversely affected.

On January 10, 2017, we entered into an amendment of our home entertainment Distribution Agreement with Sony pursuant to which, among other things, Sony agreed to pay $1,489,583 which was owed and payable by us to DADC for certain disk manufacturing and replication services, thereby terminating the agreement with DADC.

In connection with such transaction, we (i) granted Sony home entertainment rights in territories worldwide in addition to the United States and Canada and (ii) issued Sony 301,231 shares of our common stock at $4.945 per share, Sony’s exclusive territory for exercising its home entertainment distribution rights under the distribution agreement was extended from the United States and Canada to worldwide, and the amount of advances subject to recoupment by Sony out of royalty payments that would otherwise be due to us under the Distribution Agreement was increased by the amount of the payment to DADC. Future cash flow from the distributed products under the distribution agreement, if any, will be impacted by the additional recoupment obligation and additional rights granted. In connection with the above issuance of our shares, we entered into a subscription agreement with Sony, effective as of January 17, 2017.

Failure to successfully market or advertise our products could have an adverse effect on our business, financial condition and results of operations.

Our products are marketed worldwide through a diverse spectrum of advertising and promotional programs. Our ability to sell products is dependent in part upon the success of these programs. If we or our licensees do not successfully market our products or if media or other advertising or promotional costs increase, these factors could have an adverse effect on our business, financial condition, and results of operations.

The failure of others to promote our products may adversely affect our business.

The availability of retailer programs relating to product placement, co-op advertising and market development funds, and our ability and willingness to pay for such programs, are important with respect to promoting our properties. In addition, although we may have agreements for the advertising and promotion of our products through our licensees, we will not be in direct control of those marketing efforts and those efforts may not be done in a manner that will maximize sales of our products and may have a material adverse effect on our business and operations.

We may not be able to keep pace with technological advances.

The entertainment industry in general, and the music and motion picture industries in particular, continue to undergo significant changes, primarily due to technological developments. Because of the rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors could have on potential revenue from, and profitability of, distributing entertainment programming. As it is also impossible to predict the overall effect these factors could have on our ability to compete effectively in a changing market, if we are not able to keep pace with these technological advances, our revenues, profitability and results from operations may be materially adversely affected.

Failure in our information technology and storage systems could significantly disrupt the operation of our business.

Our ability to execute our business plan and maintain operations depends on the continued and uninterrupted performance of our information technology (“IT”) systems. IT systems are vulnerable to risks and damages from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our and our vendors’ servers are potentially vulnerable to physical or electronic break-ins, including cyber-attacks, computer viruses and similar disruptive problems. These events could lead to the unauthorized access, disclosure and use of non-public information. The techniques used by criminal elements to attack computer systems are sophisticated, change frequently and may originate from less regulated and remote areas of the world. As a result, we may not be able to address these techniques proactively or implement adequate preventative measures. If our computer systems are compromised, we could be subject to fines, damages, litigation and enforcement actions, and we could lose trade secrets, the occurrence of which could harm our business. Despite precautionary measures to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to generate and maintain data could adversely affect our ability to operate our business.

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Our internal computer systems, or those of our collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption and cause our business and reputation to suffer.

In the ordinary course of business, our internal computer systems and those of our current and any future collaborators and other contractors or consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we do not believe that we have experienced any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could adversely affect our business operations, whether due to a loss of our trade secrets or other proprietary information or other similar disruptions. Any such access, disclosure or other loss of such information could result in legal claims or proceedings and damage our reputation.

Loss of key personnel may adversely affect our business.

Our success greatly depends on the performance of our executive management team, including Andy Heyward, our Chief Executive Officer. The loss of the services of any member of our core executive management team or other key persons could have a material adverse effect on our business, results of operations and financial condition.

Our management team currently owns a substantial interest in our voting stock.

As of June 8, 2018, our management team and Board of Directors beneficially owned or controlled (including conversions, options or warrants exercisable or convertible within 60 days) a combined 2,528,225, or 26.18%, of our shares currently outstanding (including conversions, options or warrants exercisable or convertible within 60 days). Sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Additionally, management has the ability to control any proposals submitted to shareholders, including corporate actions and board changes which may not be in accordance with the votes of other shareholders.

Litigation may harm our business or otherwise distract management.

Substantial, complex or extended litigation could cause us to incur large expenditures and could distract management. For example, lawsuits by licensors, consumers, employees or stockholders could be very costly and disrupt business.  While disputes from time to time are not uncommon, we may not be able to resolve such disputes on terms favorable to us.

Our vendors and licensees may be subject to various laws and government regulations, violation of which could subject these parties to sanctions which could lead to increased costs or the interruption of normal business operations that could negatively impact our financial condition and results of operations.

Our vendors and licensees may operate in a highly regulated environment in the US and international markets. Federal, state and local governmental entities and foreign governments may regulate aspects of their businesses, including the production or distribution of our content or products. These regulations may include accounting standards, taxation requirements (including changes in applicable income tax rates, new tax laws and revised tax law interpretations), product safety and other safety standards, trade restrictions, regulations regarding financial matters, environmental regulations, advertising directed toward children, product content, and other administrative and regulatory restrictions. While we believe our vendors and licensees take all the steps necessary to comply with these laws and regulations, there can be no assurance that they are compliant or will be in compliance in the future. Failure to comply could result in monetary liabilities and other sanctions which could increase our costs or decrease our revenue resulting in a negative impact on our business, financial condition and results of operations.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete in the animated content and entertainment industry depends, in part, upon successful protection of our proprietary and intellectual property. We protect our property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited, or no, practical protection in some jurisdictions. It may be possible for unauthorized third parties to copy and distribute our productions or portions of our productions. In addition, although we own most of the music and intellectual property included in our products, there are some titles which the music or other elements are in the public domain and for which it is difficult or even impossible to determine whether anyone has obtained ownership or royalty rights. It is an inherent risk in our industry that people may make such claims with respect to any title already included in our products, whether or not such claims can be substantiated. If litigation is necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the resulting diversion of resources could have an adverse effect on our business, operating results or financial condition.

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RISKS RELATING TO OUR COMMON STOCK

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our common stock currently trades on the Nasdaq Capital Market. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our common stock may not necessarily be a reliable indicator of our fair market value. The price at which our common stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis.  It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.

Our Articles of Incorporation authorize us to issue up to 10,000,000 shares of blank check preferred stock. Any additional preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to issue any additional shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

We do not expect to pay dividends in the future and any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our common stock may be less valuable because the return on investment will only occur if its stock price appreciates.

Our outstanding Series A Convertible Preferred Stock contains anti-dilution provisions that, if triggered, could cause substantial dilution to our then-existing common stock holders which could adversely affect our stock price.

Our outstanding Series A Convertible Preferred Stock contains anti-dilution provisions to benefit the holders thereof. As a result, if we, in the future, issue common stock or grant any rights to purchase our common stock or other securities convertible into our common stock for a per share price less than the then existing conversion price of the Series A Convertible Preferred Stock, an adjustment to the then current conversion price would occur. This reduction in the conversion price could result in substantial dilution to our then-existing common stockholders as well as give rise to a beneficial conversion feature reported on our statement of operations. Either or both of which could adversely affect the price of our common stock.

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Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period under Rule 144, or shares issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In general, under Rule 144, a non-affiliated person who has held restricted shares of our common stock for a period of six months may sell into the market all of their shares, subject to us being current in our periodic reports filed with the Commission.

As of June 8, 2018, approximately 5,305,793 shares of common stock of the 8,516,969 shares of common stock issued and outstanding are free trading. Additionally, as of June 8, 2018, there were 1,140,000 shares of common stock underlying the Series A Convertible Preferred Stock that could be sold pursuant to Rule 144. As of the same date, there are 2,238,359 shares of common stock underlying outstanding warrants that could be sold pursuant to Rule 144 to the extent permitted by any applicable vesting requirements as well as 1,861,030 shares of common stock underlying registered warrants. Lastly, as of March 30, 2018, there are 1,236,390 shares of common stock underlying outstanding options granted and 430,277 shares reserved for issuance under our Genius Brands International, Inc. Amended 2015 Incentive Plan, all of which are unregistered but will become eligible for sale in the public market to the extent permitted by any applicable vesting requirements and Rule 144 under the Securities Act.

Concentration of ownership among our existing officers, directors and principal stockholders may prevent other stockholders from influencing significant corporate decisions and depress our stock price.

Based on the number of shares outstanding as of June 8, 2018, our officers, directors and stockholders who hold at least 5% of our stock beneficially own a combined total of approximately 55.56% of our outstanding common stock, including shares of common stock subject to preferred shares, stock options, and warrants that are currently convertible or exercisable or will be convertible or exercisable within 60 days after June 8, 2018. If these officers, directors, and principal stockholders or a group of our principal stockholders act together, they will be able to exert a significant degree of influence over our management and affairs and control matters requiring stockholder approval, including the election of directors and approval of mergers, business combinations or other significant transactions. The interests of one or more of these stockholders may not always coincide with our interests or the interests of other stockholders. For instance, officers, directors, and principal stockholders, acting together, could cause us to enter into transactions or agreements that we would not otherwise consider. Similarly, this concentration of ownership may have the effect of delaying or preventing a change in control of our company otherwise favored by our other stockholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “would,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology and include, but are not limited to, statements regarding: our products; our business plan; the enforceability of our intellectual property rights; projections of market prices and costs; supply and demand for our products; future capital expenditures; our collaboration arrangements; relationships with retailers, and other business partners; ability to add new customer accounts; and future borrowings under our credit agreements. The material assumptions supporting these forward-looking statements include, among other things: our ability to obtain any necessary financing on acceptable terms; timing and amount of capital expenditures; the enforcement of our intellectual property rights; our ability to launch new products; retention of skilled personnel; continuation of current tax and regulatory regimes; current exchange rates and interest rates; and general economic and financial market conditions. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include: (1) a downturn in global economic conditions; (2) any adverse occurrence with respect to the development or marketing of our products; (3) any adverse occurrence with respect to any of our licensing or intellectual property agreements; (4) our ability to successfully launch new content and programming; (5) our ability to successfully collaborate with major partners; (6) product and content development or other initiatives by our competitors; (7) potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; (8) our ability to enforce our intellectual property rights; (9) our ability to hire and retain senior management and key employees; and (10) other factors beyond our control. Additional risks also include those described herein and in our filings with the SEC.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of securities by the selling security holders pursuant to this prospectus. We may receive up to approximately $6,425,995 in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

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MARKET FOR OUR COMMON STOCK

Market Information

Our common stock began trading on the Nasdaq Capital Market under the symbol “GNUS” on November 21, 2016. Prior to that, our common stock traded on the OTCQB of the OTC Markets Group Inc. under the same symbol.

The table below sets forth (i) for the periods during which our Company was quoted on the OTCQB, the high and low bid prices for our common stock as reported on the OTCQB during the periods indicated, and (ii) for the periods during which our Company has been listed on the Nasdaq Capital Market, the high and low closing prices for our common stock as reported by the Nasdaq Capital Market for the periods indicated.

The quotations below, as provided by OTC Markets Group, Inc., reflect inter-dealer prices and do not include retail markup, markdown or commissions. In addition, these quotations may not necessarily represent actual transactions. The bid quotations and sales prices reflect a one-for-three reverse stock split we effected on November 9, 2016.

Period (Listed on The Nasdaq Capital Market)	Quarter High	Quarter Low
November 21, 2016 through December 31, 2016	$7.05	$5.20
First Quarter 2017	$5.73	$3.67
Second Quarter 2017	$4.99	$3.40
Third Quarter 2017	$4.12	$3.00
Fourth Quarter 2017	$3.77	$2.43
First Quarter 2018	$3.08	$2.32
Second Quarter 2018 through June 18, 2018	$3.25	$2.67

Period (Quoted on OTCQB)	Quarter High	Quarter Low
First Quarter 2016	$3.75	$1.80
Second Quarter 2016	$7.14	$3.69
Third Quarter 2016	$6.51	$5.55
October 1, 2016 through November 20, 2016	$7.13	$5.34

Stockholders

As of June 8, 2018, the number of shares of common stock outstanding was 8,516,969. As of June 8, 2018, there were approximately 204 record holders of our shares of issued and outstanding common stock. This number does not include persons or entities that hold their stock in nominee or “street” name through various brokerage firms.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not expect to pay any cash dividends for the foreseeable future. We intend to use future earnings, if any, in the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors, based on our financial condition, results of operations, contractual restrictions, capital requirements, business properties, restrictions imposed by applicable law and other factors our board of directors may deem relevant.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations, financial condition and liquidity and capital resources should be read in conjunction with our audited financial statements and related notes for the fiscal years ended December 31, 2017 and 2016 and unaudited financial statements and related notes for the three months ended March 31, 2018 and 2017. Certain statements made or incorporated by reference in this prospectus and our other filings with the Securities and Exchange Commission, in our press releases and in statements made by or with the approval of authorized personnel constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created thereby. Forward looking statements reflect intent, belief, current expectations, estimates or projections about, among other things, our industry, management’s beliefs, and future events and financial trends affecting us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. Although we believe the expectations reflected in any forward-looking statements are reasonable, such statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements.

Overview

The management’s discussion and analysis is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make certain estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Our Business

Genius Brands International, Inc. (“we”, “us”, “our”, or the “Company”) is a global content and brand management company that creates and licenses multimedia content. Led by industry veterans, we distribute our content in all formats as well as a broad range of consumer products based on its characters. In the children's media sector, our portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment including the award-winning Baby Genius; new preschool property Rainbow Rangers, debuting November 5, 2018 on Nickelodeon: preschool property Llama Llama that debuted on Netflix in December 2017 and has already been picked up by Netflix for a second season; tween music-driven brand SpacePop; adventure comedy Thomas Edison's Secret Lab® available on public broadcast stations and our Genius Brands Network on Comcast's Xfinity on Demand, Roku, AppleTV, Amazon Fire, YouTube and Amazon Prime; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. We also have a partnership with Stan Lee’s Pow! Entertainment for which we manage creation, production, licensing and management of original Stan Lee superhero programs.

In addition, we act as licensing agent for Llama Llama, leveraging our existing licensing infrastructure to expand this brand into new product categories, new retailers, and new territories.

Recent Developments

January 2018 Private Placement

On January 8, 2018, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we sold approximately $1,800,000 of common stock and warrants to such investors (the “January 2018 Private Placement”). We issued and sold warrants to purchase 592,000 shares of common stock at an exercise price of $3.00 per share. In addition, we issued to Chardan Capital Markets, LLC, as placement agent, warrants to purchase 93,000 shares of common stock at an exercise price of $3.00 per share.

Results of Operations

Three months Ended March 31, 2018 and 2017

Our summary results for the three months ended March 31, 2018 and 2017 are below.

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Revenues

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Change	% Change
Television & Home Entertainment	$3,754	$43,373	$(39,619)	(91)%
Licensing & Royalties	66,812	153,213	(86,401)	(56)%
Genius Brands Network	22,009	1,505	20,504	1362%
Product Sales	638	–	638	N/A
Total Revenue	$93,213	198,091	$(104,878)	(53)%

Television & Home Entertainment revenue is generated from distribution of our properties for broadcast on television, VOD, or SVOD in domestic and international markets and the sale of DVDs for home entertainment through our partners. Fluctuations in Television & Home Entertainment revenue occur period over period based on the achievement of revenue recognition criteria such as the start of a license period and the delivery of the content to the customer. During the three months ended March 31, 2018, compared to March 31, 2017, Television & Home Entertainment revenue decreased $39,619 or 91% primarily due to the cumulative effect adjustment made as a result of adopting new accounting standard ASC 606. The impact of the adoption reduced revenues for the three months ended March 31, 2018 by $68,184.

Licensing and royalty revenue includes items for which we license the rights to our copyrights and trademarks of our brands and those of the brands for which we act as a licensing agent. During the three months ended March 31, 2018, compared to March 31, 2017, this licensing and royalty revenue decreased $86,401 or 56% primarily due to decreases in revenues from our SpacePop property that was launched in June of 2016. There was no comparable title released during 2017.

Advertising sales are generated on the Kid Genius Cartoon Channel in the form of either flat rate promotions or advertising impressions served. Advertising sales increased by $20,504 during the three months ended March 31, 2018 compared to the three months ended March 31, 2017 due to increased advertising impressions served and additional ad campaigns in 2018 as we continue to grow this area of the business.

Expenses

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Change	% Change
Marketing and Sales	$60,980	89,504	$(28,524)	(32)%
Direct Operating Costs	(26,749)	23,069	(49,818)	(216)%
General and Administrative	1,322,452	1,400,925	(78,473)	(6)%
Total Operating Expenses	$1,356,683	1,513,498	$(156,815)	(10)%

Marketing and sales expenses decreased $28,524 for the three months ended March 31, 2018 compared to March 31,2017 primarily due to fewer new releases in 2018.

Direct operating costs include costs of our product sales, unamortizable post-production costs, film and television cost amortization expense, and participation expense related to agreements with various animation studios, post-production studios, writers, directors, musicians or other creative talent with which we are obligated to share net profits of the properties on which they have rendered services. During the three months ended March 31, 2018, we recorded film and television cost amortization expense of $26,738 and participation expense of $3,472 compared to March 31, 2017 expenses of $4,604 and $12,667, respectively. This increase in amortization expense is related to adjustments made to certain film ultimates which increased the amortization rate. The decrease in participation expense is directly related to decreased Television & Home Entertainment and Licensing and Merchandising revenue in the current period compared to the prior period. In March of 2018, we negotiated a $120,000 reduction in the dubbing costs for the Llama Llama series which were accrued during the fourth quarter of 2017 when the series was delivered to Netflix. This reduction resulted in a partial reversal of the accrual during the three months ended March 31, 2018.

General and administrative expenses consist primarily of salaries, employee benefits, share-based compensation related to stock options, insurances, rent, depreciation and amortization as well as other professional fees related to finance, accounting, legal and investor relations. General and administrative costs for three months ended March 31, 2018 decreased $78,473 compared to the same period in 2017. This decrease includes: (i) decreases in share-based compensation expense of $174,140 related to the grant of options to officers, directors, employees and consultants in the fourth quarter of 2015 and in 2016; and (ii) decreases in professional fees of $61,069. These decreases were partially offset by increases in other general and administrative expenses of $150,136.

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Years Ended December 31, 2017 and 2016

Our summary results for the years ended December 31, 2017 and 2016 are below.

Revenues

	Year Ended December 31, 2017	Year Ended December 31, 2016	Change	% Change
Television & Home Entertainment	$4,815,491	$356,150	$4,459,341	1,252%
Licensing & Royalties	472,134	463,213	8,921	2%
Genius Brands Network	38,779	33,644	5,135	15%
Product Sales	9,324	13,868	(4,544)	(33)%
Total Revenue	$5,335,728	$866,875	$4,468,853	516%

Television & Home Entertainment revenue is generated from distribution of our properties for broadcast on television, VOD, or SVOD in domestic and international markets and the sale of DVDs for home entertainment through our partners. Fluctuations in Television & Home Entertainment revenue occur period over period based on the achievement of revenue recognition criteria such as the start of a license period and the delivery of the content to the customer. During the year ended December 31, 2017 compared to December 31, 2016, Television & Home Entertainment revenue increased $4,459,341 or 1252% due to the delivery of Llama Llama to Netflix in December 2017 without comparable activity in the prior period.

Licensing and royalty revenue includes items for which we license the rights to our copyrights and trademarks of our brands and those of the brands for which we act as a licensing agent. During the year ended December 31, 2017 compared to December 31, 2016, this category increased $8,921 or 2% primarily due to increases in revenues from our SpacePop property.

The Genius Brands Network generates revenue in the form of either flat rate promotions, advertising impressions served, or our share of subscriptions to our channels. Revenues from the Genius Brands Network increased 15% over the prior year as the Network’s household reach grew thus increasing the number of impressions served as well as the introduction of the SVOD platform on Amazon Prime.

Product sales represent physical products in which we hold intellectual property rights such as trademarks and copyrights to the characters and which are manufactured and sold by us directly. During the year ended December 31, 2017, product sales associated with Warren Buffett’s Secret Millionaire Club decreased by $4,544 (33%) as a result of a different product offering and price point as compared to that period in the prior year.

Expenses

	Year Ended December 31, 2017	Year Ended December 31, 2016	Change	% Change
Marketing and Sales	$662,373	$1,035,128	$(372,755)	(36)%
Direct Operating Costs	4,257,427	279,217	3,978,210	1,425%
General and Administrative	5,329,718	6,017,391	(687,673)	(11)%
Total Operating Expenses	$10,249,518	$7,331,736	$2,917,782	40%

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Marketing and sales expenses decreased $372,755 for the year ended December 31, 2017 compared to the prior year period primarily due to modest decreases in spending related to sponsorships and promotions pursuant to our SpacePop marketing plan as well as fees paid to a consultant for execution of a distribution contract in the prior period without similar activity in the current period.

Direct operating costs include costs of our product sales, non-capitalizable film costs, film and television cost amortization expense, and participation expense related to agreements with various animation studios, post-production studios, writers, directors, musicians or other creative talent with which we are obligated to share net profits of the properties on which they have rendered services. Increases in direct operating costs in the year ended December 31, 2017 compared to the prior period reflect increases in film amortization expense, participation expense, and dubbing costs related to the delivery of Llama Llama to Netflix in the fourth quarter of 2017.

General and administrative expenses consist primarily of salaries, employee benefits, share-based compensation related to stock options, insurances, rent, depreciation and amortization as well as other professional fees related to finance, accounting, legal and investor relations. General and administrative costs for the year ended December 31, 2017, decreased $687,673 compared to the same period in 2016. This change resulted from decreases in share-based compensation expense of $917,839 offset by increases in professional fees of $158,809, salaries and wages of $71,157, and bad debt expense of $66,502. Fluctuations in other general and administrative expenses comprise the balance of the variance.

Liquidity and Capital Resources

Working Capital

As of March 31, 2018, we had current assets of $8,854,964, including cash, cash equivalents, and restricted cash of $6,223,310, and current liabilities of $4,258,470, including certain trade payables of $925,000 to which we dispute the claim, resulting in working capital of $4,596,494, compared to working capital of $7,116,279 as of December 31, 2017.

Net working capital decreased $2,519,785. Working capital increased as a result of the $1,800,000 of proceeds received for the sale of common stock and warrants to accredited investors in connection with the January 2018 Private Placement. We issued and sold warrants to purchase 592,000 shares of common stock at an exercise price of $3.00 per share. The increase was more than offset by production costs of Rainbow Rangers and general overhead incurred during the three months ended March 31, 2018 including the lease deposits of $358,103.

Credit Facility

On August 8, 2016, Llama Productions LLC, our wholly-owned subsidiary, closed a $5,275,000 multiple draw-down, secured, non-recourse, non-revolving credit facility (the “Facility”) with Bank Leumi USA to produce our animated series Llama Llama (the “Series”). The Series is configured as fifteen half-hour episodes comprised of thirty 11 minute programs to be delivered to Netflix in Fall 2017. The Facility is secured by the license fees we will receive from Netflix for the delivery of the Series as well as our copyright in the Series. The Facility has a term of 40 months and has an interest rate of either Prime plus 1% or one, three, or six month LIBOR plus 3.25%. As a condition of the loan agreement with Bank Leumi, we deposited $1,000,000 into a cash account to be used solely for the production of the series. During the fourth quarter of 2017, the facility was reduced from $5,295,000 to $4,843,416 and a portion of the collateral was released to use, leaving $583,673 in restricted cash as of December 31, 2017. During the three months ended March 31, 2018 the facility was repaid $1,125,000 and the remaining collateral was released and used to further pay down the loan. The facility net balance as of March 31, 2018 is $2,689,320.

Comparison of Cash Flows for the Three Months Ended March 31, 2018 and March 31, 2017

Our total cash, cash equivalents, and restricted cash was $6,223,310 and $5,227,097 at March 31, 2018, and 2017, respectively.

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Change	% Change
Cash used in operations	$(1,214,107)	$(2,346,210)	$1,132,103	48%
Cash used in investing activities	(23,672)	–	(23,672)	n/a
Cash provided by financing activities	(36,983)	4,685,386	(4,722,369)	(101)%
Increase (decrease) in cash	$(1,274,762)	$2,339,176	$(3,613,938)	(154)%

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During the three months ended March 31, 2018, our primary sources of cash were the $1,596,340 in net proceeds from the sale of securities under a Securities Purchase Agreement and collections of $1,125,000 from the Llama Llama broadcast agreement. During the three months ended March 31, 2017, our primary sources of cash were the gross proceeds of $3,866,573 from the Private Placement Transaction coupled with $1,284,728 in proceeds from the Llama Llama production facility.

Operating Activities

Cash used in operating activities for the three months ended March 31, 2018 was $1,214,107 as compared to cash used in operating activities of $2,346,210 during the prior period. The decrease in cash used in operating activities is primarily the result of decreases in accounts receivable due to collections associated with the delivery of Llama Llama in December of 2017.

Investing Activities

Cash used in investing activities for the three months ended March 31, 2018 was $23,672 as compared to a use of $0 for the development of certain intangible assets during the comparable period in 2017.

Financing Activities

Cash used in financing activities for the three months ended March 31, 2018 was $36,983 as compared to $4,685,386 generated in the comparable period in 2017. During the three months ended March 31, 2018, the sources of cash generated from financing activities were the $1,596,340 in net proceeds from the sale of securities under a Securities Purchase Agreement offset with payments made on the Llama Llama production loan of $1,633,323. During the three months ended March 31, 2017, the sources of cash generated from financing activities were the $3,400,658 in net proceeds from the Private Transaction coupled with the $1,284,728 in proceeds from the Llama Llama production facility.

Comparison of Cash Flows for the Years Ended December 31, 2017 and 2016

Our total cash, cash equivalents, and restricted cash were $7,498,072 and $2,887,921 at December 31, 2017 and 2016, respectively.

	Year Ended December 31, 2017	Year Ended December 31, 2016	Change	% Change
Cash used in operations	$(7,153,312)	$(3,716,277)	$(3,437,035)	(92)%
Cash used in investing activities	(140,751)	(11,494)	(129,257)	(1,125)%
Cash provided by financing activities	11,904,214	1,428,072	10,476,142	734%
Increase (decrease) in cash	$4,610,151	$(2,299,699)	$6,909,850	300%

During the year ended December 31, 2017, our primary sources of cash were $3,401,924 in net proceeds from the Private Transaction, $5,699,534 in net proceeds from the October 2017 Registered Direct Offering, and $2,802,756 in net proceeds from the Llama Llama production facility. During the comparable period in 2016, our primary source of cash was the $2,000,000 advance from the Sony Distribution Agreement as well as $1,318,072 in net proceeds from the Llama Llama production facility. During both periods, these funds were primarily used to fund operations including the continued investment in our film and television assets as well as marketing support for our brands.

Operating Activities

Cash used in operating activities for the year ended December 31, 2017 was $7,186,870 as compared to cash used in operating activities of $3,716,277 during the prior period. The use of cash in the current period is based on the operating results discussed above as well as net investments in film and television costs of $2,825,426 related to the development and production of Rainbow Rangers, Llama Llama, and SpacePop. The cash used in operating activities in the prior period resulted primarily from the $2,000,000 advance from the Sony Distribution Agreement offset by our operating results and increases in film and television costs of $1,390,450 related to the production of Llama Llama and SpacePop.

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Investing Activities

Cash used in investing activities for the year ended December 31, 2017 was $107,193 for the enhancement of our information technology infrastructure as well as redesigns of our corporate websites as compared to a use of $11,494 during the comparable period for the development of certain intangible and fixed assets.

Financing Activities

Cash generated from financing activities for the year ended December 31, 2017 was $11,904,214 as compared to $1,428,072 generated in the comparable period in 2016. During the year ended December 31, 2017, the sources of cash generated from financing activities were $3,401,924 in net proceeds from the Private Transaction, $5,699,534 in net proceeds from the October 2017 Registered Direct Offering, and $2,802,756 in net proceeds from the Llama Llama production facility. During the year ended December 31, 2016, cash generated from financing activities included $110,000 from the exercise of certain warrants outstanding as well as $1,318,072 in net proceeds from the Llama Llama production facility.

Capital Expenditures

As of March 31, 2018, we do not have any material commitments for capital expenditures.

Critical Accounting Policies

Our accounting policies are described in the notes to the financial statements. Below is a summary of the critical accounting policies, among others, that management believes involve significant judgments and estimates used in the preparation of its financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genius Brands International, Inc., its wholly-owned subsidiaries A Squared and Llama Productions as well as its interest in Stan Lee Comics, LLC (“Stan Lee Comics”). All significant inter-company balances and transactions have been eliminated in consolidation.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with FASB ASC 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. We complete the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units, of which we have one. While we may use a variety of methods to estimate fair value for impairment testing, our primary method is discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill or indefinite lived intangible assets in future periods.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. In accordance with FASB ASC 350 Intangible Assets, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

Film and Television Costs

We capitalize production costs for episodic series produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. We expense all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

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We capitalize production costs for films produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. We evaluate our capitalized production costs annually and limit recorded amounts by our ability to recover such costs through expected future sales.

Additionally, for both episodic series and films, from time to time, we develop additional content, improved animation and bonus songs/features for our existing content. After the initial release of the film or episodic series, the costs of significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred.

Revenue Recognition

On January 1, 2018, we adopted the new accounting standard ASC 606 (Topic 606), Revenue from Contracts with Customers and all the related amendments (“new revenue standard”) using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under ASC 605, (Topic 605).

Accordingly, on January 1, 2018 we recorded a cumulative effect adjustment to beginning Accumulated Deficit in the amount of $173,112. The impact to our financial statements for the three months ended March 31, 2018 resulting from the adoption of Topic 606 as of January 1, 2018 was a reduction of revenue in the amount $68,184 and a corresponding reduction in costs in the amount of $10,099 from the amounts reported. The amounts prior to adoption were not recognized pursuant to Topic 606 and would have been reported pursuant to Topic 605.

Changes to the opening balances in prepaid and other assets, film and television costs, total assets, accrued expenses, deferred revenue and total liabilities resulting from the adoption of the new guidance were as follows (thousands):

	December 31, 2017	Impact of Adoption	January 1, 2018
Prepaid and Other Assets	$265	$(15)	$250
Film and Television Costs, net	2,777	(219)	2,558
Total assets	27,713	(234)	27,479
Accrued Expenses	1,718	2	1,720
Deferred Revenue	5,085	(409)	4,676
Total liabilities	12,673	(407)	12,266

We performed an analysis of our existing revenue contracts and completed our new revenue accounting policy documentation under the new standard. The Company has identified the following six material and distinct performance obligations:

•	License rights to exploit Functional Intellectual Property (Functional Intellectual Property or “functional IP” is defined as intellectual property that has significant standalone functionality for example ability be played or aired. Functional intellectual property derives a substantial portion of its utility from its significant standalone functionality.)
•	License rights to exploit Symbolic Intellectual Property (Symbolic Intellectual Property or “symbolic IP” is intellectual property that is not functional as it does not have significant standalone use and substantially all of the utility of symbolic IP is derived from its association with the entity’s past or ongoing activities, including its ordinary business activities, such as the Company’s licensing and merchandising programs associated with its animated content.)
•	Options to renew or extend a contract at fixed terms. (While this performance obligation is not significant for our current contracts, it could become significant in the future.)
•	Options on future seasons of content at fixed terms. (While this performance obligation is not significant for our current contracts, it could become significant in the future.)
•	Fixed fee advertising revenue generated from the Genius Brands Network
•	Variable fee advertising revenue generated from the Genius Brands Network

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As a result of the change, beginning January 1, 2018, we began recognizing revenue related to licensed rights to exploit functional IP in two ways. For minimum guarantees, we will recognize fixed revenue upon delivery of content and the start of the license period. For functional IP contracts with a variable component, we will estimate revenue such that it is probable there will not be a material reversal of revenue in future periods. Revenue under these types of contracts was previously recognized when royalty statements were received. We began recognizing revenue related to licensed rights to exploit symbolic IP substantially similarly to functional IP. Although it has a different recognition pattern from functional IP, the valuation method is substantially the same, depending on the nature of the license.

We sell advertising on our Kid Genius channel in the form of either flat rate promotions or impressions served. For flat rate promotions with a fixed term, we recognize revenue when all five revenue recognition criteria under FASB ASC 606 are met. For impressions served, we deliver a certain minimum number of impressions on the channel to the advertiser for which the advertiser pays a contractual CPM per impression. Impressions served are reported to us on a monthly basis, and revenue is reported in the month the impressions are served.

We recognize revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update 2016-02, “Leases”. The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet.  A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2018. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period.  We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18, “Statement of Cash Flows - Restricted Cash a consensus of the FASB Emerging Issues Task Force.” This standard requires restricted cash and cash equivalents to be included with cash and cash equivalents on the statement of cash flows under a retrospective transition approach. The guidance will become effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. We have prospectively adopted ASU 2016-18. The impact to our consolidated financial position, results of operations and cash flows is minimal.

In January 2017, the FASB issued Accounting Standards Update 2017-04, “Simplifying the Test for Goodwill Impairment”, which requires an entity to perform a one-step quantitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value (not to exceed the total goodwill allocated to that reporting unit). It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. The standard is effective January 1, 2020, with early adoption as of January 1, 2017, permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In May 2017, the FASB issued Accounting Standard Update 2017-09, “Compensation-Stock Compensation: Scope of Modification Accounting”, which clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. Under the new guidance, modification accounting is required if the fair value, vesting conditions or classification (equity or liability) of the new award are different from the original award immediately before the original award is modified. The standard is effective beginning January 1, 2018, with early adoption permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

Various other accounting pronouncements have been recently issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries and are not expected to have a material effect on our financial position, results of operations or cash flows.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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DESCRIPTION OF BUSINESS

Overview

Genius Brands International, Inc. (“we”, “us”, “our”, or the “Company”) is a global content and brand management company that creates and licenses multimedia content. Led by industry veterans, we distribute our content in all formats as well as a broad range of consumer products based on its characters. In the children's media sector, our portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment including the award-winning Baby Genius; new preschool property Rainbow Rangers, debuting November 5, 2018 on Nickelodeon: preschool property Llama Llama that debuted on Netflix in December 2017 and has already been picked up by Netflix for a second season; tween music-driven brand SpacePop; adventure comedy Thomas Edison's Secret Lab® available on public broadcast stations and our Genius Brands Network on Comcast's Xfinity on Demand, Roku, AppleTV, Amazon Fire, YouTube and Amazon Prime; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. We also have a partnership with Stan Lee’s Pow! Entertainment for which we manage creation, production, licensing and management of original Stan Lee superhero programs.

In addition, we act as licensing agent for Llama Llama, leveraging our existing licensing infrastructure to expand this brand into new product categories, new retailers, and new territories.

Our Products

Original Content

We own and produce original content that is meant to entertain and enrich toddlers to tweens as well as families. It is generally a three-year cycle from the inception of an idea, through production of the content and development and distribution of a range of consumer products to retail, creating an inevitable lag time between the creation of the intellectual property to the realization of economic benefit of those assets. Our goal is to maintain a robust and diverse portfolio of brands, appealing to various interests and ages, featuring evergreen topics with global appeal. Our portfolio of intellectual property can be licensed, re-licensed, and exploited for years to come, with revenue derived from multiple sources and territories. Our portfolio of original content includes:

Content in Production

Rainbow Rangers: From Shane Morris, the writer of Frozen, and Rob Minkoff, the director of The Lion King, Rainbow Rangers is an animated series about the adventures of seven magical girls from Kaleidoscopia, a fantastic land on the other side of the rainbow. The Rangers serve as Earth’s guardians and first-responders. When there’s trouble for the people or animals of the Earth, the Rangers ride a rainbow across the sky to save the day. We have partnered with Mattel Inc.’s Fisher Price Toys as the master toy partner for the new series, and Viacom’s Nick Jr. has licensed the series for broadcast in the US. International broadcast agreements are currently being negotiated in numerous territories.

Content in Development

Llama Llama Season 2- Netflix has requested a second season of Llama Llama which will consist of 10 half hours of programming broken down into 16 -11-minute episodes and 2 half hour specials.

Baby Genius: For more than ten years, Baby Genius has earned worldwide recognition for creating award-winning products for toddlers. Its catalogue of 500 songs, 125 music videos, and toys features classic nursery rhymes, learning songs, classical music, holiday favorites and more. Recognizing a need in the marketplace for established pre-school content, the Baby Genius channel was launched featuring the award-winning collection of Baby Genius Videos along with third party content providers sharing the Genius Brands “Content with a Purpose” message. The Baby Genius brand is synonymous with safe, enriching content for preschoolers and is being re-launched as a life style brand incorporating a new website, content and consumer products designed with today’s family in mind.

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Already Released Content

Llama Llama: We completed production of fifteen half-hour animated episodes in 2017 which premiered on Netflix in early 2018. Llama Llama’s creators include Oscar-winning director Rob Minkoff (The Lion King), director Saul Blinkoff (Doc McStuffins), showrunner Joe Purdy, art director Ruben Aquino (Frozen) and Emmy-winning producers Jane Startz and Andy Heyward. Based on the NY Times #1 best-selling children’s books of the same name, the animated series centers on young Llama Llama’s first steps in growing up and facing childhood milestones. Each episode is structured around a childhood milestone and a life lesson learned by Llama Llama and his friends, told with a sense of humor, vitality, and understanding. The global licensing program was unveiled in June 2016 at the Licensing Expo held in Las Vegas.

SpacePop: SpacePop is a music and fashion driven animated property that has garnered over 17 million views and over 63,000 subscribers since its launch in May 2016. With 108 three-minute webisodes produced, SpacePop had a best-in-class production team which included Steve Banks (head writer and story editor of Sponge Bob Square Pants) as content writer; Han Lee (Pink Fizz, Bobby Jack) for original character designs; multiple Grammy Award-winning producer and music veteran Ron Fair (Fergie, Mary J. Blige, Black Eyed Peas, Pussycat Dolls, Christina Aguilera and more), singer-songwriter Stefanie Fair (founding member of RCA’s girl group Wild Orchid with Fergie) for the original SpacePop theme music; and veteran music producer and composer John Loeffler (Kidz Bop, Pokemon) for original songs. SpacePop products range from apparel and accessories, to beauty, cosmetics, candy, books and music.

Thomas Edison’s Secret Lab: Thomas Edison’s Secret Lab is a STEM-based comedy adventure series by Emmy-nominated writer Steve Banks (SpongeBob Square Pants), multi-Emmy Award-winning writer Jeffrey Scott (Dragon Tales), and Emmy Award-winning producer Mark Young (All Dogs Go To Heaven 2). The series includes 52 eleven-minute episodes as well as 52 ninety-second original music videos produced by Grammy Award-winning producer Ron Fair. The animated series follows the adventures of Angie, a 12-year-old prodigy who, along with her young science club, discovers Thomas Edison’s secret lab.

Warren Buffett’s Secret Millionaire’s Club: With 26 thirty-minute episodes and 26 four-minute webisodes, this animated series features Warren Buffett who acts as a mentor to a group of entrepreneurial kids who have international adventures that lead them to encounter neighborhood and community problems to solve. Warren Buffett’s Secret Millionaire’s Club empowers kids by helping them learn about the business of life and the importance of developing healthy life habits at an early age.

Licensed Content

In addition to the wholly-owned or partially-owned properties listed above, we represent Llama Llama in the licensing and merchandising space.

Genius Brands Network

Seeing a need for a destination devoted to providing "Content with a Purpose," we launched the Genius Brands Network comprised of the Kid Genius Cartoon Network and Baby Genius TV. The network is distributed across multiple platforms including advertising video-on-demand (“AVOD”), subscription video-on-demand (“SVOD”) and over-the-top (“OTT”) providing kids and parents a clear choice in premium entertaining, enriching and engaging programming.

The Kid Genius Cartoon Network provides smart TV for kids. Our shows are designed for kids to tweens and anyone in between. Our Kid Genius Cartoon Network exposes kids to new and intriguing subjects that stimulate their senses and imagination on a daily basis. Parents will enjoy watching their kids be entertained with enriching and educational series. Featured series include Dino Squad, Thomas Edison's Secret Lab, Inspector Gadget and more. The Kid Genius Cartoon Channel Plus was launched in September 2017 on Amazon Prime. Kid Genius Cartoon Channel Plus is a subscription video-on-demand services available for $3.99 per month to the approximately 80 million Amazon Prime members. The channel features a variety of owned and licensed content.

Baby Genius TV provides enriching and entertaining content for toddlers through preschoolers. Toddlers to preschoolers learn lessons through music and characters that ignite their imagination. Parents will feel safe knowing that their littles ones are enjoying the educational content of our shows. Series include Baby Genius, Rainbow Valley Fire Department, The New Adventures of Madeline and more.

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Distribution

Content

Today’s global marketplace and the manner in which content is consumed has evolved to a point where we believe there is only one viable strategy, ubiquity. Kids today expect to be able to watch what they want whenever they want and wherever they want. As such, content creators now must offer direct access on multiple fronts. This includes not only linear broadcast but also digital platforms. We have strong ties to and actively solicit placement for our content from the largest linear broadcasters such as Nickelodeon, The Disney Channel, Cartoon Network, Sprout, and PBS. Similarly, on the digital side, we are partnered with Comcast’s Xfinity platform as well as AppleTV, Roku, Samsung TV, Amazon Fire, Amazon Prime, Netflix, and YouTube. We replicate this model of ubiquity around the world defining content distribution strategies by market that blends the best of linear, VOD, and digital distribution.

Finally, we expanded our long term strategic partnership with Sony Pictures Home Entertainment from domestic to global in January 2017.

Consumer Products

A source of our revenue is our licensing and merchandising activities from our underlying intellectual property content. We work directly licensing properties to a variety of manufacturers, wholesalers, and retailers. We currently have across all brands in excess of 65 licensees and hundreds of licensed products in the market. Products bearing our marks can be found in a wide variety of retail distribution outlets reaching consumers in retailers such as Wal-Mart, Target, Claire’s, Kohl’s, Best Buy, Hudson News, Barnes & Noble, Amazon.com and many more. We often negotiate dedicated retail space on a direct basis with retailers that will include branded signage to give our brands prominence and clear communication with the consumer. License agreements that we enter into often include financial guarantees and commitments from the manufacturers guaranteeing a minimum stream of revenue for us. As licensed merchandise is sold at retail, these advances and/or minimum guarantees can earn out at which point we could earn additional revenue.

Marketing

We believe that generating awareness and consumer interest in our brands requires a dedicated 360-degree approach to marketing which we regularly deploy. Beyond the content creation and achieving distribution, consumers must become engaged with the content in all aspects of their lives. Successful marketing campaigns for our brands have included utilizing influencers (individuals with a strong, existing social media presence who drive awareness of our brands to their followers) and influencer marketing, participating in cross promotional consumer product campaigns as well out of home advertising campaigns within theme parks and malls. Our Genius Brands Network, with distribution in over 60 million households, provides reach for cross promotion of content and consumer products. We also deploy digital and print advertising to support the brands as well as work with external public relations professionals to promote our efforts to both consumer and trade. We regularly initiate grass roots marketing campaigns and strategic partnerships with brands that align and offer value to us.

Competition

We compete against other creators of children’s content including Disney, Nickelodeon, Cartoon Network, and Sesame Street as well as other small and large creators. In the crowded children’s entertainment space, we compete with these other creators for both content distribution across linear, VOD, and digital platforms as well as retail shelf space for our licensed products. To compete, we are focused on our strategic positioning of “content with a purpose” which we believe is a point of differentiation embraced by the industry, as well as parents and educators. Additionally, the Kid Genius Cartoon Network, Baby Genius TV, and Kid Genius Cartoon Channel Plus enables us to increase the awareness of our brands through an owned platform.

Customers and Licensees

Typically, our business is not reliant on one or a few major customers; however, in 2017, over 80% of our revenue was attributable to the recognition of revenues earned from Netflix upon the delivery of the first season of Llama Llama. As of December 31, 2017, we had partnered with over 65 consumer products licensees going to market with nearly 300 stock keeping units (“SKU”). As of the same date, we licensed our content to over 40 broadcasters in over 90 territories globally as well as a number of VOD and online platforms that have a global reach. This broad cross-section of customers includes companies such as Comcast, Netflix, Sony, YouTube, Mattel, Target, Kohls, Claire’s, Penguin Publishing, Manhattan Toys, Roku, Apple TV, Amazon, Google, Bertelsmann Music Group, Discovery International, and others both domestically and internationally.

Government Regulation

The FCC requires broadcast networks to air a required number of hours of Educational and Informational content (E/I). We are subject to online distribution regulations, namely the FTC’s Children’s Online Privacy Protection Act (COPPA) which regulates the collection of information of children younger than 13 years old.

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We are currently subject to regulations applicable to businesses generally, including numerous federal and state laws that impose disclosure and other requirements upon the origination, servicing, enforcement and advertising of credit accounts, and limitations on the maximum amount of finance charges that may be charged by a credit provider. Although credit to some of our customers is provided by third parties without recourse to us based upon a customer’s failure to pay, any restrictive change in the regulation of credit, including the imposition of, or changes in, interest rate ceilings, could adversely affect the cost or availability of credit to our customers and, consequently, our results of operations or financial condition.

Licensed toy products are subject to regulation under the Consumer Product Safety Act and regulations issued thereunder. These laws authorize the Consumer Product Safety Commission (the “CPSC”) to protect the public from products which present a substantial risk of injury. The CPSC can require the manufacturer of defective products to repurchase or recall such products. The CPSC may also impose fines or penalties on manufacturers or retailers. Similar laws exist in some states and other countries in which we plan to market our products. Although we do not manufacture and may not directly distribute toy products, a recall of any of the products may adversely affect our business, financial condition, results of operations and prospects.

We also maintain websites which include our corporate website located at www.gnusbrands.com, as well as www.spacepopgirls.com, www.kidgeniustv.com, www.babygenius.com, www.smckids.com, www.slam7.com, and www.edisonsecretlab.com. These websites are subject to laws and regulations directly applicable to Internet communications and commerce, which is a currently developing area of the law. The United States has enacted Internet laws related to children’s privacy, copyrights and taxation. However, laws governing the Internet remain largely unsettled. The growth of the market for Internet commerce may result in more stringent consumer protection laws, both in the United States and abroad, that place additional burdens on companies conducting business over the Internet. We cannot predict with certainty what impact such laws will have on our business in the future.  In order to comply with new or existing laws regulating Internet commerce, we may need to modify the manner in which we conduct our website business, which may result in additional expense.

Because our products are manufactured by third parties and licensees, we are not significantly impacted by federal, state and local environmental laws and do not have significant costs associated with compliance with such laws and regulations.

Employees

As of December 31, 2017, we had 19 full-time equivalent employees and an additional seven temporary, contracted part-time or full-time equivalents in certain functions, such as legal, accounting and production management. We employ on an outsourced, as-needed basis, contractors in the fields of investor relations, public relations and production.

Intellectual Property

As of December 31, 2017, we own the following properties and related trademarks: Secret Millionaires Club, Thomas Edison’s Secret Lab, “Baby Genius”, “Kid Genius”, “Wee Worship”, “A Squared,” “Kaflooey,” and “Ready, Play, Learn” as well as several other names and trademarks on characters that had been developed for our content and brands. Additionally, we have trademark applications pending for Rainbow Rangers and SpacePop.

As of December 31, 2017, we hold 14 registered trademarks in multiple classes in the United States as well as additional trademarks in the United States that are associated with our other brands. We also have a number of registered and pending trademarks in Europe and other countries in which our products are sold.

As of December 31, 2017, we also held 96 motion picture, 13 sound recordings and one literary work copyrights related to our video, music and written work products.

We have a two-third ownership interest in Stan Lee Comics, LLC which owns the publishing brand Stan Lee Comics and all properties produced therein. Stan Lee Comics, LLC is a joint venture with Stan Lee’s POW! Entertainment. Stan Lee Comics, LLC is the owner of the Stan Lee’s Mighty 7 and the Stan Lee’s Cosmic Crusaders properties.

We have 50/50 ownership agreements with the following partners and their related brands: Martha Stewart’s Martha & Friends; and Gisele Bündchen’s Gisele & the Green Team.

In addition to the wholly-owned or partially-owned properties listed above, we represent Llama Llama in the licensing and merchandising space.

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Company Information

We were incorporated in California on January 3, 2006 and reincorporated in Nevada in October 2011. We commenced operations in January 2006, assuming all of the rights and obligations of our then Chief Executive Officer, under an Asset Purchase Agreement between us and Genius Products, Inc., in which we obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, we (i) changed our domicile to Nevada from California, and (ii) changed our name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, we changed our trading symbol from “PENT” to “GNUS.”

On November 15, 2013, we entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and the sole member of A Squared (the “Parent Member”), and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became our wholly-owned subsidiary. As a result of the Merger, we acquired the business and operations of A Squared.

Our principal executive offices are located at 301 North Canon Drive, Suite 305, Beverly Hills, California 90210. Our telephone number is 310-273-4222. We maintain an Internet website at www.gnusbrands.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

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BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information about our directors and executive officers as of June 8, 2018, 2018:

Name	Age	Position

Andy Heyward	69	Chief Executive Officer and Chairman of the Board of Directors
Robert Denton	58	Chief Financial Officer
Michael Jaffa	52	General Counsel and Senior Vice President of Business Affairs
Bernard Cahill *	52	Director
Joseph “Gray” Davis *	75	Director
P. Clark Hallren *	56	Director
Amy Moynihan Heyward	51	Director
Margaret Loesch *	72	Director
Lynne Segall*	65	Director
Anthony Thomopoulos *	80	Director

_______

* Denotes directors who are “independent” under applicable SEC and Nasdaq rules.

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been elected and qualified.

Background Information

Andy Heyward, 69, has been the Company’s Chief Executive Officer since November 2013 and the Company’s Chairman of the Board since December 2013. Mr. Heyward co-founded DIC Animation City in 1983 and served as its Chief Executive Officer until its sale in 1993 to Capital Cities/ ABC, Inc. which was eventually bought by The Walt Disney Company in 1995. Mr. Heyward ran the company while it was owned by The Walt Disney Company until 2000 when Mr. Heyward purchased DIC Entertainment L.P. and DIC Productions L.P, corporate successors to the DIC Animation City business, with the assistance of Bain Capital and served as the Chairman and Chief Executive Officer of their acquiring company DIC Entertainment Corporation, until he took the company public on the AIM. He sold the company in 2008. Mr. Heyward co-founded A Squared Entertainment LLC in 2009 and has served as its Co-President since inception. Mr. Heyward earned a Bachelor of Arts degree in Philosophy from UCLA and is a member of the Producers Guild of America, the National Academy of Television Arts and the Paley Center (formerly the Museum of Television and Radio). Mr. Heyward gave the Commencement address in 2011 for the UCLA College of Humanities, and was awarded the 2002 UCLA Alumni Association's Professional Achievement Award. He has received multiple Emmys and other awards for Children’s Entertainment.  He serves on the Board of Directors of the Cedars Sinai Medical Center. Mr. Heyward has produced over 5,000 half hour episodes of award winning entertainment, among them Inspector Gadget; The Real Ghostbusters; Strawberry Shortcake; Care Bears; Alvin and the Chipmunks; Hello Kitty’s Furry Tale Theater; The Super Mario Brothers Super Show; The Adventures of Sonic the Hedgehog; Sabrina The Animated Series; Captain Planet and the Planeteers; Liberty’s Kids, and many others. Mr. Heyward was chosen as a director because of his extensive experience in children’s entertainment and as co-founder of A Squared Entertainment.

Robert Denton, 58, has served as our Chief Financial Officer since April 2018. From 2011 to 2018, Mr. Denton served as the Chief Financial Officer of Atlys, Inc. a next-gen media technology company. He has over 30 years of experience as a financial executive, specifically in the entertainment industry. He began his career in 1982 with Ernst & Young handling filings with the Securities and Exchange Commission, including initial public offerings. He left Ernst & Young in 1990 to work as Vice President and Chief Accounting Officer for LIVE Entertainment, Inc. In 1996, LIVE was acquired by Artisan Entertainment, Inc., and, in December 2000, Mr. Denton was promoted to Executive Vice President of Finance and CAO. Mr. Denton also served as the COO of Artisan Home Entertainment, where he directed all financial reporting, budgeting and forecasting, manufacturing and distribution of the Home Entertainment Division. Mr. Denton left Artisan at the end of 2003 and joined DIC Entertainment Corporation to serve as their Chief Financial Officer. At DIC, he directed the three-year financial audit, due diligence and preparation of Admission Documents, and he was responsible for all monthly financial reporting to the Board of Directors as well as the semi-annual reporting to the AIM Exchange of the London Stock Exchange. Mr. Denton left DIC in February 2009 after completing the acquisition and transition of DIC to the Cookie Jar Company. Mr. Denton served as the Chief Financial Officer of Gold Circle Films from 2009 to 2011. From 2009 to 2014, Mr. Denton also owned and operated three Assisted Living Facilities for the Elderly, to help better care for his mother. Mr. Denton is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

Michael Jaffa, 52, In April 2018, Michael Jaffa was named as Genius Brands International, Inc.’s (GBI) General Counsel and SVP of Business Affairs. Immediately prior to that appointment, Mr. Jaffa served as Thoughtful Media Group’s (TMG) General Counsel and Global Head of Business Affairs from January 1, 2017 to April 15, 2018 where, in addition to overseeing all of TMG’s legal matters, he established the framework for TMG’s continued growth in international markets, including a franchise plan, the formation of a regional headquarters in South East Asia and assisted with M&A transactions.

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Prior to TMG, from September 1, 2013 to December 31, 2016 Mr. Jaffa worked as the Head of Business Affairs for DreamWorks Animation Television for several years, and before that served in a similar role at Hasbro Studios. Mr. Jaffa has over 20 years of experience handling licensing, production, merchandising, complex international transactions and employment issues for large and small entertainment companies and technology startups.

In addition to overseeing all of GBI’s corporate legal matters, Mr. Jaffa will focus his efforts initially on production and licensing agreements to help grow the bottom line. Mike will also run corporate operations in partnership with GBI’s CFO.

Bernard Cahill, 52, has been a Director of the Company since December 2013. Mr. Cahill is the founding partner of ROAR, LLC, an entertainment consulting firm, which he founded in 2004 and is the founding partner of Cahill Law Offices, an entertainment law firm, which he founded in 1995. Mr. Cahill is the founder of Unicorn Games LLC, which was sold to Hasbro, Inc. in 2000. Mr. Cahill holds a Bachelor’s of Science degree in Biology from Illinois State University and a Juris Doctorate from the John Marshall Law School. Mr. Cahill is a member of the Tennessee State and Illinois State Bar. Mr. Cahill was chosen to be a director based on his expertise in the entertainment field.

Joseph “Gray” Davis, 75, has been a Director of the Company since December 2013. Mr. Davis served as the 37th governor of California from 1998 until 2003. Mr. Davis currently serves as “Of Counsel” in the Los Angeles, California office of Loeb & Loeb LLP. Mr. Davis has served on the Board of Directors of DIC Entertainment and is a member of the bi-partisan Think Long Committee, a Senior Fellow at the UCLA School of Public Affairs and Co-Chair of the Southern California Leadership Counsel. Mr. Davis received his undergraduate degree from Stanford University and received his Juris Doctorate from Columbia Law School. Mr. Davis served as lieutenant governor of California from 1995-1998, California State Controller from 1987-1995 and California State Assemblyman from 1982-1986. Mr. Davis was chosen as a director of the Company based on his knowledge of corporate governance.

P. Clark Hallren, 56, has been a Director of the Company since May 2014. Since August 2013, Mr. Hallren has been a realtor with HK Lane/Christie’s International Real Estate and since August 2012, Mr. Hallren has served as an outside consultant to individuals and entities investing or operating in the entertainment industry. From August 2012 to August 2014, Mr. Hallren was a realtor with Keller Williams Realty and from August 2009 to August 2012, Mr. Hallren founded and served as managing partner of Clear Scope Partners, an entertainment advisory company. From 1986 to August 2009, Mr. Hallren was employed by JP Morgan Securities Inc. in various capacities, including as Managing Director of the Entertainment Industries Group. In his roles with JP Morgan Securities, Mr. Hallren was responsible for marketing certain products to his clients, including but not limited to, syndicated senior debt, public and private subordinated debt, public and private equity, securitized and credit enhanced debt, interest rate derivatives, foreign currency and treasury products. Mr. Hallren holds Finance, Accounting and Economics degrees from Oklahoma State University. He also currently holds Series 7, 24 and 63 securities licenses. Mr. Hallren was chosen as a director of the Company based on his knowledge and experience in the entertainment industry as well as in banking and finance.

Amy Moynihan Heyward, 51, has been a Director of the Company since December 2013. Ms. Heyward is the co-founder and served as the President of A Squared from 2009 until 2016. Prior to the formation of A Squared, Ms. Heyward served as the Vice President of Marketing at the Los Angeles Times from 2006 to 2008 and from 2003 to 2006. Ms. Heyward served as the director of global marketing for McDonald’s Corporation. From 2002 to 2003, Ms. Moynihan handled promotions and sponsorships for Hasbro, Inc. and from 1994 to 2000, Ms. Heyward worked in various marketing posts for Disney. Ms. Heyward received degrees in Marketing Communications and Journalism from Northeastern University and sits on the Boards of Directors of LA’s Best and After School All-Stars. Ms. Heyward was chosen as a director because of her commercial and trade experience in creating and managing international brands and as co-founder of A Squared Entertainment.

Margaret Loesch, 72, has been a Director of the Company since March 2015 and the Executive Chairman of the Genius Brands Network since December 2016. Beginning in 2009 through 2014, Ms. Loesch, served as Chief Executive Officer and President of The Hub Network, a cable channel for children and families, including animated features. The Company has, in the past, provided The Hub Network with certain children’s programming. From 2003 through 2009 Ms. Loesch served as Co-Chief Executive Officer of The Hatchery, a family entertainment and consumer product company. From 1998 through 2001 Ms. Loesch served as Chief Executive Officer of the Hallmark Channel, a family related cable channel. From 1990 through 1997 Ms. Loesch served as the Chief Executive Officer of Fox Kids Network, a children’s programming block and from 1984 through 1990 served as the Chief Executive Officer of Marvel Productions, a television and film studio subsidiary of Marvel Entertainment Group. Ms. Loesch obtained her bachelors of science from the University of Southern Mississippi. Ms. Loesch was chosen to be a director based on her 40 years of experience at the helm of major children and family programming and consumer product channels.

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Lynne Segall, 65, has been a Director of the Company since December 2013. Ms. Segall has served as the Senior Vice President and Publisher of The Hollywood Reporter since June 2011. From 2010 to 2011, Ms. Segall was the Senior Vice President of Deadline Hollywood. From June 2006 to May 2010, Ms. Segall served as the Vice President of Entertainment, Fashion & Luxury advertising at the Los Angeles Times. In 2005, Ms. Segall received the Women of Achievement Award from The Hollywood Chamber of Commerce and the Women in Excellence Award from the Century City Chamber of Commerce. In 2006, Ms. Segall was recognized by the National Association of Women with its Excellence in Media Award. Ms. Segall was chosen to be a director based on her expertise in the entertainment industry.

Anthony Thomopoulos, 80, has been a Director of the Company since February 2014. Mr. Thomopoulos served as the Chairman of United Artist Pictures from 1986 to 1989 and formed Thomopoulos Pictures, an independent production company of both motion pictures and television programs in 1989 and has served as its Chief Executive Officer since 1989. From 1991 to 1995, Mr. Thomopoulos was the President of Amblin Television, a division of Amblin Entertainment. Mr. Thomopoulos served as the President of International Family Entertainment, Inc. from 1995 to 1997. From June 2001 to January 2004, Mr. Thomopoulos served as the Chairman and Chief Executive Officer of Media Arts Group, a NYSE listed company. Mr. Thomopoulos served as a state commissioner of the California Service Corps. under Governor Schwarzenegger from 2005 to 2008. Mr. Thomopoulos is also a founding partner of Morning Light Productions. Since he founded it in 2008, Mr. Thomopoulos has operated Thomopoulos Productions and has served as a consultant to BKSems, USA, a digital signage company. Mr. Thomopoulos is an advisor and a member of the National Hellenic Society and holds a degree in Foreign Service from Georgetown University and sat on its Board of Directors from 1978 to 1988. Mr. Thomopoulos was chosen as a director of the Company based on his entertainment industry experience.

Family Relationships

There are no family relationships between any of our directors and our executive officers with the exception of Andy Heyward and Amy Moynihan Heyward, who are married.

Corporate Governance

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board of Directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board of Directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings.

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interest of the Company and its shareholders to partially combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officers positions combined.

The Company currently has eight directors, including Mr. Heyward, its Chairman, who also serves as the Company’s Chief Executive Officer. The Chairman and the Board are actively involved in the oversight of the Company’s day to day activities.

16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and any persons who own more than 10% of common stock, to file reports of ownership of, and transactions in, our common stock with the SEC and furnish copies of such reports to us. Based solely on our review of the copies of such forms and amendments thereto furnished to us and on written representations from our officers, directors, and any person whom we understand owns more than 10% of our common stock, we found that during 2017, all Section 16(a) filing were made with the SEC on a timely basis.

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Code of Conduct and Ethics

We have adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all of our officers, directors and employees. A copy of the Code of Conduct and Ethics may be obtained, free of charge, by submitting a written request to the Company or on our website at www.gnusbrands.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investor Relations-Corporate Governance” section of our website at www.gnusbrands.com or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

Board Committees

During 2017, our Board of Directors held four meetings.

The following table sets forth the three standing committees of our Board and the members of each committee and the number of meetings held by our Board of Directors and the committees during 2017:

Director	Board	Audit Committee	Compensation Committee	Nominating Committee
Andy Heyward	Chair
Bernard Cahill	X	X
Joseph “Gray” Davis	X
P. Clark Hallren	X	Chair	X
Amy Moynihan Heyward	X
Margaret Loesch	X
Lynne Segall	X			Chair
Anthony Thomopoulos	X	X	Chair

Meetings in 2017:	4	4	3	1

To assist it in carrying out its duties, the Board of Directors has delegated certain authority to an Audit Committee, a Compensation Committee and a Nominating Committee as the functions of each are described below.

Audit Committee

Messrs. Hallren, Cahill, and Thomopoulos serve on our Audit Committee. Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include:

•	selecting, hiring, and compensating our independent auditors;
•	evaluating the qualifications, independence and performance of our independent auditors;
•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	approving the audit and non-audit services to be performed by our independent auditor;
•	reviewing with the independent auditor the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies; and
•	preparing the report that the SEC requires in our annual proxy statement.

The Board of Directors has adopted an Audit Committee Charter and the Audit Committee reviews and reassesses the adequacy of the Charter on an annual basis. The Audit Committee members meet Nasdaq’s financial literacy requirements and are independent under applicable SEC and Nasdaq rules, and the board has further determined that Mr. Hallren (i) is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and (ii) also meets Nasdaq’s financial sophistication requirements.

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Compensation Committee

Messrs. Thomopoulos and Hallren serve on the Compensation Committee and are independent under the applicable SEC and Nasdaq rules. Our Compensation Committee’s main functions are assisting our Board of Directors in discharging its responsibilities relating to the compensation of outside directors, the Chief Executive Officer and other executive officers, as well as administering any stock incentive plans we may adopt. The Compensation Committee’s responsibilities include the following:

•	reviewing and recommending to our board of directors the compensation of our Chief Executive Officer and other executive officers, and the outside directors;
•	conducting a performance review of our Chief Executive Officer;
•	reviewing our compensation policies; and
•	if required, preparing the report of the Compensation Committee for inclusion in our annual proxy statement.

The Board of Directors has adopted a Compensation Committee Charter and the Compensation Committee reviews and reassesses the adequacy of the Charter on an annual basis.

The Compensation Committee’s policy is to offer our executive officers competitive compensation packages that will permit us to attract and retain highly qualified individuals and to motivate and reward these individuals in an appropriate fashion aligned with the long-term interests of our Company and our stockholders.

Compensation Committee Risk Assessment. We have assessed our compensation programs and concluded that our compensation practices do not create risks that are reasonably likely to have a material adverse effect on us.

Nominating Committee

Ms. Segall serves on our Nominating Committee. The Nominating Committee’s responsibilities include:

•	identify qualified individuals to serve as members of the Company’s board of directors;
•	review the qualifications and performance of incumbent directors;
•	review and consider candidates who may be suggested by any director or executive officer or by any stockholder of the Company;
•	review considerations relating to board composition, including size of the board, term and age limits, and the criteria for membership on the board;

The Board of Directors has adopted a Nominating Committee Charter which the Nominating Committee reviews and reassesses the adequacy of the Charter on an annual basis.

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EXECUTIVE COMPENSATION

Executive Compensation

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal year indicated by our named officers for fiscal year 2017 and 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Andy Heyward (2)	2017	200,000	500	–	–	140,000	340,500
Chief Executive Officer	2016	200,000	500	–	–	46,000	246,500

Rebecca D. Hershinger (3)	2017	190,000	500	–	–	–	190,500
Former Chief Financial Officer	2016	190,000	500	–	322,884	–	513,384

Gregory B. Payne (4)	2017	225,000	500	–	–	–	225,500
Former Chief Operating Officer	2016	190,000	500	–	–	–	190,500
and Corporate Secretary

___________________

(1)	The aggregate fair value of the stock awards and stock option awards on the date of grant was computed in accordance with FASB ASC Topic 718.

(2)

In association with the Merger, Mr. Heyward was appointed Chief Executive Officer of the Company on November 15, 2013. Per his employment agreement, Mr. Heyward is entitled to an annual salary of $200,000.

On October 1, 2016, Llama Productions LLC entered into an animation production services agreement with Mr. Heyward for services as a producer for which he is to receive $186,000 through the course of production of the Company’s animated series Llama Llama.

(3)

On April 18, 2016, the Company entered into an employment agreement with Ms. Hershinger, whereby Ms. Hershinger agreed to serve as the Company’s Chief Financial Officer for a period of one year, with a mutual option for an additional one-year period, in consideration for an annual salary of $175,000, which salary was to be increased to $190,000 per year not later than October 1, 2016. On April 17, 2017, the Company and Ms. Hershinger extended the employment agreement for one additional year. On March 6, 2018, Ms. Hershinger notified the Company that she would voluntarily resign from her position, effective upon the expiration of her employment agreement at the close of business on April 17, 2018.

On September 13, 2016, the Company granted Ms. Hershinger 85,088 stock options with strike prices of $6.00 to $12.00, a term of five years, and vesting ranging from immediate to between seven months to two years and seven months after the grant date anniversary.

(4)

In association with the Merger, Mr. Payne was appointed Corporate Secretary of the Company for which he is entitled to an annual salary of $175,000. Mr. Payne’s annual compensation was increased to $190,000 on October 1, 2016. On July 13, 2017, the Company entered into an employment agreement with Mr. Payne, whereby Mr. Payne agreed to serve as the Company’s Chief Operating Officer for a period of one year, with a mutual option for an additional one year period, in consideration for an annual salary of $225,000.

On February 28, 2018, the Company entered into an agreement with Mr. Payne pursuant to which Mr. Payne and the Company agreed to the cessation of Mr. Payne’s employment with the Company upon the earlier to occur of the following: (1) once Mr. Payne’s replacement has been found, after a two week transition period (the “Transition Period”) or (2) May 31, 2018 (the “End Date”). The Agreement provides that until the end of the Transition Period, Mr. Payne shall receive his full salary and benefits and that upon the End Date, Mr. Payne shall be entitled to receive a payment equal to the greater of (1) 50% of his remaining current salary or (2) three months of his current salary, plus, in either case, payment of accrued vacation and California employee entitlements.

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Outstanding Equity Awards at Fiscal Year

The following table sets forth outstanding stock option awards as of December 31, 2017. As of December 31, 2017, the Company has not granted any stock awards to its executive officers or any other employees.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Andy Heyward (1)	125,000	-	-	$6.00	12/14/20
	250,000	-	-	$9.00	12/14/20
	-	68,750	-	$12.00	12/14/20

Rebecca D. Hershinger	20,003	-	-	$6.00	9/13/21
	18,334	-	-	$6.00	9/13/21
	-	36,667	-	$9.00	9/13/21
	-	10,084	-	$12.00	9/13/21

Gregory B. Payne	20,003	-	-	$2.82	10/19/20
	18,334	-	-	$6.00	12/14/20
	36,667	-	-	$9.00	12/14/20
	-	10,084	-	$12.00	12/14/20

______________________

(1)	Excluded from this table is 5,000 stock options granted to Mr. Heyward on October 19, 2015, with immediate vesting, at a strike price of $2.82 with a five-year term for his service on the Board of Directors.

Retirement Benefits

As of December 31, 2017, we did not provide any retirement plans to our executive officers or employees.

Potential Payments upon Termination or Change-in-Control

As of December 31, 2017, we did not provide for any potential payments upon termination or change of control.

Employment Agreements

On November 15, 2013, the Company entered into an employment agreement with Andy Heyward (the “Andy Heyward Employment Agreement”), whereby Mr. Heyward agreed to serve as the Company’s Chief Executive Officer for a period of five years, subject to renewal, in consideration for an annual salary of $200,000. Additionally, under the terms of the Andy Heyward Employment Agreement, Mr. Heyward shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Mr. Heyward shall be entitled to reimbursement of reasonable expenses incurred in connection with his employment and the Company may take out and maintain during the term of his tenure a life insurance policy in the amount of $1,000,000. During the term of his employment and under the terms of the Andy Heyward Employment Agreement, Mr. Heyward shall be entitled to be designated as composer on all music contained in the programming produced by the Company and to receive composer’s royalties from applicable performing rights societies.

On April 18, 2016, the Company entered into an employment agreement with Rebecca D. Hershinger (the “Rebecca D. Hershinger Employment Agreement”), whereby Ms. Hershinger agreed to serve as the Company’s Chief Financial Officer for a period of one year, with a mutual option for an additional one-year period, in consideration for an annual salary of $175,000, which salary was to be increased to $190,000 per year not later than October 1, 2016. On April 17, 2017, the Company and Ms. Hershinger extended the employment agreement for one additional year. Under the terms of the Rebecca D. Hershinger Employment Agreement, Ms. Hershinger shall be entitled to receive a grant of stock options commensurate with those given to the Company’s Executive Vice President and an annual discretionary bonus based on her performance. Additionally, the Rebecca D. Hershinger Employment Agreement may be terminated either (i) upon the end of the term, (ii) at any time by the Company for Cause (as defined in the Employment Agreement) or (iii) upon an event of retirement, death or disability. Upon the termination or expiration of the Rebecca D. Hershinger Employment Agreement and for a period of three years thereafter, certain amounts paid to Ms. Hershinger, including any discretionary bonus and stock based compensation, but excluding her base salary, reimbursement of certain expenses, and paid time off days, will be subject to the Company’s clawback right upon the occurrence of certain events which are adverse to the Company. On March 6, 2018, Ms. Hershinger notified the Company that she would be voluntarily resigning from the position of Chief Financial Officer upon expiration of the extension on April 17, 2018.

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On July 13, 2017, the Company entered into an employment agreement with Gregory B. Payne (the “Gregory B. Payne Employment Agreement”), whereby Mr. Payne agreed to serve as the Company’s Chief Operating Officer for a period of one year, with a mutual option for an additional one-year period, in consideration for an annual salary of $225,000. Under the terms of the Gregory B Payne Employment Agreement, Mr. Payne shall be entitled to an annual discretionary bonus based on his performance. Additionally, the Gregory B. Payne Employment Agreement may be terminated either (i) upon the end of the term, (ii) at any time by the Company for Cause (as defined in the Employment Agreement) or (iii) upon an event of retirement, death or disability. Upon the termination or expiration of the Gregory B. Payne Employment Agreement and for a period of three years thereafter, certain amounts paid to Mr. Payne, including any discretionary bonus and stock based compensation, but excluding his base salary, reimbursement of certain expenses, and paid time off days, will be subject to the Company’s clawback right upon the occurrence of certain events which are adverse to the Company. On February 28, 2018, the Company entered into an agreement with Mr. Payne pursuant to which Mr. Payne and the Company agreed to the cessation of Mr. Payne’s employment with the Company upon the earlier to occur of the following: (1) once Mr. Payne’s replacement has been found, after a two-week transition period (the “Transition Period”) or (2) May 31, 2018 (the “End Date”). The Agreement provides that until the end of the Transition Period, Mr. Payne shall receive his full salary and benefits and that upon the End Date, Mr. Payne shall be entitled to receive a payment equal to the greater of (1) 50% of his remaining current salary or (2) three months of his current salary, plus, in either case, payment of accrued vacation and California employee entitlements.

On March 30, 2018, the Company entered into an Employment Agreement with Robert Denton (the “Robert Denton Employment Agreement”), whereby Mr. Denton agreed to serve as the Company’s Chief Financial Officer, effective as of April 18, 2018 for a period of two years with a mutual option for an additional one-year period, in consideration for an annual salary of $225,000. Under the terms of the Robert Denton Employment Agreement, Mr. Denton shall be entitled to an annual discretionary bonus based on his performance. The Robert Denton Employment Agreement may be terminated either (i) upon the end of the term, (ii) at any time by the Company for “Cause” (as defined in the Robert Denton Employment Agreement) or (iii) upon an event of retirement, death or disability. Upon the termination or expiration of Mr. Denton’s employment with the Company and for a period of three years thereafter, certain amounts paid to Mr. Denton, including any discretionary bonus and stock based compensation, but excluding his base salary and reimbursement of certain expenses, will be subject to the Company’s clawback right upon the occurrence of certain events which are adverse to the Company, including a restatement of financial statements.

Director Compensation

The following table sets forth with respect to the named directors, compensation information inclusive of equity awards and payments made for the fiscal years ended December 31, 2017 and 2016 in the director's capacity as director.

Name	Year	Fees Earned ($) (1)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Andy Heyward	2017	20,000	-		-		-		20,000
	2016	20,000	-		-		-		20,000

Bernard Cahill	2017	10,000	-		-		-		10,000
	2016	15,000	-		-		-		15,000

Joseph “Gray” Davis	2017	20,000	-		-		-		20,000
	2016	20,000	-		-		-		20,000

P. Clark Hallren	2017	20,000	-		-		-		20,000
	2016	20,000	-		-		10,000		30,000

Amy Moynihan Heyward	2017	20,000	-		-		-		20,000
	2016	17,500	-		-		-		17,500

Margaret Loesch	2017	17,500	-		-		-		17,500
	2016	20,000	-		-		-		20,000

Lynne Segall	2017	12,500		-		-		-	12,500
	2016	20,000	-		-		-		20,000

Anthony Thomopoulos	2017	20,000	-		-		-		20,000
	2016	20,000	-		-		-		20,000

______________________

(1)	Directors earn $5,000 for each meeting attended physically, $2,500 per meeting for each meeting attended telephonically, and nothing for non-attendance. These cash payments are paid to the Board member at the subsequent board meeting.
(2)	On August 15, 2016, Mr. Hallren received $10,000 for consulting services provided to the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of our $0.001 par value common stock as of June 8, 2018, 2018 known by us through transfer agent and other records held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 8,516,969 shares of common stock outstanding as June 8, 2018. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o 301 N Canon Drive #305, Beverly Hills, CA 90210.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
Directors and Named Executive Officers
Andy Heyward	2,329,200	(2)	24.58%
Rebecca D. Hershinger	38,337	(3)	*
Gregory B. Payne	75,088	(4)	*
Bernard Cahill	29,230	(5)	*
Joseph “Gray” Davis	11,251	(6)	*
P. Clark Hallren	11,251	(6)	*
Amy Moynihan Heyward	2,329,200	(2)	24.58%
Margaret Loesch	11,251	(6)	*
Lynne Segall	11,251	(6)	*
Anthony Thomopoulos	11,366	(7)	*

All current executive officers and directors as a group (consisting of 10 persons)	2,528,225		26.18%

5% Stockholders
A Squared Holdings LLC	990,728		11.63%
Bard Associates, Inc. (8)	941,117	(9)	10.67%
Brio Capital Management LLC (10)	819,459	(11)	9.99%
Anson Investments Master Fund, LP (12)	667,084	(13)	7.65%
Wolverine Flagship Fund Trading Limited (14)	470,000	(15)	5.25%
Iroquois Capital Management LLC and related entities (16)	747,698	(17)	8.22%

___________________

* Indicates ownership less than 1%

(1)	Applicable percentage ownership is based on 8,516,969 shares of common stock outstanding as of June 8, 2018, together with securities exercisable or convertible into shares of common stock within 60 days of June 8, 2018. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of June 8, 2018 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Consists of (i) 990,728 shares of common stock held by A Squared Holdings LLC over which Andy Heyward and Amy Moynihan Heyward hold voting and dispositive power; (ii) 33,334 shares of common stock issuable upon conversion of 100 shares of the Company’s Series A Convertible Preferred Stock; (iii) 377,237 shares of common stock held by Andy Heyward; (iv) 1,234 shares held by Heyward Living Trust; (v) 166,667 shares issuable upon exercise of warrants held by Andy Heyward; (vi) 380,000 shares of common stock issuable now or within 60 days of June 8, 2018, upon the exercise of stock options granted to Andy Heyward, and (vii) 380,000 shares of common stock issuable now or within 60 days of June 8, 2018, upon the exercise of stock options granted to Amy Moynihan Heyward. Andy Heyward and Amy Moynihan Heyward are spouses who own such shares jointly, and thus both maintain joint voting and dispositive power over such shares.
(3)	Consists of 38,337 shares of common stock issuable now or within 60 days of June 8, 2018 upon exercise of stock options granted to Ms. Hershinger.
(4)	Consists of (i) 84 shares held by Mr. Payne’s spouse and (ii) 75,004 shares of common stock issuable now or within 60 days of June 8, 2018 upon the exercise of stock options granted to Mr. Payne.
(5)	Includes (i) 13,812 shares of common stock owned directly by Bernard Cahill; (ii) 4,167 shares of common stock owned by Mr. Cahill’s spouse, and (iii) 11,251 shares of common stock issuable now or within 60 days of June 8, 2018 upon the exercise of stock options granted to Mr. Cahilll.

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(6)	Consists of 11,251 shares of common stock issuable now or within 60 days of June 8, 2018 upon the exercise of stock options granted.
(7)	Consists of (i) 115 shares of common stock and (ii) 11,251 shares of common stock issuable now or within 60 days of June 8, 2018 upon the exercise of stock options granted to Mr. Thomopoulos.
(8)	The address of this beneficial owner is 135 South LaSalle Street, Suite 3700, Chicago, Illinois 60603. Bard Associates, Inc. has the sole voting and dispositive power over the shares. This beneficial owner acts as an investment adviser in accordance with Section 340.13d-1(b)(1)(ii)(E).
(9)	Consists of (i) 641,103 shares of common stock and (ii) 300,014 shares issuable upon exercise of warrants. The warrants may not be exercised to the extent that the holder or any of its affiliates would own more than 4.99% of the outstanding common stock of the Company after such exercise. The number of shares deemed beneficially owned is limited accordingly.
(10)	The address of this beneficial owner is 100 Merrick Road, Suite, 401 W. Rockville Center, NY 11570. Brio Capital Master Fund Ltd. has sole voting and dispositive power over the shares.
(11)	Includes shares of common stock, shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, and shares of common stock issuable upon exercise of certain warrants held by Brio Capital Master Fund Ltd. This stockholder owns 300 shares of the Company’s Series A Convertible Preferred Stock which are convertible into 100,000 shares of common stock as well as warrants which are exercisable into 366,667 shares of common stock. The Series A Convertible Preferred Stock may not be converted to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such conversion, and the Series A Convertible Preferred Stock may not be voted to the extent that the holder or any of its affiliates would control more than 9.99% of the voting power of the Issuer. The number of shares deemed beneficially is limited accordingly. The warrants may not be exercised to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such exercise. The number of shares deemed beneficially owned is limited accordingly.
(12)	The address of this beneficial owner is 155 University Avenue, Suite 207, Toronto, Ontario, Canada, M5H 3B7. Anson Investments Master Fund LP has sole voting and dispositive power over the shares.
(13)	Includes shares of common stock and shares of common stock issuable upon exercise of certain warrants held by Anson Investments Master Fund, LP. This stockholder owns 467,084 shares of common stock as well as warrants which are exercisable into 850,001 shares of common stock. 650,001 of the warrants may not be exercised to the extent that the holder or any of its affiliates would own more than 4.99% of the outstanding common stock of the Company after such exercise. 200,000 of the warrants may not be exercised to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such exercise. The number of shares deemed beneficially owned is limited accordingly.
(14)	The address of this beneficial owner is 175 West Jackson Blvd., Suite 340, Chicago, Illinois 60604. Wolverine Asset Management, LLC (“WAM”) is the investment manager of Wolverine Flagship Fund Trading Limited and has voting and dispositive power over the securities described above. The sole member and manager of WAM is Wolverine Holdings, L.P. (“Wolverine Holdings”). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (“WTP”), the general partner of Wolverine Holdings.
(15)	Consists of 470,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The stockholder owns 1,410 shares of the Company’s Series A Convertible Preferred Stock which are convertible into 470,000 shares of common stock. The Series A Convertible Preferred Stock may not be converted to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such conversion, and the Series A Convertible Preferred Stock may not be voted to the extent that the holder or any of its affiliates would control more than 9.99% of the voting power of the Issuer.
(16)	The address of this beneficial owner is 205 East 42nd Street, 20th Floor, New York, New York 10017. Based on the Schedule 13G jointly filed with the SEC by Iroquois Capital Management L.L.C. (“Iroquois”), Richard Abbe and Kimberly Page on February 14, 2018, (i) Iroquois Master Fund Ltd. (the “Fund”) held 135,290 shares of common stock, 80,000 shares of common stock underlying the Series A Convertible Preferred Stock and reported warrants to purchase 371,858 shares of common stock, (ii) Iroquois Capital Investment Group LLC (“ICIG”) held 35,550 shares of common stock and reported warrants to purchase 125,000 shares of common stock, and (iii) Richard Abbe indirectly held 5,156 shares of common stock underlying the Series A Convertible Preferred Stock. Mr. Abbe has the sole authority and responsibility for the investments made on behalf of ICIG as its managing member and shares authority and responsibility for the investments made on behalf of the Fund with Ms. Page, each of whom is a director of the Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by, and underlying the Series A Convertible Preferred Stock and reported warrants (subject to the Blockers) held by, the Fund and ICIG. Iroquois is the investment manager for the Fund and Mr. Abbe is the President of Iroquois. The securities held by American Capital Management, LLC (“ACM”) were distributed to its members in connection with ACM’s dissolution as of December 31, 2017. The foregoing should not be construed in and of itself as an admission by any Reporting Person as to beneficial ownership of shares of common stock owned by another Reporting Person. Each of the Iroquois Funds and the Reporting Individuals hereby disclaims any beneficial ownership of any such shares of common stock, except to the extent of their pecuniary interest therein.
(17)	Consists of (i) 170,840 shares of common stock, (ii) 80,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, and (iii) 496,858 shares of common stock issuable upon the exercise of certain warrants. The stockholder owns 240 shares of the Company’s Series A Convertible Preferred Stock which are convertible into 80,000 shares of common stock. The Series A Convertible Preferred Stock and 195,000 of the warrants may not be converted or exercised to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such conversion or exercise. The Series A Convertible Preferred Stock may not be voted to the extent that the holder or any of its affiliates would control more than 9.99% of the voting power of the Issuer. The number of shares deemed beneficially is limited accordingly. 301,858 warrants may not be exercised to the extent that the holder or any of its affiliates would own more than 4.99% of the outstanding common stock of the Company after such exercise. The number of shares deemed beneficially owned is limited accordingly.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Commission regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control. Described below are certain transactions or relationships between us and certain related persons.

Our Chief Executive Officer, Andy Heyward, is the spouse of our Director, Amy Moynihan Heyward.

On November 15, 2013, as part of the Merger, the Company acquired these liabilities from A Squared Entertainment, LLC. From time to time, A Squared Entertainment, LLC required short-term advances to fund its operations and provide working capital from its founder, the Company’s current Chief Executive Officer, Andy Heyward. As of December 31, 2015, these advances totaled $410,535. No interest is due on these advances. These advances were interest free and had no stated maturity. The Company applied an imputed interest rate of 6% in accordance with FASB ASC 835-30-45. During years ended December 31, 2016 and 2015, the Company recognized imputed interest expense of $8,503 and $24,757 as a contribution to additional paid-in capital, respectively. On May 4, 2016, the Company issued to Mr. Heyward 79,561 shares of common stock valued at $5.16 per share, the day’s closing stock price, in full payment and satisfaction of these advances.

On July 25, 2016, the Company entered into a consulting agreement with Foothill Entertainment, Inc. (“Foothill”), an entity whose Chairman is Gregory B. Payne, our Corporate Secretary. The Company has engaged Foothill Entertainment, Inc. for a term of six months to assist in the distribution and commercial exploitation of its audiovisual content as well as for the preparation and attendance on behalf of the Company at the MIPJR and MIPCOM markets in Cannes. Foothill receives $12,500 per month for these services. During 2016 and 2017, the Company paid $65,000 and $150,000, respectively, to Foothill pursuant to this agreement. Subsequent to the end of period, the Company notified Foothill that the consulting agreement would not be extended beyond January 31, 2018.

On October 1, 2016, Llama Productions LLC entered into an animation production services agreement with Mr. Heyward for services as a producer for which he is to receive $186,000 through the course of production of the Company’s animated series Llama Llama. During 2016 and 2017, the Company paid $46,000 and $140,000, respectively, to Mr. Heyward pursuant to this agreement.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

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SELLING SECURITY HOLDERS

The shares of common stock being offered by the selling security holders are those issuable upon the exercise of the Warrants. For additional information regarding the issuance of these securities, see “Prospectus Summary—Offering of Common Stock and Concurrent Private Placement of Warrants” on page 2 of this prospectus. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time. Except for the ownership of the Warrants, the transactions contemplated pursuant to the Purchase Agreement, the selling security holders have not had any material relationship with us within the past three years.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering. The registration of the shares of common stock issuable to the selling stockholders upon the exercise of the Warrants does not necessarily mean that the selling stockholders will sell all or any of such shares, but the number of shares and percentages set forth in the final two columns below assume that all shares of common stock being offered by the Selling Stockholders are sold.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of common stock subject to warrants held by that selling stockholder that are exercisable within 60 days after June 8, 2018, 2018, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 8,516,969 shares of Common Stock outstanding on June 8, 2018.

This prospectus covers the resale of 1,647,691 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders. Such shares are issuable to the selling stockholders upon the exercise of the Warrants. Each Warrant is immediately exercisable on the date of its issuance and expires five years from that date. All of the Warrants have an exercise price of $3.90 per share. See “Prospectus Summary —Offering of Common Stock and Concurrent Private Placement of Warrants” above for a complete description of the Warrants. The selling security holders may sell all, some or none of their shares in this offering, but the number of shares and percentages set forth in the final two columns below assume that all shares of common stock being offered by the Selling Stockholders are sold. See “Plan of Distribution.”

Selling Security Holder (1)	Number of Shares of Common Stock Beneficially Owned After to Offering (2)		Number of Shares of Common Stock Underlying Warrants Offered Hereby (3)	Number of Shares of Common Stock Beneficially Owned Prior Offering	% of Shares of Common Stock Beneficially Owned After Offering

Richard Molinsky	50,596	(4)	15,000	35,596	*%

Anson Investments Master Fund LP (5)	1,396,479	(6)	500,000	896,479	10.5%

Kerry Propper	100,000	(7)	50,000	50,000	*%

Scot Cohen	330,000	(8)	65,000	265,000	3.1%

CVI Investments, Inc. (9)	302,600	(10)	200,000	102,600	1.2%

Iroquois Master Fund Ltd. (11)	722,176	(12)	180,191	541,985	6.4%

Iroquois Capital Investment Group LLC (13)	231,740	(14)	30,000	201,740	2.4%

Empery Tax Efficient, LP (15)	137,516	(16)	81,062	56,454	*%

Empery Tax Efficient II, LP (17)	222,964	(18)	134,770	88,194	1.0%

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Empery Asset Master, LTD (19)	155,023	(20)	84,168	70,855	*%

Intracoastal Capital, LLC (21)	252,446	(22)	150,000	102,446	1.2%

Brio Capital Master Fund, Ltd. (23)	956,451	(24)	150,000	806,451	9.5%

Michael Donnelly (25)	23,334	(26)	7,500	15,834	*%

_______________

* Less than 1%.

(1)	This table and the information in the notes below are based upon information supplied by the selling security holders, including reports and amendments thereto filed with the SEC on Schedule 13D and Schedule 13G.

(2)	Includes shares of common stock underlying warrants and Series A Convertible Preferred Stock that are exercisable or convertible within 60 days of June 8, 2018, including all of the shares of common stock issuable upon exercise of the Warrants issued in the Private Placement being offered for resale pursuant to this prospectus.

(3)	The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the common stock.

(4)	Includes (i) 15,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 16,667 shares of common stock issuable upon exercise of additional warrants.

(5)	Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Adam Spears are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.

(6)	Includes (i) 500,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 350,001 shares of common stock issuable upon exercise of other warrants. The terms of the 500,000 warrants issued in the Private Placement and 150,001 of the other warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, which may only be exercised to the extent beneficial ownership by Anson Investments Master Fund LP, in the aggregate, does not exceed 4.99% of our common stock. The terms of 200,000 of the other warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 9.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, which may only be exercised to the extent beneficial ownership by Anson Investments Master Fund LP, in the aggregate, does not exceed 9.99% of our common stock. The number of shares included in this table does not reflect the limitations described above.

(7)	Includes 50,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement.

(8)	Includes (i) 65,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 100,000 shares of common stock issuable upon exercise of other warrants.

(9)	Heights Capital Management, Inc. (“Heights”), the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. CVI and Heights Capital Management, Inc. disclaim any such beneficial ownership of the shares, except for their pecuniary interest therein. Mr. Kobinger disclaims any such beneficial ownership of the shares. The address of CVI is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of Heights is 101 California Street, Suite 3250, San Francisco, CA 94111.

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(10)	Includes 200,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement.

(11)	Iroquois Capital Management, L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”). Mr. Richard Abbe shares authority and responsibility for the investments made on behalf of IMF with Ms. Kimberly Page, each of whom is a director of IMF. In addition, Mr. Abbe is President of Iroquois Capital. As a result of the foregoing, Mr. Abbe and Ms. Page may be deemed to have beneficial ownership (as determined under Section 13d of the Exchange Act) of the securities held by IMF. The selling stockholder owns shares of Series A Preferred Stock which may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 9.99% of the outstanding common stock.

(12)	Includes (i) 180,191 shares of common stock issuable upon exercise of Warrants issued in the Private Placement, (ii) 66,667 shares of common stock issuable upon exercise of other warrants, and (iii) 80,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The terms of these warrants include two tranches with a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, which may only be exercised to the extent beneficial ownership by Iroquois Master Fund Ltd., in the aggregate, does not exceed 4.99% of our common stock. In addition, the terms of the Series A Preferred Stock include a blocker provision that restricts conversion to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 9.99% of shares of our common stock outstanding immediately after giving effect to such conversion, which may only be exercised to the extent beneficial ownership by Iroquois Master Fund Ltd., in the aggregate, does not exceed 9.99% of our common stock. The number of shares included in this table does not reflect the limitations described above.

(13)	Richard Abbe, as its managing member, has voting and dispositive power over the securities held by the selling stockholder.

(14)	Includes (i) 30,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 95,000 shares of common stock issuable upon exercise of other warrants. The terms of the 30,000 warrants issued in the Private Placement and 25,000 of the other warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, which may only be exercised to the extent beneficial ownership by Iroquois Capital Investment Group LLC, in the aggregate, does not exceed 4.99% of our common stock. The terms of 70,000 of the other warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 9.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, which may only be exercised to the extent beneficial ownership by Iroquois Capital Investment Group LLC, in the aggregate, does not exceed 9.99% of our common stock. The number of shares included in this table does not reflect the limitations described above.

(15)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(16)	Includes (i) 81,062 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 25,241 shares of common stock issuable upon exercise of other warrants.

(17)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP ("ETE II"), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(18)	Includes (i) 134,770 shares of common stock issuable upon exercise of Warrants issued in the Private Placement (ii) 36,309 shares of common stock issuable upon exercise of other warrants.

(19)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd. (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

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(20)	Includes (i) 84,168 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 38,451 shares of common stock issuable upon exercise of other warrants.

(21)	The selling stockholder is an affiliate of a broker-dealer. The selling stockholder purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities. Michael P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(22)	Includes (i) 150,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 8,334 shares of common stock issuable upon exercise of other warrants.

(23)	Shaye Hirsch has voting and dispositive power over the securities held by the selling stockholder.

(24)	Includes (i) 150,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement (ii) 216,667 shares of common stock issuable upon exercise of other warrants, and (iii) 100,000 shares of common stock issuable upon conversion of Series A Preferred Stock. The terms of warrants and Series A Convertible Preferred Stock include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 9.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, which may only be exercised to the extent beneficial ownership by Brio Capital Master Fund, Ltd., in the aggregate, does not exceed 9.99% of our common stock. The number of shares included in this table does not reflect the limitations described above.

(25)	The selling stockholder is an affiliate of a broker-dealer. The selling stockholder purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

(26)	Includes (i) 7,500 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 8,334 shares of common stock issuable upon exercise of other warrants.

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PLAN OF DISTRIBUTION

Each selling stockholder of the shares of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF OUR CAPITAL STOCK

General

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement summarizes some of the terms and provisions of the shares of our common stock and preferred stock that we may offer under this prospectus. These summary descriptions of our common stock and preferred stock are not meant to be complete descriptions of each security. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock that may be authorized from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer under this prospectus, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. The applicable prospectus supplement for a particular offering of our common stock or preferred stock may specify different or additional terms.

Our authorized capital stock consists of 243,333,334 shares of capital stock, of which 233,333,334 are shares of common stock, par value $0.001 per share, and 10,000,000 are shares of preferred stock, par value $0.001.

Capital Stock Issued and Outstanding

As of June 8, 2018, we have issued and outstanding:

•	8,516,969 shares of common stock; and

•	3,420 shares of shares of Series A Convertible Preferred Stock which are convertible into 1,140,000 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Convertible Preferred Stock

We have designated six thousand (6,000) shares of preferred stock as Series A Convertible Preferred Stock. Each share of Series A Preferred Stock is convertible into shares of our common stock based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Preferred Stock is $1,000 and the initial conversion price is $6.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event we issue shares of our common stock or common stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. Any reduction in the conversion price could result in substantial dilution to our then-existing common stockholders as well as give rise to a beneficial conversion feature reported on our statement of operations.

Accordingly, in connection with the closing of the October 2015 Private Placement, the conversion price of the Series A Preferred Stock was reduced to $3.00. We are prohibited from effecting a conversion of the Series A Preferred Stock to the extent that as a result of such conversion, the holder would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of our common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock. The shares of Series A Preferred Stock possess no voting rights.

44

Options

On September 18, 2015, the Company adopted the Genius Brands International, Inc. 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by our stockholders in September 2015. The 2015 Plan, as approved by the stockholders, authorized the issuance up to an aggregate of 150,000 shares of common stock. On December 14, 2015, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 1,293,334 from 150,000 shares to 1,443,334 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on February 3, 2016. On May 18, 2017, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan from 1,443,334 shares to 1,666,667 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on July 25, 2017.

As of June 8, 2018, there are 1,236,390 options outstanding under the 2015 Plan.

Warrants

In connection with the sale of the Company’s Series A Convertible Preferred Stock in May 2014, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which it received a cash fee of $535,000 and a warrant to purchase up to 100,002 shares of the Company’s Common Stock. These warrants are exercisable immediately, have an exercise price of $6.00 per share, and have a five-year term.

In connection with the 2015 Private Placement, the Company issued to accredited investors the Original Warrants to purchase up to an aggregate of 1,443,362 shares of Common Stock for a purchase price of $3.00 per share. The Original Warrants are exercisable into shares of Common Stock for a period of five (5) years from issuance at an initial exercise price of $3.30 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. The Original Warrants are exercisable immediately. The Company is prohibited from effecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of Common Stock, calculated immediately after giving effect to the issuance of shares of Common Stock upon exercise of the warrant.

In connection with the 2015 Private Placement, Chardan acted as sole placement agent in consideration for which it received a cash fee of $300,000 and a warrant to purchase up to 141,668 shares of the Company’s Common Stock. These warrants are exercisable immediately, have an exercise price of $3.60 per share, and have a five-year term.

On February 9, 2017, the Company entered into the Private Transaction pursuant to the Agreement with certain holders of the Original Warrants. Pursuant to the Agreement, the holders of the Original Warrants and the Company agreed that such Original Warrant holders would exercise their Original Warrants in full, and the Company would issue to each such holder new warrants, with the new warrants being identical to the Original Warrants except that the termination date of such new warrants is February 10, 2022 (the “Reload Warrants”). In addition, depending on the number of Original Warrants exercised by all holders of the Original Warrants, the Company also agreed to issue to the holders another new warrant, identical to the Original Warrant except that the exercise price of such warrant is $5.30 and such warrant is not exercisable until August 10, 2017 (the “Market Price Warrants” and together with the Reload Warrants, the “New Warrants”).

The Company received gross proceeds of $3,866,573 from the exercise of the Original Warrants and issued Reload Warrants to purchase an aggregate of 799,991 shares of the Company’s Common Stock and Market Price Warrants to purchase an aggregate of 371,699 shares of the Company’s Common Stock. In association with the Private Transaction, the Company recorded $1,402,174, representing the difference in the fair market value of the Original Warrants and the New Warrants, as an adjustment to additional paid-in capital.

In a concurrent private placement to a registered direct offering in October 2017, we sold warrants to purchase 1,647,691 shares of our Common Stock (the “October 2017 Warrants”). The October 2017 Warrants were immediately exercisable at an exercise price of $3.90 per share, subject to adjustment, and will remain exercisable for five years from issuance, but not thereafter. A holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holders of the Warrants will have the right to participate in any rights offering or distribution of assets (such as a spinoff) together with the holders of our Common Stock on an as-exercised basis. The exercise price and number of the shares of our Common Stock issuable upon the exercise of the October 2017 Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

45

In connection with our private placement consummated in January 2018, we issued warrants to purchase 592,000 shares of our Common Stock at an exercise price of $3.00 per share. In addition, we issued to Chardan Capital Markets, LLC, the placement agent, a warrant to purchase 93,000 shares of our Common Stock at an exercise price of $3.00 per share.

As of June 8, 2018, the Company has warrants outstanding to purchase up to 4,099,289 shares of common stock, excluding the warrants to purchase 1,647,691 shares of common stock contemplated by this Registration Statement.

Nevada Anti-Takeover Law and Certain Charter and Bylaw Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, or an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33 1/3%;

•	33 1/3% or more but less than or equal to 50%; or

•	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•	does business in Nevada directly or through an affiliated corporation.

On November 20, 2013, we amended our bylaws to provide that the provisions of NRS 78.378 and 78.3793 (“Acquisition of a Controlling Interest”) shall not apply to the Company or to any acquisition of a controlling interest in the Company by any existing or future stockholder.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of June 8, 2018, we had 204 stockholders of record, not including persons or entities that hold our stock in nominee or “street name” through various brokerage firms.

46

A corporation affected by these provisions may not engage in a combination within two years after the interested stockholder first became an interested stockholder, unless either (i) the combination or transaction by which the interested stockholder first became an interested stockholder is approved by the board of directors before the interested stockholder first became an interested stockholder, or (ii) the combination is approved by the board of directors and by the affirmative vote of the corporation’s stockholders representing at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the interested stockholder’s affiliates. Generally, if approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated with the approval of the board of directors of the combination or transaction by which the interested stockholder first became an interested stockholder before the person became an interested stockholder, or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or within two years immediately before, or in the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

Pursuant to our Articles of Incorporation, the existence of authorized but unissued common stock and undesignated preferred stock may enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management.  If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Articles of Incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

Nasdaq Capital Market Listing

Our common stock is publicly traded on the Nasdaq Capital Market under the symbol “GNUS.”

47

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the shares of common stock being offered by this prospectus.

EXPERTS

The consolidated financial statements of Genius Brands International, Inc. as of December 31, 2017, and for the year ended December 31, 2016 included in this Prospectus have been audited by Squar Milner LLP, an independent registered public accounting firm, as stated in their report thereon, and have been included in this Prospectus and Registration Statement in reliance upon such report and upon authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can read our SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.gnusbrands.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information found on our website is not part of this prospectus.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act to register the resale of shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

48

GENIUS BRANDS INTERNATIONAL, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Genius Brands International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Genius Brands International, Inc. and its subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States of America) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Squar Milner LLP

We have served as the Company's auditor since 2016.

Los Angeles, California

April 2, 2018

F-2

Genius Brands International, Inc.

Consolidated Balance Sheets

As of December 31, 2017 and December 31, 2016

	December 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and Cash Equivalents	$6,929,399	$1,887,921
Restricted Cash	568,673	1,000,000
Accounts Receivable, net	2,893,902	122,910
Other Receivable	160,545	–
Inventory, net	17,589	6,562
Prepaid and Other Assets	264,818	359,395
Total Current Assets	10,834,926	3,376,788

Property and Equipment, net	94,666	90,461
Accounts Receivable	1,687,500	–
Other Receivable	96,327	–
Film and Television Costs, net	2,777,088	2,260,964
Intangible Assets, net	1,856,280	1,845,650
Goodwill	10,365,805	10,365,805
Total Assets	$27,712,592	$17,939,668

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$453,201	$648,638
Accrued Expenses	1,717,970	249,482
Deferred Revenue	453,927	410,662
Accrued Salaries and Wages	168,549	132,827
Disputed Trade Payable	925,000	925,000
Service Advance	–	1,489,583
Total Current Liabilities	3,718,647	3,856,192

Long Term Liabilities:
Deferred Revenue	4,631,456	2,695,946
Production Loan Facility, net	4,322,643	1,332,004
Total Liabilities	12,672,746	7,884,142

Commitments & Contingencies (Note 13)

Stockholders’ Equity
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, respectively; 3,530 and 4,895 shares issued and outstanding, respectively	4	5
Common Stock, $0.001 par value, 233,333,334 shares authorized, respectively; 7,610,794 and 4,010,649 shares issued and outstanding, respectively	7,611	4,011
Common Stock to Be Issued	24	24
Additional Paid in Capital	56,588,822	46,697,005
Accumulated Deficit	(41,551,497)	(36,642,761)
Accumulated Other Comprehensive Loss	(5,118)	(2,758)
Total Stockholders’ Equity	15,039,846	10,055,526
Total Liabilities and Stockholders’ Equity	$27,712,592	$17,939,668

The accompanying notes are an integral part of these audited financial statements.

F-3

Genius Brands International, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
Revenues:
Television & Home Entertainment	$4,815,491	$356,150
Licensing & Merchandising	472,134	463,213
Genius Brands Network	38,779	33,644
Product Sales	9,324	13,868
Total Revenues	5,335,728	866,875

Operating Expenses:
Marketing and Sales	662,373	1,035,128
Direct Operating Costs	4,257,427	279,217
General and Administrative	5,329,718	6,017,391
Total Operating Expenses	10,249,518	7,331,736

Loss from Operations	(4,913,790)	(6,464,861)

Other Income (Expense):
Other Income	8,281	6,651
Interest Expense	(3,227)	(2,675)
Interest Expense - Related Parties	–	(8,503)
Gain on Distribution Contracts	–	258,103
Loss on Impairment of Assets	–	(1,850)
Net Other Income	5,054	251,726

Loss before Income Taxes	(4,908,736)	(6,213,135)

Income Tax Expense	–	–

Net Loss	(4,908,736)	(6,213,135)

Net Loss per Common Share (Basic And Diluted)	$(0.81)	$(1.59)

Weighted Average Shares Outstanding (Basic and Diluted)	6,084,732	3,915,178

The accompanying notes are an integral part of these audited financial statements.

F-4

Genius Brands International, Inc.

Consolidated Statements of Comprehensive Loss

Years Ended December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
Net Loss Applicable to Common Shareholders	$(4,908,736)	$(6,213,135)

Other Comprehensive Income (Loss), Net of Tax:
Unrealized Loss on Foreign Currency Translation	(2,360)	(2,758)
Other Comprehensive Loss, Net of Tax:	(2,360)	(2,758)
Comprehensive Loss	$(4,911,096)	$(6,215,893)

The accompanying notes are an integral part of these audited financial statements.

F-5

Genius Brands International, Inc.

Consolidated Statements of Stockholders' Equity

	Common Stock		Preferred Stock		Common Stock To Be Issued		Additional Paid In	Accumulated	Other Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Total
Balance, December 31, 2015	3,753,179	$3,753	5,290	$6	–	$24	$44,547,427	$(30,429,626)	$–	$14,121,584
Exercise of Warrants	33,334	33	–	–	–	–	109,967	–	–	110,000
Conversion of Preferred Shares	131,667	132	(395)	(1)	–	–	(131)	–	–	–
Conversion of Short Term Related Party Advances	79,561	80	–	–	–	–	410,455	–	–	410,535
Issuance of Common Stock for Services	12,500	13	–	–	–	–	38,987	–	–	39,000
Adjustment to Reconcile Common Shares Outstanding Due to Reverse Stock Split	408	0	–	–	–	–	–	–	–	–
Share Based Compensation	–	–	–	–	–	–	1,581,797	–	–	1,581,797
Imputed Interest for Member Advances	–	–	–	–	–	–	8,503	–	–	8,503
Net Loss	–	–	–	–	–	–	–	(6,213,135)		(6,213,135)
Comprehensive Loss									(2,758)	(2,758)
Balance, December 31, 2016	4,010,649	4,011	4,895	5	–	24	46,697,005	(36,642,761)	(2,758)	10,055,526
Issuance of Common Stock in Warrant Exchange, net	1,171,689	1,172	–	–	–	–	3,400,752	–	–	3,401,924
Issuance of Common Stock in Registered Direct Offering, net	1,647,691	1,648	–	–	–	–	5,697,886	–	–	5,699,534
Conversion of Preferred Shares	455,000	455	(1,365)	(1)	–	–	(454)	–	–	–
Issuance of Common Stock for Services	24,534	24	–	–	–	–	129,976	–	–	130,000
Issuance of Common Shares for Debt Extinguishment	301,231	301	–	–	–	–	(301)	–	–	–
Share Based Compensation	–	–	–	–	–	–	663,958	–	–	663,958
Net Loss	–	–	–	–	–	–	–	(4,908,736)	–	(4,908,736)
Comprehensive Loss	–	–	–	–	–	–	–	–	(2,360)	(2,360)
Balance, December 31, 2017	7,610,794	$7,611	3,530	$4	–	$24	$56,588,822	$(41,551,497)	$(5,118)	$15,039,846

The accompanying notes are an integral part of these audited financial statements.

F-6

Genius Brands International, Inc.

Consolidated Statements of Cash Flows

Years ended December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
Cash Flows from Operating Activities:
Net Loss	$(4,908,736)	$(6,213,135)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Amortization of Film and Television Costs	2,534,835	167,788
Depreciation and Amortization Expense	125,918	142,687
Imputed Interest Expense	–	8,503
Bad Debt Expense	66,502	–
Stock Issued for Services	130,000	39,000
Stock Compensation Expense	663,958	1,581,797
Gain on Distribution Contracts	–	(258,103)
Loss on Impairment of Assets	–	1,850

Decrease (Increase) in Operating Assets:
Accounts Receivable, net	(4,527,354)	294,792
Other Receivables	(256,872)	–
Inventory	(11,027)	518
Prepaid Expenses & Other Assets	94,577	(314,754)
Film and Television Costs, net	(2,825,426)	(1,390,450)

Increase (Decrease) in Operating Liabilities:
Accounts Payable	(266,645)	289,205
Accrued Salaries	35,722	36,442
Deferred Revenue and Advances	489,189	2,146,998
Other Accrued Expenses	1,468,489	(249,415)
Net Cash Used in Operating Activities	(7,186,870)	(3,716,277)

Cash Flows from Investing Activities:
Investment in Intangible Assets	(44,793)	(5,650)
Investment in Fixed Assets	(62,400)	(5,844)
Net Cash Used in Investing Activities	(107,193)	(11,494)

Cash Flows from Financing Activities:
Proceeds from Warrant Exchange, net	3,401,924	–
Proceeds from Sale of Common Stock, net	5,699,534	–
Proceeds from Production Loan Facility, net	2,802,756	1,318,072
Proceeds from Exercise of Warrants	–	110,000
Net Cash Provided by Financing Activities	11,904,214	1,428,072

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	4,610,151	(2,299,699)
Beginning Cash, Cash Equivalents, and Restricted Cash	2,887,921	5,187,620
Ending Cash, Cash Equivalents, and Restricted Cash	$7,498,072	$2,887,921

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$3,227	$2,675

Schedule of Non-Cash Financing and Investing Activities
Issuance of Common Stock in Relation to Sony Transaction	$1,489,583	$–
Issuance of Common Stock in Satisfaction of Short Term Advances	$–	$410,535

The accompanying notes are an integral part of these audited financial statements.

F-7

Genius Brands International, Inc.

Notes to Financial Statements

December 31, 2017

Note 1: Organization and Business

Organization and Nature of Business

Genius Brands International, Inc. (“we”, “us”, “our”, or the “Company”) is a global content and brand management company that creates and licenses multimedia content. Led by industry veterans, the Company distributes its content in all formats as well as a broad range of consumer products based on its characters. In the children's media sector, the Company’s portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment including the award-winning Baby Genius; new preschool property Rainbow Rangers; preschool property Llama Llama that debuted on Netflix; tween music-driven brand SpacePop; adventure comedy Thomas Edison's Secret Lab® available on public broadcast stations and the Company’s Genius Brands Network on Comcast's Xfinity on Demand, Roku, AppleTV, and Amazon Prime; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The Company is also developing an all-new adult-themed animated series, Stan Lee's Cosmic Crusaders, with Stan Lee's Pow! Entertainment and The Hollywood Reporter.

In addition, the Company acts as licensing agent for Llama Llama, leveraging its existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories.

The Company commenced operations in January 2006, assuming all the rights and obligations of its then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, the Company (i) changed its domicile to Nevada from California, and (ii) changed its name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, the Company changed its trading symbol from “PENT” to “GNUS”.

On November 15, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

On November 4, 2016, the Company filed a certificate to change its Articles of Incorporation to effect a reverse split on a one-for-three basis (the “2016 Reverse Split”). The 2016 Reverse Split became effective on November 9, 2016. All common stock (“Common Stock”) share and per share information in this Annual Report on Form 10-K (“Form 10-K”), including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the 2016 Reverse Split, unless otherwise indicated.

Liquidity

Historically, the Company has incurred net losses. For the years ended December 31, 2017 and 2016, the Company reported net losses of $4,908,736 and $6,213,135, respectively. The Company reported net cash used in operating activities of $7,186,870 and $3,716,277 for the years ended December 31, 2017 and 2016, respectively. As of December 31, 2017, the Company had an accumulated deficit of $41,551,497 and total stockholders’ equity of $15,039,846. As of December 31, 2017, the Company had current assets of $10,834,926, including cash, cash equivalents, and restricted cash of $7,498,072 and current liabilities of $3,718,647, including certain trade payables of $925,000 to which the Company disputes the claim. The Company had working capital of $7,116,279 as of December 31, 2017, compared to a working capital deficit of $479,404 as of December 31, 2016.

F-8

During 2017, the Company completed three transactions that enhanced cash and working capital balances:

•	On January 10, 2017, the Company entered into an amendment of its home entertainment distribution agreement with Sony Pictures Home Entertainment Inc. (“SPHE”) pursuant to which, among other things, SPHE paid $1,489,583 which was owed and payable by the Company to SPHE’s sister company Sony DADC US Inc. (“DADC”) for certain disk manufacturing and replication services. In connection with such transaction, the Company issued SPHE 301,231 shares of its common stock at $4.945 per share, SPHE’s exclusive territory for exercising its home entertainment distribution rights under the Distribution Agreement was extended from the United States and Canada to worldwide, and the amount of advances subject to recoupment by SPHE out of royalty payments that would otherwise be due to the Company under the Distribution Agreement was increased by the amount of the payment to DADC. In connection with the above issuance of our shares, the Company entered into a subscription agreement with SPHE, effective as of January 17, 2017. Collectively, these transactions are referred to as the “January 2017 Sony Transactions.”

•	On February 9, 2017, the Company entered into a private transaction (the “Private Transaction”) pursuant to a Warrant Exercise Agreement (the “Agreement”) with certain holders of the Company’s existing warrants (the “Original Warrants”) for which it received gross proceeds of $3,866,573 from the exercise of the Original Warrants and issued additional warrants to these holders (see Notes 9 and 11 for additional information about the Private Transaction).

•	On October 3, 2017, the Company sold, in a registered direct offering, 1,647,691 shares of common stock at an offering price of $3.90 per share and, in a concurrent private placement, warrants to purchase an aggregate of 1,647,691 shares of common stock for gross proceeds of approximately $6,425,995 before deducting the placement agent fee and related offering expenses.

Subsequent to the end of the year, on January 8, 2018, the Company entered into a Securities Purchase Agreement with certain accredited investors pursuant to which the Company sold approximately $1,800,000 of common stock and warrants to such investors (the “January 2018 Private Placement”). The Company issued and sold warrants to purchase 592,000 shares of common stock at an exercise price of $3.00 per share.

While the Company believes that its anticipated cash balances, working capital, and deal pipeline will be sufficient to fund operations for the next twelve months, there can be no assurance that cash flows from operations will continue to improve in the near future or will not deteriorate during that period. If the Company is unable to attain profitable operations and attain positive operating cash flows, it may need to (i) seek additional funding, (ii) scale back its development or production plans, or (iii) reduce certain operations.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying 2017 and 2016 consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genius Brands International, Inc., its wholly-owned subsidiaries A Squared and Llama Productions as well as its interest in Stan Lee Comics, LLC (“Stan Lee Comics”). All significant inter-company balances and transactions have been eliminated in consolidation.

Business Combination

On November 15, 2013, the Company entered into a Merger Agreement with A Squared, the Parent Member, and the Acquisition Sub. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, our Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

The financial statements have been prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 Business Combinations.

F-9

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these consolidated financial statements to conform to current period classifications.

Cash, Cash Equivalents, and Restricted Cash

The Company considers all highly liquid debt instruments with initial maturities of three months or less to be cash equivalents. As of December 31, 2017 and 2016, restricted cash totaled $568,673 and $1,000,000 which represented funds held in a cash account to be used solely for the production of Llama Llama as a condition of its loan agreement with Bank Leumi USA.

Allowance for Doubtful Accounts

Accounts receivable are presented on the balance sheets net of estimated uncollectible amounts. The Company assesses its accounts receivable balances on a quarterly basis to determine collectability and records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses based on historical experience and future expectations. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. The Company had an allowance for doubtful accounts of $110,658 as of December 31, 2017 and December 31, 2016.

Inventories

Inventories are stated at the lower of average cost or net realizable value and consist of finished goods such as DVDs, CDs and other products. A reserve for slow-moving and obsolete inventory is established for all inventory deemed potentially non-saleable by management in the period in which it is determined to be potentially non-saleable. The current inventory is considered properly valued and saleable. The Company concluded that there was an appropriate reserve for slow moving and obsolete inventory of $26,097 as of December 31, 2017 and December 31, 2016.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Maintenance, repairs, and renewals, which neither materially add to the value of the assets nor appreciably prolong their lives, are charged to expense as incurred. Gains and losses from any dispositions of property and equipment are reflected in the statement of operations.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with FASB ASC 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units, of which we have one. While we may use a variety of methods to estimate fair value for impairment testing, our primary method is discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill or indefinite lived intangible assets in future periods.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

F-10

Film and Television Costs

The Company capitalizes production costs for episodic series produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

The Company capitalizes production costs for films produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates its capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Additionally, for both episodic series and films, from time to time, the Company develops additional content, improved animation and bonus songs/features for its existing content. After the initial release of the film or episodic series, the costs of significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 926-605 Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with a customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

The Company’s licensing and royalty revenue represents revenue generated from license agreements that are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees. Licensing income the Company recognizes as an agent is in accordance with FASB ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services.

The Company sells advertising on its Genius Brands Network in the form of either flat rate promotions or impressions served. For flat rate promotions with a fixed term, the Company recognizes revenue when all five revenue recognition criteria under FASB ASC 605 are met. For impressions served, the Company delivers a certain minimum number of impressions on the channel to the advertiser for which the advertiser pays a contractual CPM per impression. Impressions served are reported to the Company on a monthly basis, and revenue is reported in the month the impressions are served.

The Company recognizes revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by FASB ASC 605 Revenue Recognition.

Direct Operating Costs

Direct operating costs include costs of our product sales, non-capitalizable film costs, film and television cost amortization expense, and participation expense related to agreements with various animation studios, post-production studios, writers, directors, musicians or other creative talent with which we are obligated to share net profits of the properties on which they have rendered services.

Share-Based Compensation

As required by FASB ASC 718 - Stock Compensation, the Company recognizes an expense related to the fair value of our share-based compensation awards, including stock options, using the Black-Scholes calculation as of the date of grant. The Company has elected to use the graded attribution method for awards which are in-substance, multiple awards based on the vesting schedule.

F-11

Earnings Per Share

Basic earnings (loss) per common share (“EPS”) is calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted EPS is calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding, plus the assumed exercise of all dilutive securities using the treasury stock or “as converted” method, as appropriate. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive.

Income Taxes

Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.

Concentration of Risk

The Company’s cash is maintained at two financial institutions and from time to time the balances for this account exceed the Federal Deposit Insurance Corporation’s (“FDIC”) insured amount. Balances on interest bearing deposits at banks in the United States are insured by the FDIC up to $250,000 per account. As of December 31, 2017, the Company had four accounts with a combined uninsured balance of $6,471,928. As of December 31, 2016, the Company had three accounts with a combined uninsured balance of $1,136,683.

For fiscal year 2017, the Company had one customer whose total revenue exceeded 10% of the total consolidated revenue. This customer accounted for 84% of total revenue and represented 98% of accounts receivable. For fiscal year 2016, the Company had one customer whose total revenue exceeded 10% of the total consolidated revenue. That customer accounted for 19% of total revenue but represented 0% accounts receivable.

The major customer for the year ended December 31, 2017 is not necessarily the same as the major customer at December 31, 2016. There is significant financial risk associated with a dependence upon a small number of customers. The Company periodically assesses the financial strength of these customers and establishes allowances for any anticipated bad debt. At December 31, 2017 and 2016, no allowance for bad debt has been established for the major customers as these amounts are expected to be fully collectible.

Fair value of financial instruments

The carrying amounts of cash, receivables, accounts payable, and accrued liabilities approximate fair value due to the short-term maturity of the instruments. The carrying amount of long term receivables approximate fair value due to the contractual nature of the obligation, payment schedule, and the current interest and inflation rate environments. The carrying amount of the Production Loan Facility approximates fair value since the debt carries a variable interest rate that is tied to either the current Prime or LIBOR rates plus an applicable spread.

We previously adopted FASB ASC 820 for financial instruments measured at fair value on a recurring basis. FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-12

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets unless those contracts are within the scope of other standards (e.g. insurance contracts). This ASU will supersede all revenue recognition requirements in Topic 605, Revenue Recognition, and industry-specific guidance throughout the industry topics of the codification. The guidance's core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity will identify the contract(s) with a customer, identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied (either over time or at a point in time). The ASU further states that an entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”, which approved a one-year deferral of the effective date of the ASU from the original effective date of annual reporting periods beginning after December 15, 2016, to annual reporting periods (including interim reporting periods) beginning after December 15, 2017, with an option for early adoption of the standard on the original effective date. Additionally, in March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which clarified the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”, that amended the revenue guidance on identifying performance obligations and accounting for licenses of intellectual property. In May 2016, the FASB issued ASU 2016-11 “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 805): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016, EITF Meeting”, which rescinded from the FASB Accounting Standards Codification certain SEC paragraphs as a result of two SEC Staff Announcements. The FASB also issued ASU 2016-12 “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which clarified guidance on assessment of collectability, presentation of sale taxes, measurement of noncash consideration, and certain transition matters.

During 2017, the Company initiated and executed a project to evaluate the impact of these changes, which included a review of existing contracts with customers, an evaluation of the specific terms of those contracts and the appropriate treatment under the new standards, and a comparison of that new treatment to the Company’s existing accounting policies, to identify differences. The standard will be applied using the modified retrospective approach where the Company will record a cumulative effect adjustment as of the date of adoption, January 1, 2018.

The Company performed its analysis of its existing revenue contracts and has substantially completed its new revenue accounting policy documentation under the new standard. The Company has identified the following six material and distinct performance obligations:

•	License rights to exploit Functional Intellectual Property (Functional Intellectual Property or “functional IP” is defined as intellectual property that has significant standalone functionality for example ability be played or aired. Functional intellectual property derives a substantial portion of its utility from its significant standalone functionality.)
•	License rights to exploit Symbolic Intellectual Property (Symbolic Intellectual Property or “symbolic IP” is intellectual property that is not functional as it does not have significant standalone use and substantially all of the utility of symbolic IP is derived from its association with the entity’s past or ongoing activities, including its ordinary business activities for example the Company’s licensing and merchandising programs associated with its animated content.)
•	Options to renew or extend a contract at fixed terms. (While this performance obligation is not significant for the Company’s current contracts, it could become significant in the future.)
•	Options on future seasons of content at fixed terms. (While this performance obligation is not significant for the Company’s current contracts, it could become significant in the future.)
•	Fixed fee advertising revenue generated from the Genius Brands Network
•	Variable fee advertising revenue generated from the Genius Brands Network

As a result of the change, beginning January 1, 2018, the Company will begin recognizing revenue related to licensed rights to exploit functional IP in two ways. For minimum guarantees, the Company will recognize fixed revenue upon delivery of content and the start of the license period. For functional IP contracts with a variable component, the Company will estimate revenue such that it is probable there will not be a material reversal of revenue in future periods. Revenue under these types of contracts was previously recognized when royalty statements were received. The Company will begin recognizing revenue related to licensed rights to exploit symbolic IP substantially similarly to functional IP. Although it has a different recognition pattern from functional IP, the valuation method is substantially the same, depending on the nature of the license.

The Company is in the process of preparing the transition adjustment that will be reflected in its March 31, 2018 quarterly financial statements. The Company expects that disclosure contained in the notes to the consolidated financial statements relating to revenue recognition will expand under the new standard. The Company is evaluating the new disclosure requirements, including any necessary changes to business processes, systems, and controls to support the additional required disclosures.

F-13

The Company is also currently evaluating the potential impact on the Company’s internal control over financial reporting to identify any necessary changes.

In February 2016, the FASB issued Accounting Standards Update 2016-02, “Leases.” The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2018. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18, “Statement of Cash Flows - Restricted Cash a consensus of the FASB Emerging Issues Task Force.” This standard requires restricted cash and cash equivalents to be included with cash and cash equivalents on the statement of cash flows under a retrospective transition approach. The guidance will become effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. We have prospectively adopted ASU 2016-18 in our 2017 financial statements. Our 2016 financial statements have been reclassified to reflect the current year adoption.

In January 2017, the FASB issued Accounting Standards Update 2017-04, “Simplifying the Test for Goodwill Impairment”, which requires an entity to perform a one-step quantitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value (not to exceed the total goodwill allocated to that reporting unit). It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. The standard is effective January 1, 2020, with early adoption as of January 1, 2017 permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In May 2017, the FASB issued Accounting Standard Update 2017-09, “Compensation-Stock Compensation: Scope of Modification Accounting”, which clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. Under the new guidance, modification accounting is required if the fair value, vesting conditions or classification (equity or liability) of the new award are different from the original award immediately before the original award is modified. The standard is effective beginning January 1, 2018, with early adoption permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

Various other accounting pronouncements have been recently issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries/transactions or special circumstances, and are not expected to have a material effect on our financial position, results of operations, or cash flows.

Note 3: Property and Equipment, Net

The Company has property and equipment as follows as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Furniture and Equipment	$12,385	$12,385
Computer Equipment	117,256	42,654
Leasehold Improvements	176,903	176,903
Software	15,737	15,737
Property and Equipment, Gross	322,281	247,679
Less Accumulated Depreciation	(227,615)	(157,218)
Property and Equipment, Net	$94,666	$90,461

During the years ended December 31, 2017 and 2016, the Company recorded depreciation expense of $70,397 and $66,331, respectively.

Note 4: Film and Television Costs, Net

As of December 31, 2017, the Company had net Film and Television Costs of $2,777,088 compared to $2,260,964 at December 31, 2016. The increase relates primarily to the production and development of SpacePop, Llama Llama, and Rainbow Rangers offset by the amortization of film costs associated with the revenue recognized for Llama Llama, Thomas Edison’s Secret Lab and SpacePop.

F-14

During the years ended December 31, 2017 and 2016, the Company recorded Film and Television Cost amortization expense of $2,534,835 and $167,788, respectively.

The following table highlights the activity in Film and Television Costs as of December 31, 2017 and 2016:

Total
Film and Television Costs, Net as of December 31, 2015	$1,003,546
Additions to Film and Television Costs	1,390,450
Capitalized Interest	34,756
Film Amortization Expense	(167,788)
Film and Television Costs, Net as of December 31, 2016	2,260,964
Additions to Film and Television Costs	2,863,076
Capitalized Interest	187,883
Film Amortization Expense	(2,534,835)
Film and Television Costs, Net as of December 31, 2017	$2,777,088

Note 5: Goodwill and Intangible Assets, Net

Goodwill

In connection with the Merger in 2013, the Company recognized $10,365,805 in Goodwill, representing the excess of the fair value of the consideration for the Merger over net identifiable assets acquired. Pursuant to FASB ASC 350-20, Goodwill is not subject to amortization but is subject to annual review to determine if certain events warrant impairment to the Goodwill asset. Through December 31, 2017, the Company has not recognized any impairment to Goodwill.

Intangible Assets, Net

The Company had the following intangible assets as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Identifiable Artistic-Related Assets (a)	$1,740,000	$1,740,000
Trademarks (b)	129,831	129,831
Product Masters (b)	64,676	64,676
Other Intangible Assets (b)	251,171	185,020
Intangible Assets, Gross	2,185,678	2,119,527
Less Accumulated Amortization (c)	(329,398)	(273,877)
Intangible Assets, Net	$1,856,280	$1,845,650

(a)	In connection with the Merger in 2013, the Company acquired $1,740,000 of Identifiable Artistic-Related Assets. These assets, related to certain properties owned by A Squared and assumed by the Company, were valued using an independent firm. Based on certain legal, regulatory, contractual, and economic factors, the Company has deemed these assets to be indefinite-lived. Hence, pursuant to FASB ASC 350-30, these assets are not subject to amortization and are tested annually for impairment. Through December 31, 2017, the Company has not recognized any impairment expense related to these assets.

(b)	Pursuant to FASB ASC 350-30-35, the Company reviews these intangible assets periodically to determine if the value should be retired or impaired due to recent events. Through December 31, 2017, the Company has not recognized any impairment expense related to these assets.

(c)	During the years ended December 31, 2017 and 2016, the Company recognized $55,521 and $76,356, respectively, in amortization expense related to the Trademarks, Product Masters, and Other Intangible Assets.

Expected future intangible asset amortization as of December 31, 2017 is as follows:

Fiscal Year:
2018	$42,137
2019	30,593
2020	30,013
2021	7,399
2022	1,861
Remaining	4,277
Total	$116,280

F-15

Note 6: Deferred Revenue

As of December 31, 2017 and 2016, the Company had total short term and long term deferred revenue of $5,085,383 and $3,106,608, respectively. Deferred revenue includes both (i) variable fee contracts with licensees and customers in which the Company had collected advances and minimum guarantees against future royalties and (ii) fixed fee contracts. The Company recognizes revenue related to these contracts when all revenue recognition criteria have been met. Included in the deferred revenue balance as of December 31, 2016 is the $2,000,000 advance against future royalty that Sony paid to the Company in the first quarter of 2016. Included in the deferred revenue balance as of December 31, 2017 is the $2,000,000 advance against future royalties that Sony paid to the Company in the first quarter of 2016 as well as $1,489,583 attributable to the expansion of distribution rights acquired by Sony through the January 2017 Sony Transactions.

Note 7: Accrued Liabilities - Current

As of December 31, 2017 and 2016, the Company had the following current accrued liabilities:

	December 31, 2017	December 31, 2016
Accrued Salaries and Wages (a)	$168,549	$132,827
Disputed Trade Payables (b)	925,000	925,000
Services Advance - Current Portion (c)	–	1,489,583
Other Accrued Expenses (d)	1,717,970	249,482
Total Accrued Liabilities - Current	$2,811,519	$2,796,892

(a)	Accrued Salaries and Wages represent accrued vacation payable to employees.

(b)	As part of the Merger in 2013, the Company assumed certain liabilities from a previous member of A Squared which has claimed certain liabilities totaling $925,000. The Company disputes the basis for this liability. As of December 31, 2017, the Company believes that the statute of limitations applicable to the assertion of any legal claim relating to the collection of these liabilities has expired and therefore believes this liability is uncollectible.

(c)	During the first quarter of 2014, the Company entered into an exclusive three-year agreement with DADC to provide all CD, DVD and Blu-ray replication, packaging and distribution to the Company’s direct customers. Under the terms of the long-term, exclusive supply chain services agreement, the Company will order a minimum level of disk replication, packaging and distribution services for its content across all physical media, including DVD, CD, and Blu-ray from DADC. As consideration for these minimum order levels, the Company received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015. At the end of the term, the Company is obligated to repay a pro-rata portion of the advance if it has not ordered a minimum number of DVD/CD units during the term. On January 10, 2017, the Company entered into an amendment of our home entertainment Distribution Agreement with Sony pursuant to which, among other things, Sony paid DADC $1,489,583, which was the total sum owed and payable by us to DADC for the disk replication, packaging and distribution services. In connection with such transaction, we issued Sony 301,231 shares of our common stock at $4.945 per share, Sony’s exclusive territory for exercising its home entertainment distribution rights under the Distribution Agreement was extended from the United States and Canada to worldwide, and the amount of advances subject to recoupment by Sony out of royalty payments that would otherwise be due to us under the Distribution Agreement was increased by the amount of the payment to DADC.

(d)	Other Accrued Expenses include estimates of expenses incurred but not yet recorded. The increase in Other Accrued Expenses from the year ended December 31, 2016 to December 31, 2017 relates to estimates of final dubbing costs and participation expense related to our Llama Llama property.

F-16

Note 8: Production Loan Facility

On August 8, 2016, Llama Productions closed a $5,275,000 multiple draw-down, secured, non-recourse, non-revolving credit facility (the “Facility”) with Bank Leumi USA to produce its animated series Llama Llama, (the “Series”) which is configured as fifteen half-hour episodes comprised of thirty 11-minute programs which were delivered to Netflix in the fourth quarter of 2017. The Facility is secured by the license fees the Company will receive from Netflix for the delivery of the Series as well as the Company’s copyright in the Series. The Facility has a term of 40 months through December 2019 and has an interest rate of either Prime plus 1% or one, three, or six-month LIBOR plus 3.25%. As a condition of the loan agreement with Bank Leumi, the Company deposited $1,000,000 into a cash account to be used solely to produce the Series. During the fourth quarter of 2017, the Facility was reduced from $5,275,000 to $4,843,416 and a portion of the collateral was released to the Company leaving $568,673 in restricted cash as of December 31, 2017. Additionally, the Facility contains certain standard affirmative and negative non-financial covenants such as maintaining certain levels of production insurance and providing standard financial reports. As of December 31, 2017, the Company was in compliance with these covenants.

As of December 31, 2017, the Company had gross outstanding borrowing under the facility of $4,436,528 against which financing costs of $113,885 were applied resulting in net borrowings of $4,322,643. As of December 31, 2016, the Company had gross outstanding borrowing under the facility of $1,505,307 against which financing costs of $173,303 were applied resulting in net borrowings of $1,332,004.

Note 9: Stockholders’ Equity

Common Stock

As of December 31, 2017, the total number of authorized shares of common stock was 233,333,334.

On October 29, 2015, the Company entered into securities purchase agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1,443,362 shares of its common stock, par value $0.001 per share, and warrants to purchase up to an aggregate of 1,443,362 shares of common stock (the “Original Warrants”) for a purchase price of $3.00 per share and the associated warrants for gross proceeds to the Company of $4,330,000 (“2015 Private Placement”). The closing of the 2015 Private Placement occurred on November 3, 2015. Stock offering costs were $502,218. (See Note 11 for additional information about these warrants.)

On October 6, 2016, the Board of Directors of the Company authorized a reverse stock split in preparation for the Company’s anticipated uplisting on the NASDAQ Capital Market.

On November 4, 2016, the Company filed a certificate of change to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to effect a one-for-three reverse stock split of the Company’s issued and outstanding common stock. As a result of the 2016 Reverse Split, every three shares of the Company’s issued and outstanding common stock were automatically combined and reclassified into one share of the Company’s common stock. The 2016 Reverse Split affected all issued and outstanding shares of common stock, as well as common stock underlying stock options and warrants outstanding. No fractional shares were issued in connection with the 2016 Reverse Split. Stockholders who would otherwise have held a fractional share of common stock received an increase to their common stock as the common stock was rounded up to a full share. The total number of authorized shares of common stock was reduced from 700,000,000 to 233,333,334 in conjunction with the 2016 Reverse Split. The 2016 Reverse Split became effective on November 9, 2016. All disclosures of shares and per share data in these consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split for all periods presented.

On February 9, 2017, the Company entered into the Private Transaction pursuant to the Agreement with certain holders of the Original Warrants. Pursuant to the Agreement, the holders of the Original Warrants and the Company agreed that such Original Warrant holders would exercise their Original Warrants in full, and the Company would issue to each such holder new warrants. (See Note 11 for additional information about these warrants.) In association with the Private Transaction, the Company issued 1,171,689 shares of common stock upon exercise of a portion of the Original Warrants for which it received gross proceeds of $3,866,573 and recording offering costs of $464,649 for net proceeds of $3,401,924.

F-17

As of December 31, 2017 and 2016, there were 7,610,794 and 4,010,649 shares of common stock outstanding, respectively. Below are the changes to the Company’s common stock during the year ended December 31, 2017:

•	In connection with the January 2017 Sony Transactions, we issued Sony 301,231 shares of our common stock at $4.945 per share.

•	On January 17, 2017, we issued to a consultant 10,112 shares of our common stock at $4.945 per share in connection with the January 2017 Sony Transactions.

•	On February 9, 2017, the Company issued 1,171,689 shares of common stock in connection with the Private Transaction.

•	On March 14, 2017, the Company issued 8,410 shares of common stock valued at $5.95 per share to a consultant for services rendered.

•	On August 1, 2017, the Company issued 6,012 shares of common stock valued at $4.99 per share to a consultant for services rendered.

•	On October 3, 2017, the Company sold, in a registered direct offering, 1,647,691 shares of common stock at an offering price of $3.90 per share and, in a concurrent private placement, warrants to purchase an aggregate of 1,647,691 shares of common stock for gross proceeds of approximately $6,425,995 before deducting the placement agent fee and related offering expenses.

•	On various dates during the year ended December 31, 2017, the Company issued 455,000 shares of the Company’s common stock pursuant to the conversion of 1,365 shares of Series A Convertible Preferred Stock at a conversion price of $3.00.

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

As of December 31, 2017 and 2016, there were 3,530 and 4,895 shares of Series A Convertible Preferred Stock outstanding, respectively.

On May 12, 2014, the Board of Directors authorized the designation of a class of preferred stock as “Series A Convertible Preferred Stock”. On May 14, 2014, the Company filed the Certificate of Designation, Preferences and Rights of the 0% Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada.

Each share of the Series A Convertible Preferred Stock is convertible into shares of the Company’s common stock, par value $0.001 per share, based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Convertible Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Convertible Preferred Stock is $1,000 and the initial conversion price is $6.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event the Company issues shares of its common stock or common stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Series A Convertible Preferred Stock to the extent that as a result of such conversion, the investor would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Convertible Preferred Stock. The shares of Series A Convertible Preferred Stock possess no voting rights.

On May 14, 2014, we entered into securities purchase agreements with certain accredited investors pursuant to which we sold an aggregate of 6,000 shares of our then newly designated Series A Convertible Preferred Stock at a price of $1,000 per share for gross proceeds to us of $6,000,000. Related to the sale, we incurred offering costs of $620,085 resulting in net proceeds of $5,379,915. The transaction closed on May 15, 2014.

As the conversion price of the Series A Convertible Preferred Stock on a converted basis was below the market price of the common stock on the closing date, this resulted in a beneficial conversion feature recorded as an “imputed” dividend of $2,010,000. In addition, during the fourth quarter of 2015, in connection with the 2015 Private Placement in which the Company’s common stock was sold at $3.00 per share, the conversion price of the Series A Convertible Preferred Stock decreased to $3.00. This decrease resulted in an additional beneficial conversion feature of $3,383,850 recognized as of the time of the 2015 Private Placement. In the future, issuance of common stock or the grant of any rights to purchase our common stock or other securities convertible into our common stock for a per share price less than the then existing conversion price of the Series A Convertible Preferred Stock would result in an adjustment to the then current conversion price of the Series A Convertible Preferred Stock. This reduction would give rise to a beneficial conversion feature recorded as an “imputed” dividend.

F-18

Note 10: Stock Options

On September 18, 2015, the Company adopted the Genius Brands International, Inc. 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by our stockholders in September 2015. The 2015 Plan as approved by the stockholders authorized the issuance up to an aggregate of 150,000 shares of common stock. On December 14, 2015, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 1,293,334 from 150,000 shares to 1,443,334 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on February 3, 2016. On May 18, 2017, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 223,333 shares from 1,443,334 shares to an aggregate of 1,666,667 shares. The increase in shares available for issuance under the 2015 Plan was approved by the stockholders on July 25, 2017.

The following table summarizes the changes in the Company’s stock option plan during the year ended December 31, 2017:

	Options Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value	Weighted Average Exercise Price per Share
Balance at December 31, 2016	1,373,554	$2.82 - 12.00	3.99 years	$280,642	$8.14
Options Granted	-
Options Exercised	-
Options Cancelled	79,509
Options Expired	-
Balance at December 31, 2017	1,294,045	$2.82 - 12.00	2.99 years	$-	$8.14

Exercisable December 31, 2016	452,535	$2.82 - 6.00	3.95 years	$263,375	$5.29
Exercisable December 31, 2017	1,070,869	$2.82 - 9.00	2.96 years	$-	$7.44

During the year ended December 31, 2015, the Company granted options to purchase 1,407,775 shares of common stock to officers, directors, employees, and consultants. These stock options generally vest between one and three years, while a portion vested upon grant. The fair value of these options was determined to be $2,402,460 using the Black-Scholes option pricing model based on the following assumptions:

Exercise Price	$2.82 - $12.00
Dividend Yield	0%
Volatility	100% - 137%
Risk-free interest rate	0.89% - 1.25%
Expected life of options	2.5 - 3.5 years

During the first quarter of 2016, the Company recognized $220,564 of true-up expenses from prior periods which reflected certain revisions meant to (i) align with the graded vesting of the majority of the options granted in 2015, (ii) make adjustments in certain accounting estimates utilized in the Black-Scholes model, and (iii) reflect the accurate number of options granted in 2015. The Company assessed these adjustments individually and in aggregate and considers them immaterial to the prior periods.

During the years ended December 31, 2017 and 2016, the Company recognized $663,958 and $1,581,797 in share-based compensation expense, respectively. The unvested share-based compensation as of December 31, 2017 was $128,269 which will be recognized through the second quarter of 2019 assuming the underlying grants are not cancelled or forfeited.

Note 11: Warrants

The Company has warrants outstanding to purchase up to 3,414,389 and 1,651,698 at December 31, 2017 and 2016, respectively.

In connection with the sale of the Company’s Series A Convertible Preferred Stock in May 2014, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which it received a cash fee of $535,000 and a warrant to purchase up to 100,002 shares of the Company’s common stock. These warrants are exercisable immediately, have an exercise price of $6.00 per share, and have a five-year term.

F-19

In connection with the 2015 Private Placement, the Company issued to accredited investors the Original Warrants to purchase up to an aggregate of 1,443,362 shares of common stock for a purchase price of $3.00 per share. The Original Warrants are exercisable into shares of common stock for a period of five (5) years from issuance at an initial exercise price of $3.30 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. The Original Warrants are exercisable immediately. The Company is prohibited from effecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of common stock, calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant.

In connection with the 2015 Private Placement, Chardan acted as sole placement agent in consideration for which it received a cash fee of $300,000 and a warrant to purchase up to 141,668 shares of the Company’s common stock. These warrants are exercisable immediately, have an exercise price of $3.60 per share, and have a five-year term.

On February 9, 2017, the Company entered into the Private Transaction pursuant to the Agreement with certain holders of the Original Warrants. Pursuant to the Agreement, the holders of the Original Warrants and the Company agreed that such Original Warrant holders would exercise their Original Warrants in full, and the Company would issue to each such holder new warrants, with the new warrants being identical to the Original Warrants except that the termination date of such new warrants is February 10, 2022 (the “Reload Warrants”). In addition, depending on the number of Original Warrants exercised by all holders of the Original Warrants, the Company also agreed to issue to the holders another new warrant, identical to the Original Warrant except that the exercise price of such warrant is $5.30 and such warrant is not exercisable until August 10, 2017 (the “Market Price Warrants” and together with the Reload Warrants, the “New Warrants”).

The Company received gross proceeds of $3,866,573 from the exercise of the Original Warrants and issued Reload Warrants to purchase an aggregate of 799,991 shares of the Company’s common stock and Market Price Warrants to purchase an aggregate of 371,699 shares of the Company’s common stock. In association with the Private Transaction, the Company recorded $1,402,174, representing the difference in the fair market value of the Original Warrants and the New Warrants, as an adjustment to additional paid-in capital.

Chardan acted as financial advisor on the Private Transaction in consideration for which Chardan received $363,617, Chardan and its designees were issued New Warrants for 115,000 shares of the Company’s common stock.

On October 3, 2017, the Company sold, in a registered direct offering, 1,647,691 shares of common stock at an offering price of $3.90 per share and, in a concurrent private placement, warrants to purchase an aggregate of 1,647,691 shares of common stock for gross proceeds of approximately $6,425,995 before deducting the placement agent fee and related offering expenses.

The following table summarizes the changes in the Company’s outstanding warrants during the year ended December 31, 2017:

	Warrants Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price per Share	Aggregate Intrinsic Value
Balance at December 31, 2016	1,651,698	$3.30 - 6.00	3.75 years	$3.49	$3,301,913
Warrants Granted	2,934,381	3.30 - 5.30	-	-	ؘ-
Warrants Exercised	1,171,690	3.30	-	-	-
Warrants Expired	-
Balance at December 31, 2017	3,414,389	$3.30 - 6.00	4.21 years	$3.92	$-

Exercisable December 31, 2016	1,651,698	$3.30 - 6.00	3.75 years	$3.49	$3,301,913
Exercisable December 31, 2017	3,414,389	$3.30 - 6.00	4.21 years	$3.92	$-

F-20

Note 12: Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2017 and 2016:

	2017	2016
Deferred tax assets:
NOL Carryover	$6,406,000	$7,544,300
Bad Debt Reserve	31,000	44,100
Inventory Reserve	7,300	10,400
Amortization	(20,200)	61,500
Accrued Compensated Absences	46,100	52,900
Charitable Contributions	3,500	5,000
Subtotal	6,473,700	7,718,200
Valuation Allowance	(6,458,800)	(7,647,300)
Deferred tax liabilities:
Depreciation	3,700	(42,700)
Prepaid Expenses	(18,600)	(28,200)
Net Deferred Tax Asset	$–	$–

The income tax provision differs from the amount of income tax determined by applying the U.S. federal tax rate to pretax income from continuing operations for the years ended December 31, 2017 and 2016 due to the following:

	2017	2016
Book Loss	$(1,669,000)	$(2,113,000)
Meals and Entertainment	10,600	10,300
Stock Options	225,700	537,800
Tax Rate Change	2,809,700	–
Other	1,600	4,700
Valuation Allowance	(1,378,600)	1,560,200
	$–	$–

At December 31, 2017, the Company had net operating loss carry forwards of approximately $23,363,000 that may be offset against future taxable income from the year 2018 through 2037. No tax benefit has been reported in the December 31, 2017 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes (“Topic 740”), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

F-21

Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of December 31, 2017, the Company had no accrued interest or penalties related to uncertain tax positions.

On December 22, 2017, the United States federal government enacted the Tax Cuts and Jobs Act (the “2017 Act”). The 2017 Act will have pervasive financial reporting implications for all companies with U.S. operations, including reduction of the U.S. federal corporate tax rate from 35 percent to 21 percent.  We reviewed and incorporated the new tax bill implications through 2017 financial statements. We remeasured the deferred taxes at new corporation rate of 21%, which reduced the net deferred tax assets, before valuation allowance, by approximately $2,809,700.  Due to full valuation allowance, the change in deferred taxes was fully offset by the change in valuation allowance.  The 2017 Act has no significant impact on the 2017 financial statements.

Due to the complexities of the 2017 Act, the SEC issued Staff Accounting Bulletin No. 118 to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the 2017 Act. During the measurement period, impacts of the law are expected to be recorded at the time a reasonable estimate for all or a portion of the effects can be made, and provisional amounts can be recognized and adjusted as information becomes available, prepared, or analyzed. Any subsequent adjustment to these amounts will be recorded to current tax expense in 2018 when the analysis is complete.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of California. The Company is currently subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities since inception of the Company.

Note 13: Commitments and Contingencies

The Company has various contractual obligations, which are recorded as liabilities in our consolidated financial statements. Other items, such as certain purchase commitments and other executory contracts are not recognized as liabilities in our consolidated financial statements but are required to be disclosed in the footnotes to the financial statements. For example, the Company is contractually committed to make certain minimum lease payments for the use of property under its operating lease. In addition, the Company has contractual commitments for employment agreements of certain employees.

During the first quarter of 2015, the Company entered into an agreement for new office space to which it relocated its operations upon the expiration of its prior lease. Effective May 1, 2015, the Company began leasing approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, California 90210 pursuant to a 35-month sub-lease that commenced on May 1, 2015. The Company will pay $136,542 annually, subject to annual escalations of 3%.

Rental expenses incurred for operating leases during the years ended December 31, 2017 and 2016 were $143,451 and $140,144, respectively.

The following is a schedule of future minimum contractual obligations as of December 31, 2017, under the Company’s operating leases and employment agreements:

2018
Operating Leases	$36,214
Employment Contracts	580,413
Total	$616,627

F-22

In addition to employment agreements and operating leases, in the normal course of its business, the Company enters into various agreements associated with its individual properties. Some of these agreements call for the potential future payment of royalties or “profit” participations for either (i) the use of third party intellectual property, such as the case with Stan Lee and the Mighty 7 and Llama Llama among others, in which the Company is obligated to share net profits with the underlying rights holders on a certain basis as defined in the respective agreements or (ii) services rendered by animation studios, post-production studios, writers, directors, musicians or other creative talent for which the Company is obligated to share with these service providers a portion of the net profits of the properties on which they have rendered services, as defined in each respective agreement.

Additionally, other agreements contain options to acquire rights to intellectual property and would require payment to the rights holders contingent upon the Company securing minimum production, broadcast, or other financing commitments from third parties.

Lastly, for its Genius Brands Network, the Company licenses content for exhibition for which the Company is obligated to pay between 35% and 100% of revenues from the channel allocated to the aforementioned content after the deduction of certain direct operating expenses.

Note 14: Related Party Transactions

On April 21, 2016, the Company entered into a merchandising and licensing agreement with Andy Heyward Animation Art (“AHAA”), whose principal is Andy Heyward, the Company’s Chief Executive Officer. The Company entered into a customary merchandise license agreement with AHAA for the use of characters and logos related to Warren Buffett’s Secret Millionaires Club and Stan Lee’s Mighty 7 in connection with certain products to be sold by AHAA. The terms and conditions of such license are customary within the industry, and the Company earns an arm-length industry standard royalty on all sales made by AHAA utilizing the licensed content. During the years ended December 31, 2017 and 2016, the Company earned $96 and $247 in royalties from this agreement, respectively.

On October 1, 2016, Llama Productions LLC entered into an animation production services agreement with Mr. Heyward for services as a producer for which he is to receive $186,000 through the course of production of the Company’s animated series Llama Llama. From October 1, 2016 through December 31, 2017, Mr. Heyward has been paid $186,000.

As of December 31, 2017, Mr. Heyward owed the Company a total of $1,504 which was comprised of $2,136 owed to Mr. Heyward for the sales of certain AHAA products facilitated by the Company offset by $3,640 owed to the Company by Mr. Heyward for personal expenses paid by the Company requiring reimbursement. Mr. Heyward reimbursed the Company $1,504 subsequent to the end of the period. As of December 31, 2016, Mr. Heyward owed the Company a total of $1,248 for personal expenses paid by the Company requiring reimbursement. Mr. Heyward reimbursed the Company $1,248 during the first quarter of 2017.

On July 25, 2016, the Company entered into a consulting agreement with Foothill Entertainment, Inc. (“Foothill”), an entity whose Chairman is Gregory Payne, our corporate secretary. The Company has engaged Foothill Entertainment, Inc. for a term of six months to assist in the distribution and commercial exploitation of its audiovisual content as well as for the preparation and attendance on behalf of the Company at the MIPJR and MIPCOM markets in Cannes. The agreement continues on a month-to-month basis following the initial term. Foothill receives $12,500 per month for these services. Subsequent to the end of the period, the consulting agreement with Foothill was terminated effective January 31, 2018.

As of December 31, 2017, Gregory B. Payne, individually and via his ownership position in Foothill, owed to the Company $5,558 for expenditures made during the fourth quarter of 2017 related to the Brand Licensing Europe (“BLE”) and MIPCOM tradeshows. In addition, during the fourth quarter of 2017, Foothill acted as an agent on the Company’s behalf in licensing certain of our animated programs to certain broadcast networks for which Foothill owed to the Company $7,517 in license fees to be paid by the broadcaster to Foothill. Subsequent to the end of the period, the Company received a payment of $7,517 from Foothill as satisfaction of the open licensing invoice. Additionally, on February 28, 2018, Mr. Payne and the Company entered into an agreement whereby, among other things, Mr. Payne was entitled to be reimbursed for 100% of his expenses incurred at the BLE and MIPCOM tradeshows resulting in the Company owning to Mr. Payne $827.

F-23

Note 15: Subsequent Events

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred from December 31, 2017 through the date of issuance of these financial statements. During this period, we did not have any significant subsequent events, except as disclosed below:

•

On January 8, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Company sold approximately $1.8 million of its common stock, par value $0.001 per share (the “Common Stock”) and warrants (the “Warrants” and, together with the common stock, the “Securities”) to the Investors (the “Offering”). Pursuant to the Purchase Agreement, the Company issued to the Investors approximately 592,000 shares of common stock at a per share price of $3.00 and Warrants to purchase approximately 592,000 shares of common stock. The Warrants were immediately exercisable, will be exercisable for a period of five years from the closing date and have an exercise price of $3.00 per share. The closing of the sale of these securities under the Purchase Agreement occurred on January 10, 2018.

On January 6, 2018, the Company entered into an Engagement Letter (the “Engagement Letter”) with Chardan Capital Markets, LLC (“Chardan” or the “Placement Agent”) pursuant to which the Company engaged Chardan as its placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to $100,000 and Warrants to purchase 93,000 shares of common stock. The Engagement Letter also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D under the Securities Act.

The Securities sold and issued in connection with the Purchase Agreement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

•	On February 6, 2018, the Company entered into lease for approximately 6,969 square feet of general office space at 131 South Rodeo Drive, Suite 250, Beverly Hills, CA 90212 pursuant to a 91-month leave that commences on May 25, 2018. The Company will pay rent of approximately $364,130 annually, subject to annual escalations of 3.5%.

•	On February 28, 2018, the Company entered into an agreement (the “Agreement”) with Gregory B. Payne, the Company’s Chief Operating Officer, Executive Vice President - Legal/ Business Affairs and Corporate Secretary, pursuant to which Mr. Payne and the Company agreed to the cessation of Mr. Payne’s employment with the Company upon the earlier to occur of the following: (1) once Mr. Payne’s replacement has been found, after a two week transition period (the “Transition Period”) or (2) May 31, 2018 (the “End Date”). The Agreement provides that until the end of the Transition Period, Mr. Payne shall receive his full salary and benefits and that upon the End Date, Mr. Payne shall be entitled to receive a payment equal to the greater of (1) 50% of his remaining current salary or (2) three months of his current salary, plus, in either case, payment of accrued vacation and California employee entitlements.

•	On March 26, 2018, the Company entered into an agreement with Michael Jaffa in which Mr. Jaffa will assume the role of General Counsel and Senior Vice President of Business Affairs commencing on April 16, 2018. Mr. Jaffa will be entitled to be paid a salary at the annual rate of $225,000 per year. The term of the agreement is one year with a mutual option for two additional one-year periods. In addition, Mr. Jaffa will be entitled to receive a grant of stock options and an annual discretionary bonus based on his performance.

•

On March 30, 2018, the Company entered into an agreement with Robert Denton in which Mr. Denton will assume the role of Chief Financial Officer commencing on April 18, 2018. Mr. Denton will be entitled to be paid a salary at the annual rate of $225,000 per year. The term of the agreement is two years with a mutual option for an additional one-year period. Mr. Denton will be entitled to the reimbursement of relocation expenses to the Los Angeles area from Salt Lake City, UT up to $15,000 plus the reimbursement of travel and other pre-relocation expenses up to $5,000 and up to a maximum of $5,000 per month of reasonable living expenses incurred once relocated to Los Angeles and prior to moving into permanent accommodations. In addition, Mr. Denton will be entitled to receive a grant of stock options and an annual discretionary bonus based on his performance.

F-24

Genius Brands International, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2018 and December 31, 2017

ASSETS	March 31, 2018	December 31, 2017
	(unaudited)
Current Assets:
Cash and Cash Equivalents	$6,223,073	$6,929,399
Restricted Cash	237	568,673
Accounts Receivable, net	2,314,983	2,893,902
Other Receivable	–	160,545
Inventory, net	17,053	17,589
Prepaid and Other Assets	299,618	264,818
Total Current Assets	8,854,964	10,834,926

Property and Equipment, net	77,705	94,666
Accounts Receivable	1,125,000	1,687,500
Other Receivables	–	96,327
Film and Television Costs, net	4,336,217	2,777,088
Lease Deposits	358,103	–
Intangible Assets, net	1,864,639	1,856,280
Goodwill	10,365,805	10,365,805
Total Assets	$26,982,433	$27,712,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$458,372	$453,201
Accrued Expenses	2,405,987	1,717,970
Deferred Revenue	294,884	453,927
Accrued Salaries and Wages	174,227	168,549
Disputed Trade Payable	925,000	925,000
Total Current Liabilities	4,258,470	3,718,647

Long Term Liabilities:
Deferred Revenue	4,440,956	4,631,456
Production Loan Facility, net	2,689,320	4,322,643
Total Liabilities	11,388,746	12,672,746

Stockholders’ Equity
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, respectively; 3,530 and 3,530 shares issued and outstanding, respectively	4	4
Common Stock, $0.001 par value, 233,333,334 shares authorized, respectively; 8,202,794 and 7,610,794 shares issued and outstanding, respectively	8,203	7,611
Common Stock to Be Issued	24	24
Additional Paid in Capital	58,232,423	56,588,822
Accumulated Deficit	(42,641,849)	(41,551,497)
Accumulated Other Comprehensive (Loss)	(5,118)	(5,118)
Total Equity	15,593,687	15,039,846

Total Liabilities and Stockholders’ Equity	$26,982,433	$27,712,592

The accompanying notes are an integral part of these financial statements.

F-25

Genius Brands International, Inc.

Condensed Consolidated Statements of Operations

Three months ended March 31, 2018 and March 31, 2017

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
	(unaudited)
Revenues:
Television & Home Entertainment	$3,754	$43,373
Licensing & Royalties	66,812	153,213
Kid Genius Networks	22,009	1,505
Product Sales	638	–
Total Revenues	93,213	198,091

Operating Expenses:
Marketing and Sales	60,980	89,504
Direct Operating Costs	(26,749)	23,069
General and Administrative	1,322,452	1,400,925
Total Operating Expenses	1,356,683	1,513,498

Loss from Operations	(1,263,470)	(1,315,407)
Other Income (Expense):
Other Income	279	26
Interest Expense	(273)	(853)
Net Other Income (Expense)	6	(827)

Loss before Income Tax Expense	(1,263,464)	(1,316,234)

Income Tax Expense	–	–

Net Loss	$(1,263,464)	$(1,316,234)

Net Loss per Common Share (Basic and Diluted)	$(0.18)	$(0.26)

Weighted Average Shares Outstanding (Basic and Diluted)	6,856,517	5,020,154

The accompanying notes are an integral part of these financial statements.

F-26

Genius Brands International, Inc.

Condensed Consolidated Statements of Comprehensive Income

Three months ended March 31, 2018 and March 31, 2017

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
Net Loss	$(1,263,464)	$(1,316,234)

Other Comprehensive Income (Loss), Net of Tax:
Unrealized Gain (Loss) on Foreign Currency Translation	–	–
Other Comprehensive Income (Loss), Net of Tax:	–	–
Comprehensive Income (Loss)	$(1,263,464)	$(1,316,234)

The accompanying notes are an integral part of these financial statements.

F-27

Genius Brands International, Inc.

Condensed Consolidated Statements of Cash Flows

Three months ended March 31, 2018 and March 31, 2017

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
Cash Flows from Operating Activities:
Net Loss	$(1,263,464)	$(1,316,234)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Amortization of Film and Television Costs	26,738	4,605
Depreciation and Amortization Expense	32,274	34,630
Bad Debt Expense	2,400	–
Stock Issued for Services	–	100,000
Stock Compensation Expense	47,852	221,992
Decrease (Increase) in Operating Assets:
Accounts Receivable, net	1,139,019	(319,161)
Other Receivables	256,872	–
Inventory	536	(16,010)
Prepaid Expenses & Other Assets	(49,474)	(60,642)
Lease Deposits	(358,103)	–
Film and Television Costs, net	(928,289)	(937,535)

Increase (Decrease) in Operating Liabilities:
Accounts Payable	(91,877)	(322,236)
Accrued Salaries	5,678	27,102
Deferred Revenue and Advances	59,607	230,157
Other Accrued Expenses	(93,876)	7,122
Net Cash Used in Operating Activities	(1,214,107)	(2,346,210)

Cash Flows from Investing Activities:
Investment in Intangible Assets	(21,358)	–
Investment in Fixed Assets	(2,314)	–
Net Cash Used in Investing Activities	(23,672)	–

Cash Flows from Financing Activities:
Proceeds from Warrant Exchange, net	–	3,400,658
Proceeds from Sale of Common Stock, net	1,596,340	–
Repayment of Production Facility, net	(1,633,323)	1,284,728
Net Cash (Used in) Provided by Financing Activities	(36,983)	4,685,386

Net (Decrease) Increase in Cash, Cash Equivalents, and Restricted Cash	(1,274,762)	2,339,176
Beginning Cash, Cash Equivalents, and Restricted Cash	7,498,072	2,887,921
Ending Cash, Cash Equivalents, and Restricted Cash	$6,223,310	$5,227,097
Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$–	$853
Schedule of Non-Cash Financing and Investing Activities
Issuance of Common Stock for services rendered	$780,000	–
Issuance of Common Stock in Relation to Sony Transaction	$–	$1,489,583

The accompanying notes are an integral part of these financial statements.

F-28

Genius Brands International, Inc.

Notes to Condensed Financial Statements

March 31, 2018 (unaudited)

Note 1: Organization and Business -

Organization and Nature of Business

Genius Brands International, Inc. (“we,” “us,” “our,” or the “Company”) is a global content and brand management company that creates and licenses multimedia content. Led by proven industry leaders, the Company distributes its content in all formats as well as a broad range of consumer products based on its characters. In the children's media sector, the Company’s portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment, including the award-winning Baby Genius, new preschool property Rainbow Rangers, debuting November 5, 2018 on Nickelodeon; preschool property Llama Llama; that debuted on Netflix in December 2017 and has already been picked up by Netflix for a second season; tween music-driven brand SpacePop; adventure comedy Thomas Edison's Secret Lab®, available on, public broadcast stations and the Company’s Genius Brands Network on Comcast’s Xfinity on Demand, AppleTV, Roku, Amazon Fire, You Tube and Amazon Prime; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The Company also has a partnership with Stan Lee's Pow! Entertainment which it manages for creation, production, licensing and management of original Stan Lee superhero programs.

In addition, the Company acts as licensing agent for Llama Llama, leveraging its existing licensing infrastructure to expand this brand into new product categories, new retailers, and new territories.

The Company commenced operations in 2006, assuming all the rights and obligations of its then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In 2011, the Company reincorporated in Nevada and changed its name to Genius Brands International, Inc. In connection with the Reincorporation, the Company changed its trading symbol to “GNUS.”

In 2013, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions, A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company.

On November 4, 2016, the Company filed a certificate to change its Articles of Incorporation to effect a reverse split on a one-for-three basis (the “2016 Reverse Split”). The 2016 Reverse Split became effective on November 9, 2016. All common stock share and per share information in this Quarterly Report on Form 10-Q (“Form 10-Q”), including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the 2016 Reverse Split, unless otherwise indicated.

Liquidity

Historically, the Company has incurred net losses. For the three months ended March 31, 2018 and March 31, 2017, the Company reported net losses of $1,263,464 and $1,316,234 respectively. The Company reported net cash used in operating activities of $1,214,107 and $2,346,210 for the three months ended March 31, 2018, and March 31, 2017, respectively. As of March 31, 2018, the Company had an accumulated deficit of $42,641,849 and total stockholders’ equity of $15,593,687. At March 31, 2018, the Company had current assets of $8,854,964, including cash, cash equivalents, and restricted cash of $6,223,310 and current liabilities of $4,258,470, including certain trade payables of $925,000 to which the Company disputes the claim. The Company had working capital of $4,596,494 as of March 31, 2018 compared to working capital of $7,116,279 as of December 31, 2017.

F-29

On January 8, 2018, the Company entered into a Securities Purchase Agreement with certain accredited investors pursuant to which the Company sold approximately $1,800,000 of common stock and warrants to such investors (the “January 2018 Private Placement”). The Company issued and sold warrants to purchase 592,000 shares of common stock at an exercise price of $3.00 per share.

While the Company believes that its cash balances and working capital combined with its production facility and deal pipeline will be sufficient to fund operations for the next twelve months, there can be no assurance that cash flows from operations will continue to improve in the near future. If the Company is unable to attain profitable operations and attain positive operating cash flows, it may need to (i) seek additional funding, (ii) scale back its development or production plans, or (iii) reduce certain operations.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying 2018 and 2017 condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genius Brands International, Inc., its wholly-owned subsidiaries A Squared and Llama Productions as well as its interest in Stan Lee Comics, LLC (“Stan Lee Comics”). All significant inter-company balances and transactions have been eliminated in consolidation.

The financial statements have been prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 Business Combinations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these condensed consolidated financial statements to conform to current period classifications.

Cash, Cash Equivalents, and Restricted Cash

The Company considers all highly liquid debt instruments with initial maturities of three months or less to be cash equivalents. As of March 31, 2018, and 2017 Restricted Cash totaled $237 and $568,673 respectively, which represents funds held in a cash account to be used solely for the production of Llama Llama as a condition of its loan agreement with Bank Leumi USA.

F-30

Allowance for Doubtful Accounts

Accounts receivable are presented on the balance sheets net of estimated uncollectible amounts. The Company assesses its accounts receivable balances on a quarterly basis to determine collectability and records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses based on historical experience and future expectations. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. The Company had an allowance for doubtful accounts of $110,658 as of both March 31, 2018 and December 31, 2017.

Inventories

Inventories are stated at the lower of average cost or net realizable value and consist of finished goods such as DVDs, CDs and other products. A reserve for slow-moving and obsolete inventory is established for all inventory deemed potentially non-saleable. The current inventory is considered properly valued and saleable. The Company concluded that there was an appropriate reserve for slow moving and obsolete inventory of $26,097 at both March 31, 2018 and December 31, 2017.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Maintenance, repairs, and renewals, which neither materially add to the value of the assets nor appreciably prolong their lives, are charged to expense as incurred. Gains and losses from any dispositions of property and equipment are reflected in the statement of operations.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with FASB ASC 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units, of which we have one. While we may use a variety of methods to estimate fair value for impairment testing, our primary method is discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill or indefinite lived intangible assets in future periods.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

Film and Television Costs

The Company capitalizes production costs for episodic series produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

F-31

The Company capitalizes production costs for films produced in accordance with FASB ASC 926-20 Entertainment - Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates its capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Additionally, for both episodic series and films, from time to time, the Company develops additional content, improved animation and bonus songs/features for its existing content. After the initial release of the film or episodic series, the costs of significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred.

Revenue Recognition

On January 1, 2018, the Company adopted the new accounting standard ASC 606 (Topic 606), Revenue from Contracts with Customers and all the related amendments (“new revenue standard”) using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under ASC 605, (Topic 605).

Accordingly, on January 1, 2018 the Company recorded a cumulative effect adjustment to beginning accumulated deficit in the amount of $173,112. The impact to our financial statements for the three months ended March 31, 2018 resulting from the adoption of Topic 606 as of January 1, 2018 was a reduction of revenue in the amount $68,184 and a corresponding reduction in costs in the amount of $10,099 from the amounts reported. The amounts prior to adoption were not recognized pursuant to Topic 606 and would have been reported pursuant to Topic 605.

Changes to the opening balances in prepaid and other assets, film and television costs, total assets, accrued expenses, deferred revenue and total liabilities resulting from the adoption of the new guidance were as follows (thousands):

	December 31, 2017	Impact of Adoption	January 1, 2018
Prepaid and Other Assets	$265	$(15)	$250
Film and Television Costs, net	2,777	(219)	2,558
Total assets	27,713	(234)	27,479
Accrued Expenses	1,718	2	1,720
Deferred Revenue	5,085	(409)	4,676
Total liabilities	12,673	(407)	12,266

The Company performed its analysis of its existing revenue contracts and has completed its new revenue accounting policy documentation under the new standard. The Company has identified the following six material and distinct performance obligations:

•	License rights to exploit Functional Intellectual Property (Functional Intellectual Property or “functional IP” is defined as intellectual property that has significant standalone functionality, such as the ability be played or aired. Functional intellectual property derives a substantial portion of its utility from its significant standalone functionality.)

•	License rights to exploit Symbolic Intellectual Property (Symbolic Intellectual Property or “symbolic IP” is intellectual property that is not functional as it does not have significant standalone use and substantially all of the utility of symbolic IP is derived from its association with the entity’s past or ongoing activities, including its ordinary business activities, such as the Company’s licensing and merchandising programs associated with its animated content.)

•	Options to renew or extend a contract at fixed terms. (While this performance obligation is not significant for the Company’s current contracts, it could become significant in the future.)

•	Options on future seasons of content at fixed terms. (While this performance obligation is not significant for the Company’s current contracts, it could become significant in the future.)

•	Fixed fee advertising revenue generated from the Genius Brands Network

•	Variable fee advertising revenue generated from the Genius Brands Network

F-32

As a result of the change, beginning January 1, 2018, the Company began recognizing revenue related to licensed rights to exploit functional IP in two ways. For minimum guarantees, the Company recognizes fixed revenue upon delivery of content and the start of the license period. For functional IP contracts with a variable component, the Company estimates revenue such that it is probable there will not be a material reversal of revenue in future periods. Revenue under these types of contracts was previously recognized when royalty statements were received. The Company began recognizing revenue related to licensed rights to exploit symbolic IP substantially similarly to functional IP. Although it has a different recognition pattern from functional IP, the valuation method is substantially the same, depending on the nature of the license.

The Company sells advertising on its Kid Genius channel in the form of either flat rate promotions or impressions served. For flat rate promotions with a fixed term, the Company recognizes revenue when all five revenue recognition criteria under FASB ASC 606 are met. For impressions served, the Company delivers a certain minimum number of impressions on the channel to the advertiser for which the advertiser pays a contractual CPM per impression. Impressions served are reported to the Company on a monthly basis, and revenue is reported in the month the impressions are served.

The Company recognizes revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer.

Direct Operating Costs

Direct operating costs include costs of our product sales, non-capitalizable film costs, film and television cost amortization expense, and participation expense related to agreements with various animation studios, post-production studios, writers, directors, musicians or other creative talent with which we are obligated to share net profits of the properties on which they have rendered services.

Share-Based Compensation

As required by FASB ASC 718 - Stock Compensation, the Company recognizes an expense related to the fair value of our share-based compensation awards, including stock options, using the Black-Scholes calculation as of the date of grant. The Company has elected to use the graded attribution method for awards which are in-substance, multiple awards based on the vesting schedule.

Earnings Per Share

Basic earnings (loss) per common share (“EPS”) is calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted EPS is calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding, plus the assumed exercise of all dilutive securities using the treasury stock or “as converted” method, as appropriate. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive.

Income Taxes

Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.

F-33

Concentration of Risk

The Company’s cash is maintained at two financial institutions and from time to time the balances for this account exceed the Federal Deposit Insurance Corporation’s (“FDIC”) insured amount. Balances on interest bearing deposits at banks in the United States are insured by the FDIC up to $250,000 per account. As of March 31, 2018, the Company had three accounts with a combined uninsured balance of $5,723,310. As of December 31, 2017, the Company had four accounts with a combined uninsured balance of $6,998,072.

For the three months ended March 31, 2018, the Company had two customers whose total revenue each exceeded 10% of the total consolidated revenue. The Company had one customer who accounted for 98% of accounts receivable balance as of March 31, 2018.

Fair value of financial instruments

The carrying amounts of cash, receivables, accounts payable, and accrued liabilities approximate fair value due to the short-term maturity of the instruments. The carrying amount of the Production Loan Facility approximates fair value since the debt carries a variable interest rate that is tied to either the current Prime or LIBOR rates plus an applicable spread.

We adopted FASB ASC 820 as of January 1, 2008, for financial instruments measured at fair value on a recurring basis. FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update 2016-02, “Leases.” The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2018. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18, “Statement of Cash Flows - Restricted Cash a consensus of the FASB Emerging Issues Task Force.” This standard requires restricted cash and cash equivalents to be included with cash and cash equivalents on the statement of cash flows under a retrospective transition approach. The guidance will become effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. Early adoption is permitted. We have prospectively adopted ASU 2016-18 in our 2017 financial statements. The impact to our consolidated financial position, results of operations and cash flows was minimal.

In January 2017, the FASB issued Accounting Standards Update 2017-04, “Simplifying the Test for Goodwill Impairment,” which requires an entity to perform a one-step quantitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value (not to exceed the total goodwill allocated to that reporting unit). It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. The standard is effective January 1, 2020, with early adoption as of January 1, 2017 permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

F-34

In May 2017, the FASB issued Accounting Standard Update 2017-09, “Compensation-Stock Compensation: Scope of Modification Accounting,” which clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. Under the new guidance, modification accounting is required if the fair value, vesting conditions or classification (equity or liability) of the new award are different from the original award immediately before the original award is modified. The standard is effective beginning January 1, 2018, with early adoption permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

Various other accounting pronouncements have been recently issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries and are not expected to have a material effect on our financial position, results of operations, or cash flows.

Note 3: Property and Equipment, Net

The Company has property and equipment as follows as of March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017
Furniture and Equipment	$12,385	$12,385
Computer Equipment	119,570	117,256
Leasehold Improvements	176,903	176,903
Software	15,737	15,737
Property and Equipment, Gross	324,595	322,281
Less Accumulated Depreciation	(246,890)	(227,615)
Property and Equipment, Net	$77,705	$94,666

During the three months ended March 31, 2018 and 2017, the Company recorded depreciation expense of $19,275 and $16,933, respectively.

Note 4: Film and Television Costs, Net

As of March 31, 2018, the Company had net Film and Television Costs of $4,336,217 compared to $2,777,088 at December 31, 2017. The increase relates primarily to the production and development of Rainbow Rangers offset by the amortization of film costs associated with the revenue recognized for Thomas Edison’s Secret Lab, SpacePop and Llama Llama.

During the three months ended March 31, 2018 and 2017, the Company recorded Film and Television Cost amortization expense of $26,738 and $4,605, respectively.

The following table highlights the activity in Film and Television Costs of March 31, 2018, and December 31, 2017:

Total
Film and Television Costs, Net as of December 31, 2016	$2,260,964
Additions to Film and Television Costs	2,863,076
Capitalized Interest	187,883
Film Amortization Expense	(2,534,835)
Film and Television Costs, Net as of December 31, 2017	2,777,088
Additions to Film and Television Costs	1,766,865
Capitalized Interest	42,919
Film Amortization Expense	(250,655)
Film and Television Costs, Net as of March 31, 2018	$4,336,217

F-35

Note 5: Goodwill and Intangible Assets, Net

Goodwill

In connection with the Merger in 2013, the Company recognized $10,365,805 in Goodwill, representing the excess of the fair value of the consideration for the Merger over net identifiable assets acquired. Pursuant to FASB ASC 350-20, Goodwill is not subject to amortization but is subject to annual review to determine if certain events warrant impairment to the Goodwill asset. Through March 31, 2018, the Company has not recognized any impairment to Goodwill.

Intangible Assets, Net

The Company had the following intangible assets as of March 31, 2018, and December 31, 2017:

	March 31, 2018	December 31, 2017
Identifiable Artistic-Related Assets (a)	$1,740,000	$1,740,000
Trademarks (b)	129,831	129,831
Product Masters (b)	64,676	64,676
Other Intangible Assets (b)	272,529	251,171
Intangible Assets, Gross	2,207,036	2,185,678
Less Accumulated Amortization (c)	(342,397)	(329,398)
Intangible Assets, Net	$1,864,639	$1,856,280

(a)	In connection with the Merger in 2013, the Company acquired $1,740,000 of Identifiable Artistic-Related Assets. These assets, related to certain properties owned by A Squared and assumed by the Company, were valued using an independent firm. Based on certain legal, regulatory, contractual, and economic factors, the Company has deemed these assets to be indefinite-lived. Hence, pursuant to FASB ASC 350-30, these assets are not subject to amortization and are tested annually for impairment. Through March 31, 2018, the Company has not recognized any impairment expense related to these assets.
(b)	Pursuant to FASB ASC 350-30-35, the Company reviews these intangible assets periodically to determine if the value should be retired or impaired due to recent events. Through March 31, 2018, the Company has not recognized any impairment expense related to these assets.
(c)	During the three months ended March 31, 2018 and March 31, 2017, the Company recognized $12,999 and $17,697, respectively, in amortization expense related to the Trademarks, Product Masters, and Other Intangible Assets.

Expected future intangible asset amortization as of March 31, 2018 is as follows:

Fiscal Year:
2018	$29,139
2019	30,593
2020	30,013
2021	7,399
2022	1,861
Remaining	4,277
Total	$103,282

Note 6: Deferred Revenue

As of March 31, 2018, and December 31, 2017, the Company had total short term and long term deferred revenue of $4,735,840 and $5,085,383, respectively. Deferred revenue includes both (i) variable fee contracts with licensees and customers in which the Company had collected advances and minimum guarantees against future royalties and (ii) fixed fee contracts. The Company recognizes revenue related to these contracts when all revenue recognition criteria have been met. Included in the deferred revenue balance as of March 31, 2018 and December 31, 2017 is the $2,000,000 advance against future royalty that Sony paid to the Company in the first quarter of 2016 as well as the remaining portion of the $1,489,583 attributable to the expansion of distribution rights acquired by Sony through the January 2017 Sony Transactions.

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Note 7: Accrued Liabilities – Current

As of March 31, 2018, and December 31, 2017, the Company has the following current accrued liabilities:

	March 31, 2018	December 31, 2017
Accrued Salaries and Wages (a)	$174,227	$168,549
Disputed Trade Payables (b)	925,000	925,000
Other Accrued Expenses (c)	2,405,987	1,717,970
Total Accrued Liabilities - Current	$3,505,214	$2,811,519

(a)	Accrued Salaries and Wages represent accrued vacation payable to employees.

(b)	As part of the Merger in 2013, the Company assumed certain liabilities from a previous member of A Squared which has claimed certain liabilities totaling $925,000. The Company disputes the basis for this liability. As of March 31, 2018, the Company believes that the statute of limitations applicable to the assertion of any legal claim relating to the collection of these liabilities has expired and therefore believes this liability is uncollectible.

(c)	Other Accrued Expenses include estimates of expenses incurred but not yet recorded.

Note 8: Production Loan Facility

On August 8, 2016, Llama Productions closed a $5,275,000 multiple draw-down, secured, non-recourse, non-revolving credit facility (the “Facility”) with Bank Leumi USA to produce its animated series Llama Llama, (the “Series”) which is configured as fifteen half-hour episodes comprised of thirty 11 minute programs that were delivered to Netflix in fall 2017. The Facility is secured by the license fees the Company will receive from Netflix for the delivery of the Series as well as the Company’s copyright in the Series. The Facility has a term of 40 months and has an interest rate of either Prime plus 1% or one, three, or six month LIBOR plus 3.25%. As a condition of the loan agreement with Bank Leumi, the Company deposited $1,000,000 into a cash account to be used solely to produce the Series. Additionally, the Facility contains certain standard affirmative and negative non-financial covenants such as maintaining certain levels of production insurance and providing standard financial reports. As of March 31, 2018, the Company was in compliance with these covenants.

As of March 31, 2018, the Company had gross outstanding borrowing under the facility of $2,804,764 against which financing costs of $115,444 were applied resulting in net borrowings of $2,689,320. As of December 31, 2017, the Company had gross outstanding borrowing under the facility of $4,436,528 against which financing costs of $113,885 were applied resulting in net borrowings of $4,322,643.

Note 9: Stockholders’ Equity

Common Stock

As of March 31, 2018, the total number of authorized shares of common stock was 233,333,334.

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On October 29, 2015, the Company entered into securities purchase agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1,443,362 shares of its common stock, par value $0.001 per share, and warrants to purchase up to an aggregate of 1,443,362 shares of common stock (the “Original Warrants”) for a purchase price of $3.00 per share and the associated warrants for gross proceeds to the Company of $4,330,000 (“2015 Private Placement”). The closing of the 2015 Private Placement occurred on November 3, 2015. Stock offering costs were $502,218. (See Note 11 for additional information about these warrants.)

On October 6, 2016, the Board of Directors of the Company authorized a reverse stock split in preparation for the Company’s anticipated up listing on the NASDAQ Capital Market.

On November 4, 2016, the Company filed a certificate of change to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to effect a one-for-three reverse stock split of the Company’s issued and outstanding common stock. As a result of the 2016 Reverse Split, every three shares of the Company’s issued and outstanding common stock were automatically combined and reclassified into one share of the Company’s common stock. The 2016 Reverse Split affected all issued and outstanding shares of common stock, as well as common stock underlying stock options and warrants outstanding. No fractional shares were issued in connection with the 2016 Reverse Split. Stockholders who would otherwise hold a fractional share of common stock will receive an increase to their common stock as the common stock will be rounded up to a full share. The total number of authorized shares of common stock was reduced from 700,000,000 to 233,333,334 in conjunction with the 2016 Reverse Split. The 2016 Reverse Split became effective on November 9, 2016. All disclosures of shares and per share data in these consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split for all periods presented.

On February 9, 2017, the Company entered into a private transaction (the “Private Transaction”) pursuant to a Warrant Exercise Agreement with certain holders of the Company’s existing warrants (the “Original Warrants”). Pursuant to the Warrant Exercise Agreement, the holders of the Original Warrants and the Company agreed that such Original Warrant holders would exercise their Original Warrants in full, and the Company would issue to each such holder new warrants. (See Note 11 for additional information about these warrants.) In association with the Private Transaction, the Company issued 1,171,690 shares of common stock upon exercise of a portion of the Original Warrants for which it received gross proceeds of $3,866,573 and recording offering costs of $465,915 for net proceeds of $3,400,658.

On January 8, 2018, the Company entered into the January 2018 Private Placement. Pursuant to a Securities Purchase Agreement, the Company issued to the Investors approximately 592,000 shares of common stock at a per share price of $3.00 and warrants to purchase approximately 592,000 shares of common stock. The warrants were immediately exercisable, will be exercisable for a period of five years from the closing date and have an exercise price of $3.00 per share. The closing of the sale of these securities under the Securities Purchase Agreement occurred on January 10, 2018.

As of March 31, 2018, and December 31, 2017, there were 8,202,794 and 7,610,794 shares of common stock outstanding, respectively. Below are the changes to the Company’s common stock during the three months ended March 31, 2018:

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

As of March 31, 2018, and December 31, 2017, there were 3,530 and 3,530 shares of Series A Convertible Preferred Stock outstanding, respectively.

On May 12, 2014, the Board of Directors authorized the designation of a class of preferred stock as “Series A Convertible Preferred Stock.” On May 14, 2014, the Company filed the Certificate of Designation, Preferences and Rights of the 0% Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada.

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Each share of the Series A Convertible Preferred Stock is convertible into shares of the Company’s common stock, par value $0.001 per share, based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Convertible Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Convertible Preferred Stock is $1,000 and the initial conversion price is $6.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event the Company issues shares of its common stock or common stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Series A Convertible Preferred Stock to the extent that as a result of such conversion, the investor would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Convertible Preferred Stock. The shares of Series A Convertible Preferred Stock possess no voting rights.

On May 14, 2014, we entered into securities purchase agreements with certain accredited investors pursuant to which we sold an aggregate of 6,000 shares of our then newly designated Series A Convertible Preferred Stock at a price of $1,000 per share for gross proceeds to us of $6,000,000. Related to the sale, we incurred offering costs of $620,085 resulting in net proceeds of $5,379,915. The transaction closed on May 15, 2014.

As the conversion price of the Series A Convertible Preferred Stock on a converted basis was below the market price of the common shares on the closing date, this resulted in a beneficial conversion feature recorded as an “imputed” dividend of $2,010,000. In addition, during the fourth quarter of 2015, in connection with the 2015 Private Placement in which the Company’s common stock was sold at $3.00 per share, the conversion price of the Series A Convertible Preferred Stock decreased to $3.00. This decrease resulted in an additional beneficial conversion feature of $3,383,850 recognized as of the time of the 2015 Private Placement. In the future, issuance of common stock or the grant of any rights to purchase our common stock or other securities convertible into our common stock for a per share price less than the then existing conversion price of the Series A Convertible Preferred Stock would result in an adjustment to the then current conversion price of the Series A Convertible Preferred Stock. This reduction would give rise to a beneficial conversion feature recorded as an “imputed” dividend.

Note 10: Stock Options

On September 18, 2015, the Company adopted the Genius Brands International, Inc. 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by our stockholders in September 2015. The 2015 Plan as approved by the stockholders authorized the issuance up to an aggregate of 150,000 shares of common stock. On December 14, 2015, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 1,293,334 from 150,000 shares to 1,443,334 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on February 3, 2016. On May 18, 2017, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 223,333 shares from 1,443,334 shares to an aggregate of 1,667,667 shares. The increase in shares available for issuance under the 2015 Plan was approved by the stockholders on July 25, 2017.

The following table summarizes the changes in the Company’s stock option plan during the three months ended March 31, 2018:

	Options Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value	Weighted Average Exercise Price per Share
Balance at December 31, 2017	1,294,045	$2.82 - 12.00	2.99 years	$–	$8.14
Options Granted	–
Options Exercised	–
Options Cancelled	–
Options Expired	–
Balance at March 31, 2018	1,294,045	$2.82 - 12.00	2.74 years	$–	$8.14

Exercisable December 31, 2017	1,070,869	$2.82 - 9.00	2.96 years	$–	$7.44
Exercisable March 31, 2018	1,070,869	$2.82 - 9.00	2.72 years	$–	$7.44

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During the year ended December 31, 2015, the Company granted options to purchase 1,407,775 shares of common stock to officers, directors, employees, and consultants. These stock options generally vest between one and three years, while a portion vested upon grant. The fair value of these options was determined to be $2,402,460 using the Black-Scholes option pricing model based on the following assumptions:

Exercise Price	$2.82 - $12.00
Dividend Yield	0%
Volatility	100% - 137%
Risk-free interest rate	0.89% - 1.25%
Expected life of options	2.5 - 3.5 years

During the three months ended March 31, 2018, the Company recognized $47,852 in share-based compensation expense. The unvested share-based compensation as of March 31, 2018, was $80,417 which will be recognized through the second quarter of 2019 assuming the underlying grants are not cancelled or forfeited.

Note 11: Warrants

The Company has warrants outstanding to purchase up to 4,099,389 and 3,414,389 shares as of March 31, 2018 and December 31, 2017, respectively.

In connection with the sale of the Company’s Series A Convertible Preferred Stock in May 2014, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which it received a cash fee of $535,000 and a warrant to purchase up to 100,002 shares of the Company’s common stock. These warrants are exercisable immediately, have an exercise price of $6.00 per share, and have a five-year term.

In connection with the 2015 Private Placement, the Company issued to accredited investors the Original Warrants to purchase up to an aggregate of 1,443,362 shares of common stock for a purchase price of $3.00 per share. The Original Warrants are exercisable into shares of common stock for a period of five (5) years from issuance at an initial exercise price of $3.30 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. The Original Warrants are exercisable immediately. The Company is prohibited from effecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of common stock, calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant.

In connection with the 2015 Private Placement, Chardan acted as sole placement agent in consideration for which it received a cash fee of $300,000 and a warrant to purchase up to 141,668 shares of the Company’s common stock. These warrants are exercisable immediately, have an exercise price of $3.60 per share, and have a five-year term.

On February 9, 2017, the Company entered into the Private Transaction pursuant to the Warrant Exercise Agreement with certain holders of the Original Warrants. Pursuant to the Warrant Exercise Agreement, the holders of the Original Warrants and the Company agreed that such Original Warrant holders would exercise their Original Warrants in full, and the Company would issue to each such holder new warrants, with the new warrants being identical to the Original Warrants except that the termination date of such new warrants is February 10, 2022 (the “Reload Warrants”). In addition, depending on the number of Original Warrants exercised by all holders of the Original Warrants, the Company also agreed to issue to the holders another new warrant, identical to the Original Warrant except that the exercise price of such warrant is $5.30 and such warrant is not exercisable until August 10, 2017 (the “Market Price Warrants” and together with the Reload Warrants, the “New Warrants”).

The Company received gross proceeds of $3,866,573 from the exercise of the Original Warrants and issued Reload Warrants to purchase an aggregate of 799,991 shares of the Company’s common stock and Market Price Warrants to purchase an aggregate of 371,699 shares of the Company’s common stock. In association with the Private Transaction, the Company recorded warrant exchange expense of $1,402,174 representing the difference in the fair market value of the Original Warrants and the New Warrants, as an adjustment to additional paid - capital.

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Chardan acted as financial advisor on the Private Transaction in consideration for which Chardan received $363,617 and Chardan and its designees were New Warrants for 115,000 shares of the Company’s common stock.

On October 3, 2017, the Company sold, in a registered direct offering, 1,647,691 shares of common stock at an offering price of $3.90 per share and, in a concurrent private placement, warrants to purchase an aggregate of 1,647,691 shares of common stock for gross proceeds of approximately $6,425,995 before deducting the placement agent fee and related offering expenses.

On January 10, 2018, the Company issued warrants for 592,000 shares of the Company’s common stock in connection with the January 2018 Private Placement. The warrants were issued to the parties who purchased the Company’s common stock, as well as to Chardan and its designees who acted as placement agents of the deal. The warrants expire in five years and were exercisable immediately at an exercise price of $3.00 per share.

The following table summarizes the changes in the Company’s outstanding warrants during the three months ended March 31, 2018:

	Warrants Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price per Share	Aggregate Intrinsic Value
Balance at December 31, 2017	3,414,389	$3.30 – 6.00	4.21 years	$3.92	$–
Warrants Granted	685,000	$3.00	4.78 years	3.00	–
Warrants Exercised	–	–	–	–	–
Warrants Expired	–	–	–	–	–
Balance at March 31, 2018	4,099,389	$3.00 – 6.00	4.10 years	$3.77	$–

Exercisable December 31, 2017	3,414,389	$3.30 – 6.00	4.21 years	$3.92	$–
Exercisable March 31, 2018	4,099,389	$3.00 – 6.00	4.10 years	$3.77	$–

Note 12: Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740 Income Taxes (“Topic 740”), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of March 31, 2018, and December 31, 2017, the Company had no accrued interest or penalties related to uncertain tax positions.

On December 22, 2017, the United States federal government enacted the Tax Cuts and Jobs Act (the “2017 Act”). The 2017 Act will have pervasive financial reporting implications for all companies with U.S. operations, including reduction of the U.S. federal corporate tax rate from 35 percent to 21 percent.  We reviewed and incorporated the new tax bill implications through 2017 financial statements. We remeasured the deferred taxes at new corporation rate of 21%, which reduced the net deferred tax assets, before valuation allowance, by approximately $2,809,700.  Due to full valuation allowance, the change in deferred taxes was fully offset by the change in valuation allowance.  The 2017 Act has no significant impact on the financial statements for the three months ended March 31, 2018 or for the year ended Decembert 31, 2017.

Due to the complexities of the 2017 Act, the SEC issued Staff Accounting Bulletin No. 118 to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the 2017 Act. During the measurement period, impacts of the law are expected to be recorded at the time a reasonable estimate for all or a portion of the effects can be made, and provisional amounts can be recognized and adjusted as information becomes available, prepared, or analyzed. Any subsequent adjustment to these amounts will be recorded to current tax expense in 2018 when the analysis is complete.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of California and Massachusetts. The Company is currently subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities since inception of the Company.

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Note 13: Lease Commitments

Rental expenses incurred for operating leases during the three months ended March 31, 2018 and March 31, 2017 were $35,160 and $35,007, respectively.

During the first quarter of 2015, the Company entered into an agreement for new office space to which it relocated its operations upon the expiration of its prior lease. Effective May 1, 2015, the Company began leasing approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, California 90210 pursuant to a 35-month sub-lease that commenced on May 1, 2015. The Company will pay $136,542 annually subject to annual escalations of 3%.

On February 6, 2018, the Company entered into lease for approximately 6,969 square feet of general office space at 131 South Rodeo Drive, Suite 250, Beverly Hills, CA 90212 pursuant to a 91-month leave that commences on May 25, 2018. The Company will pay rent of approximately $364,130 annually, subject to annual escalations of 3.5%.

The following is a schedule of future minimum lease payments required by the non-cancelable operating lease agreement:

Year	Amount
2018	$198,617
2019	371,082
2020	384,070
2021	397,512
2022	411,425
Thereafter	1,322,708
$3,085,414

Note 14: Commitment and Contingencies

In the normal course of its business, the Company enters into various agreements which call for the potential future payment of royalties or “profit” participations associated with its individual properties. These profit participations can be for the use of third party intellectual property, such as the case with Stan Lee and the Mighty 7 and Llama Llama among others, in which the Company is obligated to share net profits with the underlying rights holders on a certain basis as defined in the respective agreements.

In addition, in the normal course of its business, the Company enters into agreements with various service providers such as animation studios, post-production studios, writers, directors, musicians or other creative talent. Pursuant to these agreements, the Company is obligated to share with these service providers a portion of the net profits of the properties on which they have rendered services, as defined in each respective agreement.

Note 15: Related Party Transactions

On April 21, 2016, the Company entered into a merchandising and licensing agreement with Andy Heyward Animation Art (“AHAA”), whose principal is Andy Heyward, the Company’s Chief Executive Officer. The Company entered into a customary merchandise license agreement with AHAA for the use of characters and logos related to Warren Buffett’s Secret Millionaires Club and Stan Lee’s Mighty 7 in connection with certain products to be sold by AHAA. The terms and conditions of such license are customary within the industry, and the Company earns an arm-length industry standard royalty on all sales made by AHAA utilizing the licensed content. No amounts were earned during the three months ended March 31, 2018, under this agreement.

On July 25, 2016, the Company entered into a consulting agreement with Foothill Entertainment, Inc. (“Foothill”), an entity whose Chairman is Gregory Payne, our corporate secretary. The Company has engaged Foothill Entertainment, Inc. for a term of six months to assist in the distribution and commercial exploitation of its audiovisual content as well as for the preparation and attendance on behalf of the Company at the MIPJR and MIPCOM markets in Cannes. Foothill receives $12,500 per month for these services. This agreement was extended on a month to month basis through and terminated on January 31, 2018. As of March 31, 2018, Foothill owed the Company $17,784 that Foothill collected on the Company’s behalf for a content license. Greg Payne owed the Company $2,939 for expenses. These amounts were repaid on April 30, 2018.

On October 1, 2016, Llama Productions LLC entered into an animation production services agreement with Mr. Heyward for services as a producer for which he is to receive $186,000 through the course of production of the Company’s animated series Llama Llama. From October 1, 2016 through December 31, 2017, Mr. Heyward has been paid $186,000. No amounts were paid during the three months ended March 31, 2018 under this agreement.

Note 16: Subsequent Events

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred from March 31, 2018 through the date of issuance of these financial statements. During this period, we did not have any significant subsequent events, except as disclosed below:

•	On May 14, 2018 the Company issued 277,508 shares of common stock valued at $2.81 per share to a vendor for production services rendered.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the common stock being registered. All amounts are estimates except the SEC registration fee.

Amount to be paid ($)
SEC registration fee	$800.04
Printing expense	2,000.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	9,000.00
Miscellaneous Fees	3,199.96
Total	$40,000.00

Item 14. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

II-1

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Our bylaws provide that our company shall indemnify each director, officer, and employee of our company, (i) against all the expenses (including attorneys’ fees, court costs and expert witness fees), judgments, decrees and fines actually paid in settlement in connection with any action, suit or proceeding, provided that the Board shall first have determined, in its sole judgment, that the person acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the company. Our bylaws also provide that our company may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending proceeding civil action, suit or proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the bylaws.

Item 15. Recent Sales of Unregistered Securities

On April 1, 2015, the Company issued 10,000 shares of the Company’s common stock as a conversion of 60 shares of Series A Convertible Preferred Stock at a conversion price of $6.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On April 30, 2015, the Company issued 41,667 shares of the Company’s common stock as a conversion of 250 shares of Series A Convertible Preferred Stock at a conversion price of $6.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On October 29, 2015, the Company entered into securities purchase agreements (the “October 2015 Purchase Agreements”) with certain accredited investors (the “October 2015 Investors”) pursuant to which the Company sold an aggregate of 1,443,334 shares of its common stock and warrants (the “October 2015 Warrants”) to purchase up to an aggregate of 1,443,334 shares of common stock for a purchase price of $3.00 per share (the “October 2015 Private Placement”) and gross proceeds to the Company of $4,330,000. The closing of the October 2015 Private Placement was subject to certain customary closing conditions and occurred on November 3, 2015. The October 2015 Warrants are exercisable into shares of common stock for a period of five (5) years from issuance at an initial exercise price of $3.30 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in the October 2015 Private Placement in consideration for which the Company paid Chardan received a cash fee of $300,000 and issued to Chardan a five-year warrant to purchase up to 141,667 shares of common stock (the “Placement Agent Warrants”) at an initial exercise price of $3.60 per share. The terms of the Placement Agent Warrant are identical to the October 2015 Warrants issued to the October 2015 Investors in the October 2015 Private Placement except with respect to the exercise price thereof.

On December 15, 2015, the Company issued 133,334 shares of common stock issued as a conversion of 400 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On January 27, 2016, the Company issued 20,000 shares of the Company’s common stock as a conversion of 60 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On March 1, 2016, the Company issued 8,334 shares of the Company’s common stock as a conversion of 25 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On March 12, 2016, the Company issued 10,000 shares of the Company’s common stock valued at $2.40 per share as part of a settlement agreement with an entity that had provided music production services to the Company. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On April 15, 2016, the Company issued 25,000 shares of the Company’s Common Stock pursuant to the conversion of 75 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

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On April 25, 2016, the Company issued 16,667 shares of the Company’s Common Stock pursuant to the conversion of 50 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On May 4, 2016, we issued to our Chief Executive Officer, Andrew Heyward, 79,561 shares of common stock valued at $5.16 per share, the day’s closing stock price, in satisfaction of short term cash advances totaling $410,535. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On May 5, 2016, the Company issued 41,667 shares of the Company’s Common Stock pursuant to the conversion of 125 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On June 1, 2016, the Company issued 16,667 shares of common stock for the exercise of 16,667 warrants each with an exercise price of $3.30 for total cash proceeds of $55,000. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On June 17, 2016, the Company issued 8,334 shares of common stock for the exercise of 8,334 warrants each with an exercise price of $3.30 for total cash proceeds of $27,500. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On July 5, 2016, the Company issued 5,000 shares of common stock for the exercise of 5,000 warrants each with an exercise price of $3.30 for total cash proceeds of $16,500. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On July 19, 2016, the Company issued 2,500 shares of common stock valued at $6.00 per share, the day’s closing stock price, to a vendor for services rendered. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On July 22, 2016, the Company issued 3,334 shares of common stock for the exercise of 3,334 warrants each with an exercise price of $3.30 for total cash proceeds of $11,000. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On December 19, 2016, the Company issued 20,000 shares of the Company’s Common Stock pursuant to the conversion of 60 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On January 10, 2017, the Company entered into an amendment of its home entertainment distribution agreement with Sony Pictures Home Entertainment Inc. (“SPHE”) pursuant to which, among other things, SPHE agreed to pay $1,489,583 which was owed and payable by the Company to SPHE’s sister company Sony DADC US Inc. for certain disk manufacturing and replication services. In connection with such transaction, the Company issued SPHE 301,231 shares of its Common Stock at $4.945 per share, SPHE’s exclusive territory for exercising its home entertainment distribution rights under the Distribution Agreement was extended from the United States and Canada to worldwide, and the amount of advances subject to recoupment by SPHE out of royalty payments that would otherwise be due to the Company under the Distribution Agreement was increased by the amount of the payment to Sony DADC US Inc. In connection with the above issuance of our shares, the Company entered into a subscription agreement with SPHE, effective as of January 17, 2017.

On January 13, 2017, the Company issued 20,000 shares of the Company’s Common Stock pursuant to the conversion of 60 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On January 17, 2017, the Company issued 10,112 shares of our Common Stock valued at $4.945 per share to a consultant for services rendered. The securities referenced above were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On January 23, 2017, the Company issued 80,000 shares of the Company’s Common Stock pursuant to the conversion of 240 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

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On February 9, 2017, the Company entered into a private transaction pursuant to a Warrant Exercise Agreement (the “Agreement”) with certain holders of the Company’s existing warrants (the “Original Warrants”). The Original Warrants were originally issued on November 3, 2015, to purchase an aggregate of 1,443,334 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $3.30 per share and were to expire on November 3, 2020. Pursuant to the Agreement, the holders of the Original Warrants exercised their Original Warrants in full and the Company issued to each such holder new warrants, with the new warrants being identical to the Original Warrants except that the termination date of such new warrants is February 10, 2022 (the “Reload Warrants”). In addition, the Company also issued to the holders another new warrant, identical to the Original Warrant except that the exercise price of such warrant is $5.30, such warrant became exercisable on August 10, 2017 (the “Market Price Warrants” and together with the Reload Warrants, the “New Warrants”). The New Warrants were not registered under the Securities Act of 1933, as amended (the Securities Act), or state securities laws. The New Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

On February 9, 2017, the Company issued 50,000 shares of the Company’s Common Stock pursuant to the conversion of 150 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On March 14, 2017, the Company issued 8,410 shares of Common Stock valued at $5.95 per share to a consultant for services rendered. The securities referenced above were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On April 13, 2017, the Company issued 35,000 shares of the Company’s Common Stock pursuant to the conversion of 105 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On April 26, 2017, the Company issued 70,000 shares of the Company’s Common Stock pursuant to the conversion of 210 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On April 28, 2017, the Company issued 70,000 shares of the Company’s Common Stock pursuant to the conversion of 210 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On May 9, 2017, the Company issued 70,000 shares of the Company’s Common Stock pursuant to the conversion of 210 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On August 1, 2017, the Company issued 35,000 shares of the Company’s Common Stock pursuant to the conversion of 105 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On August 1, 2017, the Company issued 6,012 shares of Common Stock valued at $4.99 per share to a consultant for services rendered. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On October 3, 2017, the Company issued warrants to purchase 1,647,691 shares of Common Stock. The issuance and sale of these warrants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. They are being registered for resale by the selling security holders pursuant to this Registration Statement.

On November 1, 2017, the Company issued 25,000 shares of the Company’s Common Stock pursuant to the conversion of 75 shares of Series A Convertible Preferred Stock at a conversion price of $3.00. These securities were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

On January 8, 2018, the Company entered into a Securities Purchase Agreement with certain accredited investors pursuant to which the Company sold approximately $1,800,000 of common stock and warrants to such investors (the “January 2018 Private Placement”). The Company issued and sold warrants to purchase 592,000 shares of Common Stock at an exercise price of $3.00 per share. In addition, the Company issued to Chardan Capital Markets, LLC, as placement agent, warrants to purchase 93,000 shares of common stock at an exercise price of $3.00 per share. The January 2018 Private Placement is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act and Regulation D under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

See Exhibit Index following the signature page to this Registration Statement.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registation Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on June 19, 2018.

GENIUS BRANDS INTERNATIONAL, INC.

By: /s/ Andy Heyward
Andy Heyward
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andy Heyward	Chairman and Chief Executive Officer	June 19, 2018
Andy Heyward	(Principal Executive Officer)

/s/ Robert Denton	Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2018
Robert Denton

*	Director	June 19, 2018
Bernard Cahill

*	Director	June 19, 2018
Joseph “Gray” Davis

*	Director	June 19, 2018
P. Clark Hallren

*	Director	June 19, 2018
Anthony Thomopoulos

*	Director	June 19, 2018
Margaret Loesch

*	Director	June 19, 2018
Lynne Segall

*	Director	June 19, 2018
Amy Moynihan Heyward

*By: /s/ Andy Heyward

Andy Heyward

Attorney-in-Fact

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EXHIBIT INDEX

The exhibits listed below are filed as part of or incorporated by reference into this Registration Statement on Form S-1. Where certain exhibits are incorporated by reference from a previous filing, the exhibit numbers and previous filings are identified in parentheses. Where certain exhibits are incorporated by reference from a previous filing, the exhibit numbers and previous filings are identified in parentheses.

Exhibit No.	Identification of Exhibit
1.1	Engagement Letter dated as of October 2, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2017
2.1	Agreement and Plan of Reorganization between Genius Brands International, Inc., A Squared Entertainment LLC, A Squared Holdings LLC and A2E Acquisition LLC dated November 15, 2013 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
3.1	Articles of Incorporation (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 2, 2018)
3.2	Bylaws (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 2, 2018)
4.1	Form of Stock Certificate (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.2	Form of Warrant (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.3	Form of Placement Agent Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014)
4.4	Form of Warrant (November 2015) (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2015)
4.5	Form of Subordinated Indenture (Incorporated by reference from Registration Statement on Form S-3 filed with the SEC on November 25, 2016)
4.6	Form of Reload Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2017)
4.7	Form of Market Price Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2017)
4.8	Form of Investor Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2017)
4.9	Form of Investor Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2018)
5.1**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1†	Employment Agreement between Genius Brands International, Inc. and Klaus Moeller dated October 29, 2013 (Incorporated by reference from Registration Statement on Form 8-K filed with the SEC on October 31, 2013)
10.2†	2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.3†	First Amendment to 2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.4†	Second Amendment to 2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)

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10.5†	Form of Stock Option Grant Notice (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.6	Form of Registration Rights Agreement between Genius Brands International, Inc. and the Investors signatory thereto (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.7†	Employment Agreement dated November 15, 2013 between Genius Brands International, Inc. and Andrew Heyward (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.8†	Employment Agreement dated November 15, 2013 between Genius Brands International, Inc. and Amy Moynihan Heyward (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.10	Engagement Letter dated November 15, 2013 between Genius Brands International, Inc. and ROAR LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.11	Form of Securities Purchase Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014)
10.12	Form of Registration Rights Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014)
10.13†	Genius Brands International, Inc. 2015 Incentive Plan, as amended (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2017)
10.14	Memorandum Regarding Services dated November 1, 2015 between Genius Brands International, Inc. and Michael D. Handelman (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2015)
10.15	Form of Securities Purchase Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2015)
10.16	Form of Registration Rights Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2015)
10.17	Loan and Security Agreement dated August 5, 2016 between Genius Brands International, Inc. and Llama Productions LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2016)
10.18	Subscription Agreement dated January 17, 2017 between Genius Brands International, Inc. and Sony DADC USA, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2017)
10.19	Form of Warrant Exercise Agreement dated February 9, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2017)
10.20	Securities Purchase Agreement dated October 3, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2017)
10.21	Securities Purchase Agreement dated January 8, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2018)
10.22†	Employment Agreement dated April 18, 2018 between Genius Brands International, Inc. and Robert Denton (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2018)
21.1	List of Subsidiaries (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 2, 2018)
23.1*	Consent of Squar Milner LLP, independent registered public accounting firm for the Company
23.3**	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
24.1**	Power of Attorney
101.1	The following financial information from the Genius Brands International, Inc. Annual Report on Form 10-K for the year ended December 31, 2017 formatted in XBRL; (i) Consolidated Balance Sheets, December 31, 2017 and December 31, 2016; (ii) Consolidated Statements of Operations, Years Ended December 31, 2017 and 2016; (iii) Consolidated Statements of Comprehensive Income (Loss), Years Ended December 31, 2017 and 2016; (iv) Consolidated Statements of Cash Flows, Years Ended December 31, 2017 and 2016; and (v) Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2017 and 2016; and (vi) Notes to Consolidated Financial Statements (incorporated by reference herein to the exhibits to the Company's 2017 Annual Report on Form 10-K filed April 2, 2018 (File No. 001-37950)).

___________
* Filed herewith
** Previously filed.

† Management contract or compensatory plan or arrangement.

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